SCHEDULE 14A (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MILACRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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                    , 2004

Dear Fellow Shareholders,

      Over the past three years, Milacron has taken many difficult but necessary actions to survive the deepest and longest recession in the history of the plastics industry. Most recently, we negotiated two refinancing agreements to meet $200 million in debt obligations maturing in March. Successful implementation of these transactions, however, requires shareholder approval of several proposals. I strongly urge you, therefore, to vote FOR Proposals 1(a), 1(b), 1(c) and 2, which are necessary to complete our refinancing and to ensure the company’s future success.

      Milacron’s board of directors is unanimously in favor of each of these proposals. Proposals 1(a), 1(b) and 1(c) include approval of amendments to our certificate of incorporation to increase the authorized amount of common stock and facilitate the issuance of a new series of convertible preferred stock. Proposal 2 approves the issuance of the new series of convertible preferred stock as well as contingent warrants and common stock.

      After considering a number of alternatives, I am convinced that this refinancing represents the best available solution for Milacron and our shareholders, creditors, customers, suppliers, distributors and employees. It is a solution that gives us the financial foundation and flexibility we need to prosper and grow in the years ahead.

      Please be aware that failure to approve the refinancing proposals would result in material adverse consequences to Milacron. We would be in default under certain financial agreements, with insufficient cash to meet our obligations, and our ability to borrow money would be greatly restricted, which would cause severe liquidity problems.

      In contrast, once our new refinancing has been approved, I believe Milacron’s future is bright. Having restructured our operations from top to bottom and having significantly reduced our cost structure, we are now a very lean, efficient company. We have highly competitive, technologically advanced products, leadership positions in most of our markets, and the best people in the industry. In short, Milacron is very well positioned to participate fully in the recovery now underway in the manufacturing sector of the economy, both in North America and around the world.

      As explained in the enclosed materials, Milacron’s 2004 annual meeting of shareholders has been scheduled for 11:00 a.m. E.D.T., June 9, at Reakirt Auditorium in the Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203. I invite you all to attend.

      In closing, I would like to reiterate that the refinancing proposals are of vital importance to Milacron’s future, so please vote FOR Proposals 1(a), 1(b), 1(c) and 2. I would also strongly recommend voting FOR Proposal 3, the election of director nominees, and FOR Proposal 4, which provides competitive long-term incentives to many of our key employees.

      Thank you for your continued support of Milacron.

Sincerely yours,

Ronald D. Brown
Chairman, President and
Chief Executive Officer

Your vote is extremely important. Please submit your proxy by telephone or internet as described on your proxy card or sign, date and mail your proxy card in the envelope provided. If you have any questions or need further assistance in submitting your proxy, please contact the firm assisting us in the solicitation of proxies:

Call (877) 825-8631 (toll-free) or banks and brokers call (212) 750-5833 (collect).

The forward-looking statements in the letter to shareholders by their nature involve risks and uncertainties that could significantly impact the Company’s operations, markets, products and expected results. For further information, please refer to the Cautionary Statement included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, on file with the Securities and Exchange Commission.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

To be held June 9, 2004

       The Annual Meeting of the Shareholders of Milacron Inc., a Delaware corporation (the “Company”), will be held at Reakirt Auditorium in the Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio 45203, on Wednesday, June 9, 2004, at 11 A.M. E.D.T., for the following purposes:

1.	To approve amendments to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to:

a.	Increase the amount of authorized common stock of the Company, decrease the par value of the common stock and the serial preference stock and delete the requirement that all shares of any series of serial preference stock be identical in all respects;

b.	Allow a new series of the Company’s serial preference stock (the “Series B Preferred Stock”) to be senior to the Company’s 4% Cumulative Preferred Stock in right of dividends and payment upon liquidation and exempt the Series B Preferred Stock from the Net Asset Test (as defined in this Proxy Statement); and

c.	Exempt the new Series B Preferred Stock from the Net Asset Test even if shareholders do not approve allowing the Series B Preferred Stock to be senior to the Company’s 4% Cumulative Preferred Stock in right of dividends and payment upon liquidation;

2.	To approve the issuance of the new Series B Preferred Stock, the Contingent Warrants (as defined in this Proxy Statement) and common stock in conjunction with a Rights Offering (as defined in this Proxy Statement);

3.	To elect three directors to the Company’s Board of Directors;

4.	To approve a proposed 2004 Long-Term Incentive Plan;

5.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 2004;

6.	To vote on one proposal submitted by shareholder Stephen A. Sawzin; and

7.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

      The Company’s Board of Directors has fixed the close of business on April 15, 2004, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the meeting. Please mark, sign and date the enclosed proxy card and return it promptly in the accompanying envelope. If you are a shareholder of record (your shares are in your name), then you also may submit your proxy via the telephone by accessing the toll-free number indicated on your proxy card or via the internet by accessing the worldwide website indicated on your proxy card. If you attend the meeting, then you may revoke your proxy and vote your shares in person. Your attention is directed to the enclosed Proxy Statement.

By order of the Board of Directors,

Hugh C. O’Donnell
Vice President, General Counsel and Secretary

Cincinnati, Ohio,
April      , 2004

TABLE OF CONTENTS

INTRODUCTION	1
VOTING PROCEDURES	2
ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT	3
PROXY SOLICITATION	3

CHAPTER I — REFINANCING PROPOSALS
THE REFINANCING PROPOSALS	4
EFFECTIVENESS OF EACH OF PROPOSAL 1(a) AND PROPOSAL 2 IS CONDITIONED ON APPROVAL OF BOTH SUCH PROPOSALS	4
BACKGROUND ON THE REFINANCING TRANSACTIONS	4
RECOMMENDATION OF THE BOARD	6
FAIRNESS OPINION IN CONNECTION WITH THE REFINANCING TRANSACTIONS	6
REFINANCING PROPOSALS NOT VIEWED AS AN ANTI-TAKEOVER MECHANISM	9
IMPLEMENTATION OF THE REFINANCING PROPOSALS	10
PROPOSAL 1(a)	11
PROPOSAL 1(b)	14
PROPOSAL 1(c)	17
PROPOSAL 2	19

CHAPTER II — INFORMATION ABOUT THE MILACRON INC. ANNUAL MEETING AND OTHER PROPOSALS
ELECTION OF DIRECTORS	30
DIRECTORS AND DIRECTOR NOMINEES	31
GOVERNANCE OF THE COMPANY	34
PRINCIPAL HOLDERS OF VOTING SECURITIES	39
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	41
SUMMARY COMPENSATION TABLE	45
AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISCAL YEAR-END OPTION VALUES	47
PERFORMANCE GRAPH	47
REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE	48
REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	51
REPORT OF THE AUDIT COMMITTEE	52
APPROVAL OF 2004 LONG-TERM INCENTIVE PLAN	53
INDEPENDENT AUDITORS	62
SHAREHOLDER PROPOSAL	63
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	65
SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS	65
FINANCIAL STATEMENTS	65
OTHER MATTERS	65

EXHIBITS
EXHIBIT A: FAIRNESS OPINION	A-1
EXHIBIT B: COMPOSITE RESTATED CERTIFICATE OF INCORPORATION	B-1
EXHIBIT C: CERTIFICATE OF DESIGNATION	C-1
EXHIBIT D: AUDIT COMMITTEE CHARTER	D-1
EXHIBIT E: 2004 LONG-TERM INCENTIVE PLAN	E-1

MILACRON INC.

2090 Florence Avenue

Cincinnati, Ohio 45206

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 9, 2004

      This proxy statement (the “Proxy Statement”) and the accompanying form of proxy card are being mailed to shareholders beginning on or about April      , 2004, in connection with the solicitation by the Board of Directors (the “Board”) of Milacron Inc., a Delaware corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders to be held on June 9, 2004 (the “Annual Meeting”), and any adjournment or postponement thereof.

      The Board has fixed the close of business on April 15, 2004, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Shareholders of record of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), and of its 4% Cumulative Preferred Stock, par value $100 per share (“Existing Preferred Stock”), at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On the Record Date, there were outstanding 60,000 shares of Existing Preferred Stock and                      shares of Common Stock.

INTRODUCTION

      At the Annual Meeting, shareholders will consider and vote upon, among other matters, (i) a set of proposals in connection with the Company’s recent refinancing transactions (the “Refinancing Proposals”), including approval to increase the authorized amount of Common Stock and reduce its par value and approval of the issuance of a new series of the Company’s serial preference stock (“Serial Preference Stock”), (ii) the election of three directors to the Board, each for a three-year term, and (iii) approval of a new Long-Term Incentive Plan.

      The Refinancing Proposals are of vital importance to the Company’s future. Approval of the Refinancing Proposals will allow the Company to put in place a new capital structure, enabling the Company to realize its full potential as a leading global supplier of plastics-processing technologies and industrial fluids. Failure to approve the Refinancing Proposals would result in material adverse consequences to the Company, including a significant increase in the interest payable on $100 million of indebtedness, and would result in a default under in excess of $175 million of indebtedness of the Company. If this indebtedness goes into default and were then accelerated, other indebtedness of the Company would also go into default and would likely be accelerated and the Company would not have sufficient cash to pay these obligations. Such defaults would also prohibit the Company from borrowing under its revolving credit facility and cause severe liquidity problems for the Company.

      The Board recommends the approval of each of the Refinancing Proposals by the Company’s shareholders.

VOTING PROCEDURES

      All shares of Common Stock and Existing Preferred Stock represented at the Annual Meeting and any adjournment or postponement thereof by a proxy that has not been revoked will be voted at the Annual Meeting and any adjournment or postponement thereof. A shareholder who has given a proxy may revoke it at any time before it is voted (i) by voting in person at the meeting or any adjournment or postponement thereof, (ii) by giving a written notice of revocation to the Secretary of the Company at 2090 Florence Avenue, Cincinnati, Ohio 45206, or (iii) by giving a later dated proxy.

      If a choice has been specified by a shareholder on such shareholder’s proxy card with respect to any matter to be voted on at the Annual Meeting, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified, the shares will be voted FOR each of the Refinancing Proposals, FOR the election of the Board’s nominees, FOR approval of the 2004 Long-Term Incentive Plan, FOR ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2004, and AGAINST the proposal by shareholder Stephen Sawzin.

      If the affirmative votes cast on Proposals 1(a) and 2 are not sufficient to approve these proposals, then the Company intends to submit to the shareholders a motion to adjourn the Annual Meeting for the purpose of soliciting additional votes thereon. Any such adjournment will require the affirmative vote of a majority in voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. The named proxies intend to vote in favor of such adjournment, if proposed, provided that shares represented by proxies voted against either Proposal 1(a) or Proposal 2 will not be voted in favor of such adjournment.

      Each share of Existing Preferred Stock entitles the holder thereof to 24 votes and each share of Common Stock entitles the holder thereof to one vote.

      For purposes of exercising the pass through voting rights for participants in the Company’s employee benefit plans and related IRA rollover accounts, each participant having shares of Common Stock credited to his or her account will receive a voting direction card to be returned to the Trustee of the benefit plan with his or her voting instructions. The Trustee will vote plan shares that are not signed and returned (or otherwise voted) in the same proportion as shares that are voted with respect to each plan.

      The presence, in person or by proxy, at the Annual Meeting of holders of shares of Common Stock and Existing Preferred Stock entitled to exercise a majority of the total voting power of the Company’s outstanding stock shall constitute a quorum for all matters other than Proposals 1(a), 1(b) and 1(c). For purposes of voting on Proposal 1(a), the presence, in person or by proxy, at the Annual Meeting of (a) the holders of shares of Common Stock and Existing Preferred Stock entitled to exercise a majority of the total voting power of the Company’s outstanding stock and (b) the holders of shares of Common Stock entitled to exercise a majority of the total voting power of the outstanding shares of Common Stock, shall constitute a quorum. For purposes of voting on Proposals 1(b) and 1(c), the presence, in person or by proxy, at the Annual Meeting of (a) the holders of shares of Common Stock and Existing Preferred Stock entitled to exercise a majority of the total voting power of the Company’s outstanding stock and (b) the holders of shares of Existing Preferred Stock entitled to exercise two-thirds of the outstanding voting power of the outstanding shares of Existing Preferred Stock, shall constitute a quorum.

      Abstentions as well as broker non-votes will be counted toward the establishment of the quorum. Abstentions will have the same effect as a vote against any proposal other than the election of directors, as to which an abstention will have no effect. Broker non-votes will have no effect on approval of any proposal, other than the proposed amendments to the Certificate of Incorporation as to which broker non-votes will have the same effect as votes against such proposals.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

      The Notice of the Annual Meeting of Shareholders and this Proxy Statement and the Company’s 2003 Annual Report can be accessed via the Company’s Internet site at www.milacron.com. Shareholders of record and plan participants who would like to view future proxy materials and annual reports over the Internet instead of receiving copies in the mail should indicate the same by following the instructions on the enclosed proxy card. Those holding shares through a bank, broker, nominee, or other holder may also have the opportunity to receive future proxy statements and annual reports electronically and should read the information provided by that entity for instructions.

PROXY SOLICITATION

      Under applicable SEC regulations each member of the Board, certain officers and employees of the Company and certain other persons may be deemed to be “participants” in the Company’s solicitation of proxies in connection with the Annual Meeting. For information with respect to such participants, please refer to (i) the information set forth under the heading “Directors and Director Nominees,” and (ii) the information set forth under the heading “Share Ownership of Directors and Executive Officers.”

      Proxies may be solicited by mail, advertisement, telephone, via the Internet, in person, through public statements and press releases. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of Common Stock and Existing Preferred Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Costs related to the solicitations of proxies will be borne by the Company and include expenditures for printing, postage, legal, accounting, financial advisory, public relations, soliciting, advertising and related expenses. In addition, the Company has retained Innisfree M&A Incorporated (“Innisfree”) to provide solicitation and advisory services in connection with the solicitation of proxies for the Annual Meeting. Innisfree will receive a fee estimated at $35,000, plus reasonable out-of-pocket expenses. The agreement between the Company and Innisfree provides for customary indemnification by the Company of Innisfree and its directors, officers, employees and affiliates against certain liabilities and expenses related to its role in the solicitation.

CHAPTER I — REFINANCING PROPOSALS

The Refinancing Proposals

      In connection with the Refinancing Transactions described below, the Company is asking the shareholders to approve various amendments to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to:

•	Increase the amount of authorized Common Stock, decrease the par value of the Common Stock and the Serial Preference Stock and delete the requirement that all shares of any series of Serial Preference Stock be identical in all respects (“Proposal 1(a)”);

•	Allow a new Series of Serial Preference Stock, the Series B Preferred Stock, to be senior to the Existing Preferred Stock in right of dividends and payment upon liquidation and exempt the Series B Preferred Stock from the Net Asset Test (as defined in this Proxy Statement) (“Proposal 1(b)”); and

•	Exempt the Series B Preferred Stock from the Net Asset Test even if Proposal 1(b) is not approved by the Company’s shareholders so that the Company will not be restricted by the Net Asset Test from redeeming shares of Series B Preferred Stock or paying cash dividends thereon (“Proposal 1(c)”);

      The Company is also asking the shareholders to approve the issuance of the Series B Preferred Stock, the Contingent Warrants (as defined in this Proxy Statement) and Common Stock in conjunction with a Rights Offering (as defined in this Proxy Statement) (“Proposal 2”).

      Proposals 1(a), 1(b), 1(c), and 2 are collectively referred to as the “Refinancing Proposals.”

Effectiveness of each of Proposal 1(a) and Proposal 2 is conditioned on approval of both such proposals

      Neither Proposal 1(a) nor Proposal 2 will be effective if either Proposal 1(a) or Proposal 2 is not approved by the Company’s shareholders.

Background on the Refinancing Transactions

      During 2003 and the first part of 2004 the Company explored a number of alternatives for the refinancing of $115 million in aggregate principal amount of the Company’s 8 3/8% Notes due March 15, 2004 (the “US Notes”), €115 million in aggregate principal amount of Milacron Capital Holding B.V.’s 7 5/8% Guaranteed Bonds due April 6, 2005 (the “Euro Notes”) and the Company’s revolving credit facility and accounts receivable purchase program. The Board formed a Special Refinancing Committee on July 29, 2003 for the purpose of exploring refinancing solutions. Each of the Board and the Special Refinancing Committee met frequently in 2003 and the first part of 2004 with the Company’s senior management team and the Company’s legal and financial advisors to review various potential refinancing alternatives. Among the alternatives considered by the Company were:

•	potential capital markets transactions,

•	potential private equity sales,

•	potential sales of certain assets,

•	potential exchange offers with existing bondholders, and

•	potential asset-based loan transactions.

Many of the alternatives considered were ultimately determined to be unavailable to the Company on acceptable terms or were inadequate in addressing the Company’s short-term and long-term financing needs.

      The Board met on March 11, 2004 to consider several alternatives, including the Refinancing Transactions described below, for refinancing the US Notes, the Euro Notes and $84 million in amounts outstanding under the Company’s revolving credit facility maturing on March 15, 2004 and the Company’s accounts receivable purchase program terminating on March 12, 2004. At this meeting, the Board determined that the Refinancing Transactions represented the best available solution for the Company and its shareholders, creditors, employees, customers, suppliers and distributors because they offered the Company the best opportunity to:

•	preserve equity value for the Company’s existing shareholders,

•	address the March 15, 2004 maturity of the US Notes,

•	address the March 15, 2004 maturity of the Company’s revolving credit facility and the March 12, 2004 termination of the Company’s accounts receivable program,

•	provide the Company with greater flexibility to refinance the Euro Notes, and

•	provide the Company with liquidity to meet operating requirements.

      After approval thereof by the Board on March 11, 2004, on March 12, 2004 the Company entered into the following transactions (the “Refinancing Transactions”):

      The Company sold $100 million in aggregate principal amount of the Company’s new exchangeable debt securities pursuant to a note purchase agreement with Glencore Finance AG (“Glencore”) and Mizuho International plc (“Mizuho”) (as amended as of April 5, 2004, the “Note Purchase Agreement”; a copy of the Note Purchase Agreement was filed with the Securities and Exchange Commission on March 15, 2004 as an exhibit to the Company’s Annual Report for 2003 on Form 10-K and the amendment thereto dated as of April 5, 2004 was filed with the Securities and Exchange Commission on April 5, 2004 on Form 8-K). The proceeds from this transaction, together with existing cash balances, were used to repay the US Notes. The securities the Company issued were $30 million of 20% Secured Step-Up Series A Notes due 2007 (the “Series A Notes”) and $70 million of 20% Secured Step-Up Series B Notes due 2007 (the “Series B Notes”). The $30 million of Series A Notes are convertible into shares of Common Stock at a conversion price of $2.00 per share and initially bear a combination of cash and pay-in-kind interest at a total rate of 20% per annum. The $70 million of Series B Notes initially bear a combination of cash and pay-in-kind interest at a total rate of 20% per annum. The Series A Notes (and/or Common Stock into which such Series A Notes have been converted) and the Series B Notes are exchangeable for the Series B Preferred Stock.

      If the Company’s shareholders approve both Proposal 1(a) and Proposal 2 (as each is described in this Proxy Statement), the interest rate applicable to both the Series A Notes and the Series B Notes will be retroactively reset from 20% to 6% per annum from the date of issuance, payable in cash. Following receipt of such shareholder approval, as soon as a condition requiring a refinancing of, or the deposit into escrow of proceeds from a financing to repay or retire, the Euro Notes is satisfied or waived by the holders of a majority of each of the Series A Notes and the Series B Notes (such condition, the “Euro Note Refinancing Condition”), all Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and Series B Notes will be exchanged for shares of Series B Preferred Stock. If such shareholder approval is not obtained on or before July 29, 2004, the Series A Notes and Series B Notes will be in default and will remain outstanding until March 15, 2007 with an initial interest rate of 20% from the date of issuance, increasing to 24% over time, and, unless such exchange is prohibited by the terms of the Certificate of Incorporation, any Common Stock into which any Series A Notes had previously been converted will be exchanged for shares of another series of the Company’s currently authorized, but unissued, Serial Preference Stock (the “Series C Preferred Stock”) with a 24% cumulative dividend rate.

      Following exchange of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes for Series B Preferred Stock, the holders of the Series B Preferred Stock would collectively own approximately between 40% and 60% of the Company’s fully diluted equity (on an as-converted basis), depending on whether the Company exercises an option to redeem a portion of the Series B Preferred Stock with the proceeds from a rights offering to its existing shareholders (a “Rights Offering”). After seven years, the Series B Preferred Stock would automatically be converted into Common Stock at a conversion price of $2.00 per share but may be converted prior to that time at the option of the holders. The conversion price would be subject to reset to $1.75 per share at the end of the second quarter of 2005 if a test based on the Company’s financial performance for 2004 is not satisfied. In addition, as part of the transaction the Company has agreed to issue to holders of the Series B Preferred Stock contingent warrants (the “Contingent Warrants”) to purchase an aggregate of one million shares of Common Stock, subject to receiving shareholder approval thereof and to increase the authorized Common Stock, which Contingent Warrants will be exercisable only if a test based on the Company’s financial performance for 2005 is not satisfied. Assuming that the Company does not conduct a Rights Offering, and both the conversion price of the Series B Preferred Stock is reset to $1.75 and all Contingent Warrants are exercised, the holders of the Series B Preferred Stock would own approximately 62.5% of the Company’s fully diluted equity (on an as-converted basis).

      If the Company elects to conduct a Rights Offering, each holder of Common Stock (other than any Common Stock received upon conversion of Series B Preferred Stock) will be issued the right to subscribe for 0.452 newly issued shares of Common Stock per share of Common Stock held by such holder at a purchase price of $2.00 per share, which is equal to the initial conversion price of the Series B Preferred Stock. By conducting a Rights Offering the dilutive effect of the Refinancing Transactions to existing shareholders would be reduced, especially if the Company exercises its option under the Series B Preferred Stock to redeem up to 150,000 shares of Series B Preferred Stock with the proceeds of a Rights Offering. The Company’s ability to redeem Series B Preferred Stock with the proceeds of a Rights Offering would be limited by the Certificate of Incorporation if Proposal 1(b) and/or Proposal 1(c) are not approved by the Company’s shareholders.

      The Company also reached a separate agreement with Credit Suisse First Boston (as amended and restated as of March 31, 2004, the “Financing Agreement”) for a $140 million credit facility having a term of approximately one year. At close, extensions of credit under the facility in an aggregate amount of $84 million were utilized to repay and terminate the Company’s existing revolving credit facility and its existing receivables purchase program.

Recommendation of the Board

      At a meeting on April 1, 2004, after due consideration, the Board unanimously adopted resolutions declaring the Refinancing Proposals advisable, directing that the Refinancing Proposals be submitted to a vote at the Annual Meeting and recommending the approval of each of the Refinancing Proposals by the Company’s shareholders.

Fairness opinion in connection with the Refinancing Transactions

      Valuation Research Corporation (“VRC”) delivered a written opinion dated March 11, 2004 and a supplemental letter related to such opinion dated March 12, 2004 (together, the “Fairness Opinion”) to the Company’s Board as to the fairness, from a financial point of view, of the Refinancing Transactions to the Company’s shareholders.

      The terms of the Refinancing Transactions were determined through arms-length negotiations between the Company, Mizuho, Glencore and Credit Suisse First Boston and their affiliates, representatives, and advisors and the decision to approve the Refinancing Transactions was solely that of the Board. VRC’s analysis and opinion were only one of many factors considered by the Board in approving the Refinancing Transactions and recommending that the Company’s shareholders approve certain aspects of the Refinancing Transactions.

      VRC was not involved in the structuring, documentation or negotiation of the Refinancing Transactions and has not, other than through its evaluation of the Refinancing Transactions and delivery of the Fairness Opinion and a capital surplus opinion to the Board, provided any financial advisory or investment banking services to or for the Company, Mizuho or Glencore or any of their affiliates related to or in connection with the Refinancing Transactions.

      The full text of the Fairness Opinion is set forth in Exhibit A attached to this Proxy Statement and is incorporated herein by reference. The summary of the Fairness Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the Fairness Opinion in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by VRC.

Analyses completed by VRC

      In connection with rendering its opinion to the Board, VRC performed a variety of financial and comparative analyses, certain of which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by VRC in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

      The following is a brief summary of the material financial analyses performed by VRC and reviewed with the Board in connection with its opinion regarding the fairness of the proposed Refinancing Transactions. VRC believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying VRC’s analyses and opinion. None of the analyses performed by VRC was assigned greater significance or reliance by VRC than any other. VRC arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. VRC did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

Guideline Companies Analysis

      VRC compared selected publicly-available historical and projected stock market data and financial results for the Company to the corresponding data of the following companies (the “Guideline Companies”):

Husky Injection Molding Systems Ltd.
Crompton Corporation
Graco Incorporated
IDEX Corporation
Mueller Industries, Inc.
Barnes Group Inc.
Gardner Denver, Inc.
Stewart & Stevenson Services, Inc.
Illinois Tool Works

      Such data included, but was not limited to, enterprise value multiples based on operating earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the latest-twelve-month (“LTM”), current fiscal year (“CFY”) and next fiscal year (“NFY”) periods. Enterprise value is defined as market value of common equity, plus preferred stock, minority interest, and total debt less cash and cash equivalents. LTM EBITDA is based on amounts reported for the most recent LTM period. CFY and NFY EBITDA represent consensus estimates as published by I/B/E/S and such estimates may or may not prove to be accurate. EBITDA multiples for the Guideline Companies were based on closing stock prices as of March 10, 2004. EBITDA multiples observed for the Guideline Companies ranged from 7.1x to 13.0x LTM EBITDA, 4.2x to 10.9x CFY EBITDA and 4.6x to 9.8x NFY EBITDA.

      Based on the range of EBITDA multiples observed for the Guideline Companies, VRC made certain judgments that it deemed appropriate and calculated a range of enterprise value indications for the Company and then made adjustments to the calculated range of enterprise value indications to reflect the cash, debt and shares of the Company in order to arrive at per share equity value indications ranging from $1.54 per share to $3.17 per share. VRC noted that the per share equity value of $2.00 implied in the Refinancing Transactions fell within the range of equity value indications calculated by VRC under the Guideline Companies Analysis.

      None of the Guideline Companies are identical or directly comparable to the Company. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the subject companies.

Guideline Mergers and Acquisitions (“M&A”) Analysis (the “Guideline M&A”)

      VRC also compared selected publicly-available historical stock market data and financial results for the Company to the corresponding data of the acquired companies in the following M&A transactions:

Buyer	Target

Kohlberg Kravis & Roberts	Siemens-7 businesses (Mannesmann)
Siemens AG	Netstal Maschinen AG
EMESTA-Holding AG	Netstal Maschinen AG
Milacron Inc.	EOC Normlalien-Mold bases
Tetra Laval SA	Sidel SA
SIG Holding AG	Krupp Kunststofftechnik GmbH
SMS AG	Milacron-Plastics Extrusion
Investor Group	Negri Bossl SpA
Madison Capital Partners	Beringer, Brown Machine, EPCO
Cincinnati Milacron Inc.	Uniloy Plastics Machinery Business (Johnson Controls Inc.)
TI Group PLC	EIS Group PLC
Investor	Netstal Maschinen AG
Cincinnati Milacron Inc.	Fairchild (DME business)
Mannesmann Demag (Mannesmann)	Van Dorn-Plastic Molding Bus
General Electric Co.	Osmonics Inc.
General Bearing Corp.	World Machinery Co.
Private Group Led by Management	Gleason Corp.
Goldman Industrial Group	Bridgeport Machines Inc.

      Such data included, but was not limited to, enterprise value multiples of EBITDA for the most recent LTM period prior to the merger or acquisition date. The range of multiples for these transactions ranged from 4.1x to 19.5x LTM EBITDA.

      Based on the range of EBITDA multiples observed for the acquired companies in the Guideline M&A, VRC made certain judgments that it deemed appropriate and calculated a range of enterprise value indications for the Company and then made adjustments to the calculated range of enterprise value indications to reflect the cash, debt and shares of the Company in order to arrive at per share equity value indications ranging from $0.36 per share to $3.03 per share. VRC noted that the per share equity value of $2.00 implied in the Refinancing Transactions fell within the range of equity value indications calculated by VRC under the Guideline M&A Analysis.

      None of the acquired companies in the Guideline M&A are identical or directly comparable to the Company and no transaction used in the Guideline M&A is either identical or directly comparable to the Refinancing Transactions. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the subject companies.

Discounted Cash Flow (“DCF”) Analysis

      VRC performed a DCF analysis on the projected cash flows of the Company for fiscal years 2004 through 2008 based on internal estimates provided by management. The DCF analysis of the Company was determined by adding the present value of projected unleveraged free cash flows over the forecast period and the present value of the estimated terminal value of the Company beyond year 2008. The estimated terminal value was calculated based on a perpetuity formula assuming terminal growth rates ranging from 2.0% to 4.0%. The unleveraged free cash flows and terminal values of the Company were discounted to present value using discount rates ranging from 14% to 16%. The DCF analysis resulted in a range of enterprise value indications for the Company. VRC made certain adjustments to the range of enterprise value indications to reflect the cash, debt and shares of the Company to arrive at per share equity value indications ranging from $1.53 per share to $4.80 per share. VRC noted that the per share equity value of $2.00 implied in the Refinancing Transactions fell within the range of equity value indications derived by VRC under the DCF Analysis.

      VRC believes that its analysis in the summary set forth above must be considered as a whole. Selecting portions of this analysis, without considering all of the analysis, would create an incomplete view of the process underlying VRC’s opinion. In performing its analysis, VRC made numerous assumptions with respect to general economic, industry market and financial conditions and other matters, many of which are beyond the control of the Company. The analysis performed by VRC is not necessarily indicative of actual values or actual future results, both of which may be significantly more or less favorable than suggested by the analysis.

Payment to VRC for its services

      Under the terms of its engagement, the Company agreed to pay VRC a fixed fee of $350,000 for its services in connection with the Refinancing Transactions, including rendering the Fairness Opinion. VRC was paid an additional fixed fee of $150,000 in connection with providing a capital surplus opinion. In addition, the Company agreed to reimburse VRC for its reasonable expenses incurred and to indemnify VRC and related parties against certain liabilities relating to, or arising out of, its engagement, including liabilities under federal securities laws.

Refinancing Proposals not viewed as an anti-takeover mechanism

      Although Proposal 1(a), which includes an increase of authorized Common Stock, may be construed as having an anti-takeover effect because authorized and unissued stock could be issued for the purpose of discouraging an attempt by another person to take control of the Company, neither the management of the Company nor the Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by the Company to recommend a series of anti-takeover amendments to the Certificate of Incorporation and the Company does not currently contemplate recommending the adoption of other amendments to its Certificate of Incorporation that could be construed to affect the ability of the third parties to take over or change control of the Company. The terms of the Series B Preferred Stock initially give approximately 40-60% of the voting power of the Company to the holders of the Series B Preferred Stock, of which Mizuho and Glencore will each initially own a substantial amount. The presence of a controlling group such as Mizuho and Glencore could make it more difficult or discourage a proxy contest for assumption of control of the Company. In addition, the holders of the Series B Preferred Stock will have the right to board representation, which could further strengthen their control of the Company and discourage a proxy contest for control.

Implementation of the Refinancing Proposals

      If the Company’s shareholders approve Proposals 1(a), 1(b) and 2, the Company will cause a certificate of amendment to the Certificate of Incorporation including all the amendments described in this Proxy Statement to be filed with the Secretary of State of the State of Delaware. The changes effected by such amendments are reflected in the composite restated certificate of incorporation attached to this Proxy Statement as Exhibit B and incorporated herein (which is marked to reflect the amendments described in this Proxy Statement).

      If the Company’s shareholders approve Proposals 1(a) and 2 but not Proposals 1(b) and 1(c), the Company will cause a certificate of amendment including the approved amendments to be filed with the Secretary of State of the State of Delaware. The changes effected by such amendments are reflected in the composite restated certificate of incorporation attached hereto as Exhibit B excluding the changes to Section A of Article FOURTH.

      If the Company’s shareholders approve Proposals 1(a), 1(c) and 2 but not Proposal 1(b), the Company will cause a certificate of amendment including the approved amendments to be filed with the Secretary of State of the State of Delaware. The changes effected by such amendments are reflected in the composite restated certificate of incorporation attached hereto as Exhibit B excluding, except for the change to exempt the Series B Preferred Stock from the Net Asset Test, the changes to Section A of Article FOURTH.

      If the Company’s shareholders approve Proposals 1(a) and 2, whether or not Proposals 1(b) and/or 1(c) are approved, the Company plans to issue the Series B Preferred Stock and the Contingent Warrants if the Euro Note Refinancing Condition is satisfied or waived, and will be able to issue Common Stock in a Rights Offering.

      If the Company’s shareholders do not approve Proposals 1(a) and 2, whether or not Proposals 1(b) and/or 1(c) are approved, the Company may abandon Proposals 1(b) and/or 1(c) and will not be able to issue the Series B Preferred Stock, the Contingent Warrants, or Common Stock pursuant to a Rights Offering.

PROPOSAL 1(a)

The Proposal

      You are being asked to approve amendments to the Certificate of Incorporation (i) to increase the authorized amount of Common Stock to 165,000,000 shares, (ii) to decrease the par value of the Common Stock and the Serial Preference Stock to $.01 per share and (iii) to delete a requirement in the Certificate of Incorporation that all shares of any series of Serial Preference Stock be identical in all respects. The changes to the Certificate of Incorporation effected by these amendments are found in the first paragraph and in Section B of Article FOURTH of the composite restated certificate of incorporation attached hereto as Exhibit B.

Why you should vote for Proposal 1(a)

Increase of the authorized amount of Common Stock to 165,000,000 shares

      The additional authorized Common Stock is needed for several purposes including:

•	issuances of Common Stock upon conversion of the Series B Preferred Stock;

•	reservation of Common Stock for issuance upon exercise of the Contingent Warrants;

•	issuances of Common Stock in connection with a Rights Offering;

•	issuances of Common Stock in connection with employee stock option plans; and

•	issuances of Common Stock in connection with other needs of the Company.

      As of March 25, 2004, there were 34,831,591 outstanding and 50,000,000 authorized shares of Common Stock. If issued, the Series B Preferred Stock will initially be convertible into 50,000,000 shares of Common Stock. Assuming the possible reset of the conversion price from $2.00 per share to $1.75 per share, payment of dividends on the Series B Preferred Stock for seven years in additional shares of Series B Preferred Stock and payment of final accrued dividends on the Series B Preferred Stock in Common Stock, the maximum aggregate number of shares of Common Stock that would be needed by the end of 2011 for conversion of the Series B Preferred Stock and payment of accrued and unpaid dividends on the Series B Preferred Stock is 103,962,303 shares of Common Stock. In addition to shares of Common Stock needed for issuance upon conversion of the Series B Preferred Stock, 1,000,000 shares of authorized Common Stock are needed for reservation against exercise of the Contingent Warrants. A Rights Offering would require up to an additional 15,743,879 shares of Common Stock. Collectively, the maximum aggregate number of shares needed for the Refinancing Transactions is 120,706,182, which when added to the 34,831,591 shares outstanding on March 25, 2004, totals 155,537,773 authorized shares of Common Stock. Finally, the balance of 9,462,227 further shares of authorized Common Stock included in the increase to 165,000,000 authorized shares are needed for reservation against options and warrants issued under the Company’s stock incentive program and for other needs of the Company.

Decrease of the par value of the Common Stock and the Serial Preference Stock to $.01

      The Contingent Warrants, if exercisable, would be exercisable by the holders thereof to purchase Common Stock at an exercise price of $.01 per share. Under Delaware law, the exercise price of a warrant cannot be lower than the par value of the security being acquired. Thus, in order to be able to issue the Contingent Warrants with an exercise price of $.01 per share to the holders of the Series B Preferred Stock, as contemplated as part of the Refinancing Transactions, the par value of the Common Stock needs to be decreased to $.01 per share.

      The decrease in the par value of the Common Stock and the Serial Preference Stock will also provide the Company with greater flexibility in managing corporate funds because it will decrease our statutory capital which under Delaware law must be added to our liabilities to determine any surplus available for the payment of dividends and distributions to our shareholders. The change in par value will not change or affect the number of shares held by any shareholder but will require changes to the amounts shown in our balance sheet as “common stock” and “capital in excess of par value.”

Deletion of the requirement that all shares of any series of the Company’s Serial Preference Stock be identical in all respects

      The terms of the Series B Preferred Stock provide that any holder of at least 50,000 shares of the Series B Preferred Stock will have additional voting rights that other holders of the Series B Preferred Stock will not have. In addition, as long as each of Glencore and Mizuho retain a number of shares of Series B Preferred Stock convertible into 15% or more of the total number of shares of fully diluted Common Stock outstanding, the terms of the Series B Preferred Stock provide each of them information rights that other holders of the Series B Preferred Stock will not have. Since the Series B Preferred Stock will be a series of the Company’s Serial Preference Stock, the provision of these additional rights to certain holders thereof cannot be implemented without this amendment to the Certificate of Incorporation.

Advantages to the Company if Proposal 1(a) is approved

      If the Company’s shareholders approve Proposal 1(a) and Proposal 2, the advantages to the Company would include:

•	The Company will be able to implement the Refinancing Transactions, enabling the Company to realize its full potential as a leading global supplier of plastics-processing technologies and industrial fluids.

•	The Company’s shareholders will have shown support for the Company and the Refinancing Transactions.

•	The interest rate on the Series A Notes and the Series B Notes will be reduced from 20.0% per annum to 6.0% per annum retroactively from the date of issuance.

•	If the Euro Bond Refinancing Condition is satisfied or waived, the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes will be automatically exchanged for Series B Preferred Stock and the debt burden of the Company will be significantly reduced.

•	The reduction in par value will give the Company the ability to declare and pay dividends on, make distributions in respect of, and redeem, its capital stock in certain situations where it would otherwise not be able to do so under Delaware law.

Negative consequences to the Company if Proposal 1(a) is not approved

      If the Company’s shareholders do not approve Proposal 1(a) and Proposal 2, the consequences to the Company would be severe and would include:

•	The Series A Notes, the Series B Notes, and the Financing Agreement will be in default.

•	Default and acceleration of amounts due under the Series A Notes, the Series B Notes and the Financing Agreement would result in default under other indebtedness of the Company, including the Euro Notes.

•	If the Series A Notes, the Series B Notes, the loans under the Financing Agreement and/or any other indebtedness of the Company were accelerated as a result of default, the Company would not have sufficient cash to pay these obligations.

•	The default under the Financing Agreement would prohibit the Company from borrowing under this facility and would cause severe liquidity problems.

•	The interest rates on the Series A Notes and the Series B Notes will not be eligible for reset to 6.0%. Instead, the Series A Notes and the Series B Notes will have an initial interest rate of 20.0% per annum from the date of issuance, payable in a combination of additional notes and cash, increasing to 24.0% per annum and switching to wholly payable in cash over time.

•	Any Series A Notes not converted into Common Stock, and all Series B Notes, will remain outstanding and will not be redeemable by the Company until March 12, 2005, after which date they will only be redeemable, in whole and not in part, if the Company pays the holders thereof a make-whole amount.

•	Any Common Stock that was issued upon conversion of the Series A Notes will be exchanged for the Company’s authorized but unissued Series C Preferred Stock. The dividend rate on the Series C Preferred Stock is 24.0% per annum, payable in a combination of additional shares of Series C Preferred Stock and cash, switching to wholly payable in cash over time. Prior to March 15, 2007, the Series C Preferred Stock is only redeemable if the Company pays the holders thereof a make-whole amount.

•	The terms of the Series A Notes, the Series B Notes and the Series C Preferred Stock contain certain other provisions that are generally more restrictive on the Company and more expensive to the Company than the terms of the Series B Preferred Stock.

Vote needed to approve Proposal 1(a)

      Proposal 1(a) needs to be approved by (i) holders of a majority of the outstanding Common Stock voting separately as a single class and (ii) holders of a majority in voting power of all outstanding stock (Common Stock and Existing Preferred Stock) voting together as a single class. The effectiveness of Proposal 1(a), if approved, is conditioned upon approval of Proposal 2. Should Proposal 2 not be approved, the amendments to the Certificate of Incorporation described in this Proposal 1(a) will not be effected.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1(a)

PROPOSAL 1(b)

The Proposal

      You are being asked to approve amendments to the terms of the Existing Preferred Stock in the Certificate of Incorporation so that the Series B Preferred Stock can be issued in the form contemplated by the Note Purchase Agreement. The changes to the Certificate of Incorporation effected by these amendments are found in Section A of Article FOURTH of the composite restated certificate of incorporation attached hereto as Exhibit B.

Why you should vote for Proposal 1(b)

Amendments to allow the Series B Preferred Stock to be senior in right of dividends and payment upon liquidation

      In the Note Purchase Agreement the Company has agreed to use its commercially reasonable efforts to obtain shareholder approval of Proposal 1(b) so that the Series B Preferred Stock may rank senior in right of dividends and payment upon liquidation to the Existing Preferred Stock. In order to issue the Series B Preferred Stock as a series of Serial Preference Stock that is senior to the Existing Preferred Stock, several amendments to the Certificate of Incorporation are needed.

Amendment to exempt the Series B Preferred Stock from the Net Asset Test

      The net asset test (the “Net Asset Test”) in the Certificate of Incorporation is a requirement that, so long as any Existing Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash, shares or otherwise (other than dividends payable in Serial Preference Stock or Common Stock), be declared or paid upon or set apart for, or any other distribution be ordered to be made in respect of, Serial Preference Stock or Common Stock, or any expenditures be made by the Company for the purchase, redemption, retirement or other acquisition of any Serial Preference Stock or Common Stock, if at the time such dividend is so declared or such distribution is so ordered or such expenditures are so made:

•	consolidated net current assets (as defined in the Certificate of Incorporation) remaining after deducting the amount of such dividend or distribution or expenditure would be less than $100 for each share of Existing Preferred Stock outstanding; or

•	consolidated net tangible assets (as defined in the Certificate of Incorporation) remaining after deducting the amount of such dividend or distribution or expenditure would be less than $200 for each share of Existing Preferred Stock outstanding.

      If the Series B Preferred Stock were not exempted from the Net Asset Test, and the test were not satisfied at the time, the Company could not optionally redeem any shares of the Series B Preferred Stock, including pursuant to the Company’s option to use the proceeds from a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock. In addition, the Net Asset Test would prohibit the Company from paying cash dividends to the holders of the Series B Preferred Stock at any time the test is not met. If the Net Asset Test is not satisfied, the Company would have the option to pay such dividends in additional shares of Series B Preferred Stock at a rate of 8.0% per annum instead of the 6.0% cash dividend rate.

Exemption from the Existing Preferred Stock Payment Requirement

      The Existing Preferred Stock payment requirement (the “Existing Preferred Stock Payment Requirement”) in the Certificate of Incorporation is a requirement that dividends upon all the then outstanding Existing Preferred Stock to the end of the then current dividend period shall be paid or declared and a sum sufficient for the payment thereof set apart for such payment before any dividends shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, Serial Preference Stock or Common Stock, and before any Serial Preference Stock or Common Stock shall be purchased, redeemed, or otherwise acquired by the Company.

      If the Series B Preferred Stock were not exempted from the Existing Preferred Stock Payment Requirement, and the requirement were not satisfied at the time, the Company could not optionally redeem any shares of the Series B Preferred Stock, including pursuant to the Company’s option to use the proceeds from a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock.

Amendment for the authorization of the Series B Preferred Stock without any further approval from the holders of the Existing Preferred Stock

      The Certificate of Incorporation gives the holders of the Existing Preferred Stock the right to approve the authorization of any new class of stock having a preference over the Existing Preferred Stock. Since the Series B Preferred Stock would have a preference over the Existing Preferred Stock if Proposal 1(b) is approved, the Company is asking the shareholders to amend the Certificate of Incorporation to make clear that no additional approval, other than the approval given by voting in favor of this proposal, is needed for the creation of the Series B Preferred Stock.

Advantages to the Company if Proposal 1(b) is approved

      If the Company’s shareholders approve Proposal 1(b), the advantages to the Company would include:

•	The Company will not be restricted by the Net Asset Test or the Existing Preferred Stock Payment Requirement from using proceeds of a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock.

•	The Company will not be restricted by the Net Asset Test or the Existing Preferred Stock Payment Requirement from exercising its option to redeem shares of Series B Preferred Stock on and after the fourth anniversary of issuance of the Series B Preferred Stock.

•	The Company will be able to issue the Series B Preferred Stock in the form contemplated by the Note Purchase Agreement.

•	The Company would not pay dividends in additional shares of Series B Preferred Stock, at a higher rate than dividends payable in cash (8% vs. 6%), in circumstances where the Company does not meet the Net Asset Test but otherwise would be able to pay cash dividends.

•	The Company’s shareholders will have shown support for the Company and the Refinancing Transactions.

Negative consequences to the Company if Proposal 1(b) is not approved

      If the Company’s shareholders do not approve Proposal 1(b), the negative consequences to the Company would include:

•	If neither Proposal 1(b) nor Proposal 1(c) is approved, if either the Net Asset Test or the Existing Preferred Requirement is not satisfied at the time the Company will not be able to

•	use the proceeds from a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock or

•	exercise its option to redeem shares of Series B Preferred Stock on and after the fourth anniversary of issuance of the Series B Preferred Stock.

•	If neither Proposal 1(b) nor Proposal 1(c) is approved, the form of the Certificate of Designation for the Series B Preferred Stock will need to be modified to provide the Company with the option to pay dividends with additional shares of Series B Preferred Stock if the Net Asset Test is not satisfied. Dividends paid in additional shares of Series B Preferred Stock are payable at the rate of 8.0% per annum rather than 6.0% per annum. If the Company were to pay dividends in such form, this would result in up to an additional $2 million of preferred stock dividends payable per year by the Company as well as further dilution to existing shareholders.

•	The Series B Preferred Stock cannot be issued in the form of the Certificate of Designation for the Series B Preferred Stock attached hereto as Exhibit C. The terms of the Series B Preferred Stock would need to be modified so that the Series B Preferred Stock would be junior in right of dividends and payment upon liquidation to the Existing Preferred Stock and so that its terms do not conflict with the terms of the Existing Preferred Stock.

•	While if Proposals 1(a) and 2 are approved and the Euro Note Refinancing Condition is satisfied or waived, the exchange of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes for Series B Preferred Stock would take place without approval of Proposal 1(b), failure to approve Proposal 1(b) would exhibit a lack of support for the Company and the Refinancing Transactions.

Vote needed to approve Proposal 1(b)

      Proposal 1(b) needs to be approved by (i) holders of two-thirds of the outstanding Existing Preferred Stock voting separately as a single class and (ii) holders of a majority in voting power of all outstanding stock (Common Stock and Existing Preferred Stock) voting together as a single class. Should Proposals 1(a) and 2 not be approved, the Company may abandon this Proposal 1(b).

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1(b)

PROPOSAL 1(c)

The Proposal

      If the Company’s shareholders do not vote in favor of Proposal 1(b), and thus the Series B Preferred Stock is not senior in right of dividends and payment upon liquidation to the Existing Preferred Stock, we are asking the shareholders to approve amendments to the Certificate of Incorporation to permit the Company to redeem shares of Series B Preferred Stock and pay cash dividends to the holders of Series B Preferred Stock even if the Net Asset Test is not satisfied. The changes to the Certificate of Incorporation effected by these amendments are found in Section A (II) of Article FOURTH of the composite restated certificate of incorporation attached hereto as Exhibit B.

Why you should vote for Proposal 1(c)

Amendment to exempt the Series B Preferred Stock from the Net Asset Test

      The Net Asset Test in the Certificate of Incorporation is a requirement that, so long as any Existing Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash, shares or otherwise (other than dividends payable in Serial Preference Stock or Common Stock), be declared or paid upon or set apart for, or any other distribution be ordered to be made in respect of, Serial Preference Stock or Common Stock, or any expenditures be made by the Company for the purchase, redemption, retirement or other acquisition of any Serial Preference Stock or Common Stock, if at the time such dividend is so declared or such distribution is so ordered or such expenditures are so made:

•	consolidated net current assets (as defined in the Certificate of Incorporation) remaining after deducting the amount of such dividend or distribution or expenditure would be less than $100 for each share of Existing Preferred Stock outstanding; or

•	consolidated net tangible assets (as defined in the Certificate of Incorporation) remaining after deducting the amount of such dividend or distribution or expenditure would be less than $200 for each share of Existing Preferred Stock outstanding.

      If the Series B Preferred Stock were not exempted from the Net Asset Test, and the test were not satisfied at the time, the Company could not optionally redeem any shares of the Series B Preferred Stock, including pursuant to the Company’s option to use the proceeds from a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock. In addition, the Net Asset Test would prohibit the Company from paying cash dividends to the holders of the Series B Preferred Stock at any time the test is not met. If the Net Asset Test is not satisfied, the Company would have the option to pay such dividends in additional shares of Series B Preferred Stock at a rate of 8.0% per annum instead of the 6.0% cash dividend rate. This would result in up to an additional $2 million of preferred stock dividends payable per year by the Company as well as further dilution to existing shareholders.

Advantages to the Company if Proposal 1(c) is approved

      If the Company’s shareholders approve Proposal 1(c), the advantages to the Company would include:

•	The Company will not be restricted by the Net Asset Test from using proceeds of a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock.

•	The Company will not be restricted by the Net Asset Test from exercising its option to redeem shares of Series B Preferred Stock on and after the fourth anniversary of the issuance of the Series B Preferred Stock.

•	The Company would not need to pay dividends in additional shares of Series B Preferred Stock, at a higher rate than dividends payable in cash (8% vs. 6%), in circumstances where the Company does not meet the Net Asset Test but otherwise would be able to pay cash dividends.

•	The Company’s shareholders will have shown support for the Company and the Refinancing Transactions.

Negative consequences to the Company if Proposal 1(c) is not approved

      If the Company’s shareholders do not approve either Proposal 1(b) or Proposal 1(c), the negative consequences to the Company would include:

•	If neither Proposal 1(b) nor Proposal 1(c) is approved, if the Net Asset Test is not satisfied at the time the Company will not be able to

•	use the proceeds from a Rights Offering to redeem up to 30% of the initially issued shares of Series B Preferred Stock.

•	exercise its option to redeem shares of Series B Preferred Stock on and after the fourth anniversary of issuance of the Series B Preferred Stock.

•	If neither Proposal 1(b) nor Proposal 1(c) is approved, the form of Certificate of Designation for the Series B Preferred Stock will need to be modified to provide the Company with the option to pay dividends with additional shares of Series B Preferred Stock if the Net Asset Test is not satisfied. Dividends paid in additional shares of Series B Preferred Stock are payable at the rate of 8.0% per annum rather than 6.0% per annum. If the Company were to pay dividends in such form, this would result in up to an additional $2 million of preferred stock dividends payable per year by the Company as well as further dilution to existing shareholders.

•	The Series B Preferred Stock cannot be issued in the form of the Certificate of Designation for the Series B Preferred Stock attached hereto as Exhibit C.

•	While if Proposals 1(a) and 2 are approved and the Euro Note Refinancing Condition is satisfied or waived, the exchange of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes for Series B Preferred Stock would take place without approval of Proposal 1(c), failure to approve Proposal 1(c) would exhibit a lack of support for the Company and the Refinancing Transactions.

Vote needed to approve Proposal 1(c)

      Proposal 1(c) needs to be approved by (i) holders of two-thirds of the outstanding Existing Preferred Stock voting separately as a single class and (ii) holders of a majority in voting power of all outstanding stock (Common Stock and Preferred Stock) voting together as a single class. Should Proposals 1(a) and 2 not be approved, the Company may abandon this Proposal 1(c).

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1(c)

PROPOSAL 2

The Proposal

      You are being asked to approve the issuance of (i) the Series B Preferred Stock, (ii) the Contingent Warrants and (iii) Common Stock in conjunction with a Rights Offering.

Why the Company needs you to approve the issuance of the Series B Preferred Stock, the Contingent Warrants and Common Stock in conjunction with a Rights Offering

      The shareholder approval policy of the New York Stock Exchange (the “NYSE”) set forth in Rule 312.03 of the NYSE’s Listed Company Manual (the “Listed Company Manual”), which the Company must follow since its Common Stock is listed on the NYSE, requires shareholder approval of certain of the issuances of securities contemplated by the Refinancing Transactions.

      Under Rule 312.03(b) in the Listed Company Manual, the Company is required to obtain shareholder approval prior to issuing common stock or securities that are convertible into, or exercisable for, common stock, to a substantial security holder of the Company if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds one percent of either the number of shares of common stock or the voting power outstanding before the issuance. If Mizuho and Glencore convert their Series A Notes to common stock, each of them will be a significant shareholder of the Company. Thus, the issuance of the Series B Preferred Stock and the Contingent Warrants to them would require approval of the shareholders under the NYSE’s shareholder approval policy.

      Under Rule 312.03(c) in the Listed Company Manual, the Company is required to obtain shareholder approval prior to issuing common stock or securities that are convertible into, or exercisable for, common stock in one transaction or a series of related transactions if:

•	the common stock has, or will have upon issuance, voting power equal to or in excess of 20.0% of the voting power outstanding before the issuance of such common stock or securities convertible into or exercisable for common stock; or

•	the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20.0% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

      The issuance of (i) the Series B Preferred Stock, (ii) the Contingent Warrants and (iii) Common Stock in conjunction with a Rights Offering will constitute issuances of Common Stock and securities convertible into Common Stock representing up to approximately 192% of the voting power and number of shares of Common Stock outstanding before the Refinancing Transactions.

      Under Rule 312.03(d) in the Listed Company Manual, the Company must obtain shareholder approval prior to an issuance that will result in a change of control of the issuer. The holders of the Series B Preferred Stock will hold approximately 60% of the Company’s fully diluted equity (on an as-converted basis) immediately following the initial issuance of Series B Preferred Stock (before the effect of a Rights Offering).

Advantages to the Company if Proposal 2 is approved

      If the Company’s shareholders approve Proposal 2 and Proposal 1(a), the advantages to the Company would include:

•	The Company will be able to implement the Refinancing Transactions, enabling the Company to realize its full potential as a leading global supplier of plastics-processing technologies and industrial fluids.

•	The Company’s shareholders will have shown support for the Company and the Refinancing Transactions.

•	The interest rate on the Series A Notes and the Series B Notes will be reduced from 20.0% per annum to 6.0% per annum retroactively to the date of issuance.

•	If the Euro Bond Refinancing Condition is satisfied or waived, the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes will be automatically exchanged for Series B Preferred Stock and the debt burden of the Company will be reduced.

Negative consequences to the Company if Proposal 2 is not approved

      If the Company’s shareholders do not approve Proposal 1(a) and Proposal 2, the consequences to the Company would be severe and would include:

•	The Series A Notes, the Series B Notes, and the Financing Agreement will be in default.

•	Default and acceleration of amounts due under the Series A Notes, the Series B Notes and the Financing Agreement would result in default under other indebtedness of the Company, including the Euro Notes.

•	If the Series A Notes, the Series B Notes, the loans under the Financing Agreement and/or any other indebtedness of the Company were accelerated as a result of default, the Company would not have sufficient cash to pay these obligations.

•	The default under the Financing Agreement would prohibit the Company from borrowing under this facility and would cause severe liquidity problems.

•	The interest rates on the Series A Notes and the Series B Notes will not be eligible for reset to 6.0%. Instead, the Series A Notes and the Series B Notes will have an initial interest rate of 20.0% per annum from the date of issuance, payable in a combination of additional notes and cash, increasing to 24.0% per annum and switching to wholly payable in cash over time.

•	Any Series A Notes not converted into Common Stock, and all Series B Notes, will remain outstanding and will not be redeemable by the Company until March 12, 2005, after which date they will only be redeemable, in whole and not in part, if the Company pays the holders thereof a make-whole amount.

•	Any Common Stock that was issued upon conversion of the Series A Notes will be exchanged for the Company’s authorized but unissued Series C Preferred Stock. The dividend rate on the Series C Preferred Stock is 24.0% per annum, payable in a combination of additional shares of Series C Preferred Stock and cash, switching to wholly payable in cash over time. Prior to March 15, 2007, the Series C Preferred Stock is only redeemable if the Company pays the holders thereof a make-whole amount.

•	The terms of the Series A Notes, the Series B Notes and the Series C Preferred Stock contain certain other provisions that are generally more restrictive on the Company and more expensive to the Company than the terms of the Series B Preferred Stock.

Vote needed to approve Proposal 2

      Proposal 2 needs to be approved by a majority of the votes cast on Proposal 2 (with the Common Stock and Existing Preferred Stock voting together as a single class), provided that the total votes cast on Proposal 2 must represent over 50% of the voting power of all outstanding stock (Common Stock and Existing Preferred Stock together as a single class). The effectiveness of Proposal 2, if approved, is conditioned upon approval of Proposal 1(a). Should Proposal 1(a) not be approved, the issuances described in this Proposal 2 shall not be effected.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2

Principal terms of the Series B Preferred Stock

      The following summarizes the principal terms of the Series B Preferred Stock. This discussion is not complete and is qualified in its entirety by, and should be read in conjunction with, the form of the certificate of designation that will establish the Series B Preferred Stock (the “Certificate of Designation”), a form of which is attached to this Proxy Statement as Exhibit C. The Certificate of Designation assumes that Proposal 1(a) and Proposal 2 are approved by the Company’s shareholders and all of the other Refinancing Proposals are approved by the Company’s shareholders, and will be modified as appropriate if Proposal 1(b) and/or Proposal 1(c) are not approved by the Company’s shareholders.

      The Certificate of Designation will designate 800,000 shares of the Company’s Serial Preference Stock as Series B Preferred Stock and fix a liquidation preference of $200 per share of Series B Preferred Stock. It is currently contemplated that 500,000 shares of the Series B Preferred Stock will be issued (assuming shareholder approval) in exchange for the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes. Additional shares of the Series B Preferred Stock will be subject to issuance in the future as dividend payments as discussed below.

Ranking

      The Series B Preferred Stock will, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company, rank

•	senior to the Common Stock, and

•	depending on whether Proposal 1(b) is approved

•	senior to the Existing Preferred Stock (if Proposal 1(b) is approved) or

•	junior to the Existing Preferred Stock (if Proposal 1(b) is not approved).

      The Series B Preferred Stock will also rank senior to each other class and series of capital stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock (collectively referred to with the Common Stock, and, if Proposal 1(b) is approved, the Existing Preferred Stock, as “Junior Securities”).

Dividends

      The holders of shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board out of assets of the Company legally available therefor, cumulative cash dividends accruing at the rate per annum of $12.00 per share, payable quarterly in arrears on the first days of March, June, September and December in each year. If the Company is prohibited on any dividend payment date by the terms of its financing agreements (or, if neither Proposal 1(b) nor Proposal 1(c) is approved, the Net Asset Test) from paying dividends in cash, the Company may elect, when, as and if declared by the Board out of assets of the Company legally available therefor, to pay dividends through the issuance of additional shares of Series B Preferred Stock at a rate per annum of $16.00 per share. The number of additional shares of Series B Preferred Stock that are to be so issued to holders of Series B Preferred Stock will be the number obtained by dividing (a) the total dollar amount of cumulative dividends due and payable on the applicable dividend payment date by (b) $200.

Conversion at the Option of the Holder

      A holder of shares of Series B Preferred Stock may convert such shares at any time, unless previously redeemed, at the option of the holder thereof, into shares of Common Stock. For the purposes of conversion, each share of Series B Preferred Stock will be valued at an amount equal to $200.00, which amount will be divided by the conversion price (initially $2.00) in effect on the date of conversion to determine the number of shares of Common Stock issuable upon conversion.

      The conversion price is subject to adjustment upon the occurrence of certain events, including:

•	the issuance of Common Stock as a dividend or distribution on any class of capital stock of the Company;

•	the issuance of rights, options or warrants to all of the holders of Common Stock (other than pursuant to a Rights Offering), entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants;

•	a subdivision of the Common Stock;

•	distributions, by dividend or otherwise, to all of the holders of Common Stock of evidences of the Company’s indebtedness, shares of any class of capital stock, cash or assets; and

•	a reclassification of the Common Stock.

      In addition, the initial conversion price of $2.00 is subject to a one-time adjustment to $1.75 effective on June 30, 2005 if the Company’s Consolidated Cash Flow (as defined in the Certificate of Designation) for the fiscal year ending December 31, 2004 is less than $50 million.

Mandatory Conversion

      Each share of Series B Preferred Stock not previously converted will automatically convert into shares of Common Stock on the seventh anniversary of the date of initial issuance of shares of Series B Preferred Stock, or if the Board determines that there are not assets legally available for the payment of dividends in either cash or Common Stock in respect of all accrued and unpaid dividends on the Series B Preferred Stock on such date (or, if Proposal 1(b) is not approved, that payment of such dividends would not be permitted under the Certificate of Incorporation) then the Board may defer the date of mandatory conversion to a later date. For the purposes of such conversion, each share of Series B Preferred Stock shall be valued at an amount equal to $200, which amount shall be divided by the conversion price in effect on the date of mandatory conversion to determine the number of shares of Common Stock issuable upon conversion of such share of Series B Preference Stock. On the date of mandatory conversion the holders of shares of Series B Preferred Stock will be entitled to receive, in addition to the number of shares of Common Stock determined pursuant to the foregoing sentence, an amount equal to accrued and unpaid dividends, if any, on such shares, payable in cash, except that, if the Company is prohibited on the mandatory conversion date by the terms of its financing agreements (or, if neither Proposal 1(b) nor Proposal 1(c) is approved, the Net Asset Test) from paying dividends in cash, the Company may pay such accrued and unpaid dividends with shares of Common Stock. The number of shares of Common Stock to be issued in payment for such accrued and unpaid dividends will be the number obtained by dividing (x) the total dollar amount of dividends being paid with Common Stock by (y) the conversion price in effect on the mandatory conversion date.

Optional Redemption

      During any period set forth in the table below, a number of shares of Series B Preferred Stock equal to 25% of the total number of shares, rounded up to the nearest whole number, of Series B Preferred

Stock outstanding at the beginning of such period (less the number of shares converted at the option of holders during the portion of such period elapsing prior to the applicable record date) may be redeemed for cash at the option of the Company at the redemption price per share for such period set forth in the table below, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption.

Period	Redemption Price

Fourth anniversary of initial issuance through the day before the fifth anniversary of initial issuance	$224.00
Fifth anniversary of initial issuance through the day before the sixth anniversary of initial issuance	$220.00
Sixth anniversary of initial issuance and thereafter	$216.00

Rights Offering Call Provision

      Up to 150,000 shares of the Series B Preferred Stock may be redeemed for cash, with the proceeds of a Rights Offering, at the option of the Company, on or before the date that is 270 days after the initial issuance date of the Series B Preferred Stock, at a redemption price of $210.00 per share, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption.

Change of Control

      Upon the occurrence of a “Change of Control,” each holder of Series B Preferred Stock shall have the option to require the Company to redeem all, or any portion, of such holder’s shares of Series B Preferred Stock at the redemption price per share for the period set forth in the table below during which the special redemption date occurs, together with an amount equal to accumulated and unpaid dividends, if any, to the special redemption date.

Period	Special Redemption Price

Date of initial issuance through the day before the first anniversary of initial issuance	$240.00
First anniversary of initial issuance through the day before the second anniversary of initial issuance	$236.00
Second anniversary of initial issuance through the day before the third anniversary of initial issuance	$232.00
Third anniversary of initial issuance through the day before the fourth anniversary of initial issuance	$228.00
Fourth anniversary of initial issuance through the day before the fifth anniversary of initial issuance	$224.00
Fifth anniversary of initial issuance through the day before the sixth anniversary of initial issuance	$220.00
Sixth anniversary of initial issuance and thereafter	$216.00

      “Change of Control” for this purpose means the occurrence of either of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than one or both Glencore or Mizuho, is or becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company; or

(ii) the merger or consolidation of the Company with or into another person, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another person, other than (a) a transaction in which the surviving person or transferee is a person that is controlled by the Company or (b) in the case of a merger or consolidation transaction, a transaction following which holders of the outstanding voting stock of the Company immediately prior to such transaction own directly or indirectly at least a majority of the total voting power of the surviving person in such transaction and in substantially the same proportion as before the transaction.

      The Company shall not be required to redeem any shares of Series B Preferred Stock if it does not have funds legally available for such purpose (or, if Proposal 1(b) is not approved, if redemption is not permitted by the Certificate of Incorporation).

Voting Rights

      Except as otherwise required by law or by the Certificate of Incorporation or expressly provided for in the Certificate of Designation, the holders of record of shares of the Series B Preferred Stock will have full voting rights and powers, and will be entitled to vote on all matters put to a vote or consent of shareholders of the Company, voting together with the holders of the Common Stock and the Existing Preferred Stock as a single class, with each holder of shares of Series B Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted as of the record date for the vote or consent which is being taken.

      The holders of record of shares of the Series B Preferred Stock will have the right, voting separately as a class, to elect a number of directors to the Board in proportion to the percentage of fully diluted Common Stock represented by their outstanding Series B Preferred Stock (on an as-converted basis), rounded up to the nearest whole number (such directors, the “Series B Directors”); provided, however, that the number of Series B Directors shall at no time exceed a number equal to two-thirds of the total number of directors on the entire Board, less one. Subject to the provisions of applicable law, the rules or regulations of the NYSE or any other securities exchange on which the Common Stock is then listed or traded and the fiduciary duties of the members of the Board, at least one Series B Director shall be nominated to serve on each of the committees of the Board. All Series B Directors shall meet the requirements of the definition of “independent” under the rules of the NYSE. In addition, no Series B Director shall be entitled to vote in any vote by the Board in any action by the Board with respect to an exercise of the Company’s option to redeem shares of the Series B Preferred Stock. Any directors selected to be nominated or appointed to the Board by the holders of Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) pursuant to the Note Purchase Agreement will be deemed to be Series B Directors elected by the holders of Series B Preferred Stock pursuant to the terms of the Series B Preferred Stock and shall reduce the number of directors that holders of shares of Series B Preferred Stock would otherwise have the right to elect. One officer or employee of each of Glencore and Mizuho will be exempted from the requirement that Series B Directors be “independent” under the rules of the NYSE.

      If an event of default exists with respect to the Company’s then outstanding indebtedness constituting a failure to pay in excess of $2,000,000 in principal when due or resulting in the acceleration of the due date for a principal amount in excess of $2,000,000, and such event of default is not cured or waived within 45 days, then the holders of the outstanding shares of Series B Preferred Stock, voting as a class, shall, if they are not otherwise electing a majority of the Board, be entitled to elect that number of additional directors which, together with any Series B Directors then on the Board, will constitute a majority of the Board.

      At each meeting called for the purpose of electing directors, the holders of Series B Preferred Stock, subject to the next sentence, shall have the right, voting separately as a class, to elect the number of directors then up for election, if any, which, together with any Series B Directors then on the Board and not up for election at such meeting, will constitute the number of directors the holders of the Series B Preferred Stock are entitled to elect; provided, that if the number of directors which the holders of Series B Preferred Stock are so entitled to elect is greater than the number of directors up for election at such meeting, the holders of Series B Preferred Stock, subject to the next sentence, shall have the right, voting separately as a class, to elect all the directors up for election at such meeting. Notwithstanding any other provision in this description of voting rights, the holders of Series B Preferred Stock shall not have the right to elect any directors which the holders of the Existing Preferred Stock, voting separately as a class, have a right to elect under Section A(VI) of Article FOURTH of the Certificate of Incorporation.

      The Company shall not, without either (i) the affirmative vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates (other than Mizuho or Glencore) not being considered to be outstanding for this purpose) voting as one class or (ii) the consent of the holders of all shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates (other than Mizuho or Glencore) not being considered to be outstanding for this purpose):

•	authorize or create (by way of reclassification or otherwise) any Parity Securities (as defined in the Certificate of Designation) or Senior Securities (as defined in the Certificate of Designation);

•	amend, waive or otherwise alter any provision of the Certificate of Designation (including the voting provisions) in a manner materially adverse to the interests of the holders of Series B Preferred Stock; or

•	amend or otherwise alter the bylaws of the Company or the Certificate of Incorporation in a manner materially adverse to the interests of the holders of the Series B Preferred Stock.

      The Company shall not, without either (i) the affirmative vote of holders of at least a majority of the shares of Series B Preferred Stock held by holders of Series B Preferred Stock who own at least 50,000 shares of Series B Preferred Stock and who vote on the matter or (ii) the consent of holders of all of the shares of Series B Preferred Stock held by holders of Series B Preferred Stock who own at least 50,000 shares of Series B Preferred Stock:

•	issue any equity interests, subject to certain exemptions;

•	declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (as defined in the Certificate of Designation), subject to certain exemptions, including exemptions for (i) the redemption of all, or any portion, of the Existing Preferred Stock and (ii) the declaration and payment of dividends on the Existing Preferred Stock;

•	create, incur or assume any Indebtedness (as defined in the Certificate of Designation), other than certain exemptions;

•	change the size of the Board, other than changes resulting from the appointment or election of Board members by holders of the Series B Preferred Stock or the Existing Preferred Stock; or

•	acquire, through acquisition of capital stock or assets, any person or line of business or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets, other than any transaction involving $50,000,000 or less in value.

Reports and Information Rights

      The Company shall afford Glencore and Mizuho reasonable access to its books, records, personnel and representatives, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company’s business. Subject to compliance with customary confidentiality obligation and applicable law, Glencore and Mizuho shall also be entitled to receive copies of all confidential financial information and reports prepared for the Company’s lenders promptly upon furnishing such information to such lenders. These information rights of each of Glencore and Mizuho will terminate on the first date on which the applicable investor’s aggregate holdings of shares of Series B Preferred Stock is convertible into less than 15% of the total number of shares of Common Stock which would be outstanding on such date assuming the exercise of all outstanding options and warrants (other than those issued under the Company’s stock incentive program) and the conversion of all convertible securities. The information rights of each of Glencore and Mizuho will not be transferable to any other person.

Registration rights of the holders of Series B Preferred Stock

      Holders of the Series B Preferred Stock will have the right, at any time after the 270th day following the initial issuance of Series B Preferred Stock, to request that the Company effect a registration of the Series B Preferred Stock and the Common Stock issued on conversion of such Series B Preferred Stock. In addition, subject to certain limitations, the holders of Series B Preferred Stock and Common Stock issued on conversion of Series B Preferred Stock will also have the right to include their shares of Series B Preferred Stock and Common Stock issued upon conversion of the Series B Preferred Stock in the securities covered by registration statements filed by the Company relating to public offerings of securities for cash.

Principal terms of the Contingent Warrants

      The Contingent Warrants will be issued to the holders of the Series B Preferred Stock upon the issuance of the Series B Preferred Stock. The Contingent Warrants will be exercisable to purchase an aggregate of one million shares of Common Stock at an exercise price of $.01 per share of Common Stock if, but only if, the Company’s Consolidated Cash Flow (as defined in the Contingent Warrant Agreement) for 2005 is less than $60 million. If this condition is met the Contingent Warrants will be exercisable until March 25, 2011. If the Company’s Consolidated Cash Flow for 2005 is $60 million or more, then the Contingent Warrants shall immediately terminate and shall not be exercisable.

      The terms of the Contingent Warrants include protection for the holders against dilution by providing for adjustment of the exercise price in certain events including, among others, stock dividends and stock subdivisions, combinations or reclassifications. In the event of a consolidation, merger or reorganization of the Company, and upon certain other events which result in the holders of Common Stock receiving stock, securities or other property, the terms of the Contingent Warrants will be adjusted to take into account such transaction.

      The Contingent Warrants do not confer upon the holders thereof any rights as shareholders of the Company, such as the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of the Company’s shareholders for the election of directors or any other matter.

If the Company elects to conduct a Rights Offering, existing holders of Common Stock will have the opportunity to invest in additional shares of Common Stock at a price equal to the initial conversion price of the Series B Preferred Stock.

      If the Company elects to conduct a Rights Offering, each holder of Common Stock (other than any Common Stock received upon conversion of Series B Preferred Stock) will be issued the right to subscribe for 0.452 newly issued shares of Common Stock per share of Common Stock held by such holder at a purchase price of $2.00 per share, which is equal to the initial conversion price of the Series B Preferred Stock. By conducting a Rights Offering the dilutive effect of the Refinancing Transactions to existing shareholders would be reduced, especially if the Company exercises its option under the Series B Preferred Stock to redeem up to 150,000 shares of Series B Preferred stock with the proceeds of a Rights Offering. The Company’s ability to redeem Series B Preferred Stock with the proceeds of a Rights Offering would be limited by the Certificate of Incorporation if Proposal 1(b) and/or Proposal 1(c) are not approved by the Company’s shareholders. (For a description of such limitations see “— Proposal 1(b)” and “— Proposal 1(c)” in this Proxy Statement).

Impact of the Refinancing Transactions on the Company’s employee benefits plans, including impact of (i) the conversion of Series A Notes into shares of Common Stock, which is not subject to shareholder approval, (ii) shareholder approval of the increase in the authorized amount of Common Stock (Proposal 1(a)) and (iii) shareholder approval of the issuance of Series B Preferred Stock (Proposal 2).

      As noted in the description of the Refinancing Transactions, the Series A Notes are immediately convertible into shares of Common Stock. If the holders of the Series A Notes elect to exercise their conversion rights, they will own in excess of 20% of the Company’s voting power, which would result in a “Change in Control” with respect to awards granted under the Company’s 1997 and 1994 Long-Term Incentive Plans prior to amendment of such plans on April 23, 2003 (the “2003 Amendment”), to modify the definition of Change in Control.

      If the Company’s shareholders approve Proposal 1(a) and Proposal 2, as soon as the Euro Note Refinancing condition is satisfied or waived, the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes shall be immediately exchanged for Series B Preferred Stock. As a result of such transaction, the holders of Series B Preferred Stock would own in excess of 33 1/3% of the Company’s voting power, which would result in a Change in Control for purposes of the amended definition in the 1997 and 1994 Long-Term Incentive Plans (as well as for purposes of the definition in such plans prior to the 2003 Amendment) and for purposes of some of the Company’s other employee benefits plans.

      Under the 1997 and 1994 Long-Term Incentive Plans, a Change in Control would ordinarily result in the immediate (i) vesting of all outstanding stock options, (ii) lapse of restrictions on outstanding restricted stock awards, (iii) payout of performance share grants (awards of restricted stock and cash payable at a particular multiple based on earnings per share during a three-year period) as if maximum performance targets for the three-year performance period had been met and (iv) acceleration of any stock deferred under the plans. In addition, a Change in Control would ordinarily result in (A) the payout of base or target incentive awards for the year of the Change in Control under the Company’s 2002 Short-Term Incentive Plan and (B) an immediate lump-sum payout under the Company’s Compensation Deferral Plan if elected by the participant at the time of deferral. Furthermore, the Company would be required to make a contribution to the trust established to provide benefits under the Company’s supplemental retirement plans equal to the full amount of all benefits accrued as of the date of the Change in Control, and such trust would become irrevocable. Plan participants would also be entitled to additional benefits if their employment were terminated in a “Qualifying Termination” under certain Company plans. In addition, executives covered by an Executive Severance Agreement would be entitled to additional benefits in the event of a Change in Control or a Qualifying Termination. (For a description of such benefits under the Executive Severance Agreements, see “CHAPTER II —

INFORMATION ABOUT THE MILACRON INC. ANNUAL MEETING AND OTHER PROPOSALS — SHARE OWNERSHIP OF OFFICERS AND DIRECTORS — Executive Severance Agreements” in this Proxy Statement).

      The Company has attempted to minimize the impact of the Refinancing Transactions on the Company’s employee benefits plans and Executive Severance Agreements by amending such plans and agreements in February, 2004. The Company has amended its 1997 Long-Term Incentive Plan, 1994 Long-Term Incentive Plan, 2002 Short-Term Incentive Plan, Supplemental Retirement Plan Amended and Restated Trust Agreement and Retirement Plan for Non-Executive Directors to provide that a Change in Control will not occur solely as a result of a financial restructuring or recapitalization of the Company that may occur during 2004 (the “Restructuring Exclusion”). In addition, each executive subject to an Executive Severance Agreement has agreed to amend such agreement to adopt the Restructuring Exclusion. Under the 1997 and 1994 Long-Term Incentive Plans and the Executive Severance Agreements, the Restructuring Exclusion is only applicable to awards granted on or after February 10, 2004. However, with respect to annual cash incentive awards under the 2002 Short-Term Incentive Plan and the Executive Severance Agreements, due to the Restructuring Exclusion, executives will not be entitled to receive an immediate lump-sum payment of their target bonuses for 2004 as a result of the Refinancing Transactions. In addition, the Company will not be required to fund the trust under the Company’s supplemental retirement plans, and such trust will not become irrevocable.

      The Refinancing Transactions will have the following impact on awards under the 1997 and 1994 Long-Term Incentive Plans that are not subject to the Restructuring Exclusion: (i) unvested stock options (none of which are currently in-the-money) with respect to approximately 3,525,500 shares of Common Stock will become vested and exercisable, (ii) restrictions will lapse with respect to approximately 1,026,600 shares of Common Stock subject to restricted stock awards, (iii) restrictions will lapse with respect to approximately 63,710 shares of restricted stock and an amount in cash equal to approximately $222,209 will be paid in connection with outstanding performance share grants and (iv) 12,128 shares of Common Stock that were deferred under the plans will be accelerated. In addition, an amount in cash equal to approximately $1,829,122 will become subject to distribution under the Company’s Compensation Deferral Plan as a result of the Refinancing Transactions.

      As noted above, awards granted under the 1997 and 1994 Long-Term Incentive Plans prior to the 2003 Amendment will accelerate if holders of the Series A Notes elect to exercise their rights to convert into shares of Common Stock. Shareholder approval is not being sought with respect to the issuance of Common Stock upon the conversion of such notes, because such notes are already immediately convertible. Awards granted under the 1997 and 1994 Long-Term Incentive Plans on the date of or after the 2003 Amendment, but prior to February 10, 2004, will accelerate if the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes are converted into Series B Preferred Stock, which would require shareholder approval of Proposal 1(a) and Proposal 2. In addition, in the event that the holders of Series A Notes have not elected to exercise their rights to convert into shares of Common Stock prior to the exchange of the Series A Notes and Series B Notes for Series B Preferred Stock, awards granted under the 1997 and 1994 Long-Term Incentive Plans prior to the 2003 Amendment will also accelerate as a result of the exchange of such notes for Series B Preferred Stock. The following table indicates the number of shares and/or the amount of cash subject to each award that would be accelerated and/or paid out as the result of the consummation of the Refinancing Transactions. For purposes of the third column of the table below, we have assumed that awards granted under the 1997 and 1994 Long-Term Incentive Plans prior to the 2003 Amendment will already have accelerated as a result of the conversion of Series A Notes into shares of Common Stock, which could occur at any time. However, if such awards have not accelerated and/or been paid out previously because the holders of Series A Notes did not convert to Common Stock, then such amounts will accelerate and/or be paid out upon the exchange of the Series A Notes and the Series B Notes for Series B Preferred Stock.

Exchange for
	Conversion of Series A Notes to	Series B Preferred
Award	Common Stock	Stock(*)

Stock Options	3,525,500 shares	0 shares
Restricted Stock Awards	175,100 shares	851,500 shares
Performance Share Grants	63,710 shares, $222,029 cash	0 shares, $0 cash
Deferred Shares	12,128 shares	0 shares

(*)	Exchange of Common Stock into which Series A Notes have been converted (assumes all such Series A Notes have been converted into Common Stock) and Series B Notes for Series B Preferred Stock.

Material tax consequences to the Company of the conversion of the Series A Notes into Common Stock or the exchange of the Series A Notes and the Series B Notes for Series B Preferred Stock

      If the Series A Notes and the Series B Notes constitute debt for U.S. Federal income tax purposes, the Company may incur forgiveness of indebtedness income upon the conversion of outstanding Series A Notes into newly issued Common Stock, or the exchange of outstanding Series A Notes or Series B Notes for newly issued Series B Preferred Stock. Such income could arise to the extent the value of such newly issued Common Stock is less than the face amount of the converted Series A Notes, or to the extent the value of such newly issued Series B Preferred Stock is less than the face amount of the exchanged Series A Notes and Series B Notes. The Company will not realize any gain or loss upon the exchange of outstanding Common Stock issued upon conversion of Series A Notes for Series B Preferred Stock or upon the conversion of outstanding Series B Preferred Stock into newly issued Common Stock.

Ability of the Company to utilize its net operating loss carryforward

      The Company may have undergone an “ownership change” for U.S. Federal income tax purposes as a result of issuing the Series A Notes and Series B Notes. If such an ownership change has not already occurred, the exchange of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and Series B Notes for Series B Preferred Stock will likely trigger such a change. As a consequence of an ownership change, it is possible that the timing of the Company’s utilization of its tax loss carryforwards and other tax attributes could be substantially delayed. This delay could increase income tax expense and decrease available cash in future years.

CHAPTER II — INFORMATION ABOUT THE MILACRON INC.

ANNUAL MEETING AND OTHER PROPOSALS

ELECTION OF DIRECTORS

      At the Annual Meeting, shareholders will consider and vote upon the election to the Board of three directors, each for a three-year term.

      Holders of shares of Existing Preferred Stock and holders of shares of Common Stock vote together as a single class for the election of directors. The three nominees receiving the greatest number of votes will be elected to the Board. Votes withheld from the election of directors, as well as proxies as to which authority to vote is withheld by brokers (“broker non-votes”), will be counted toward the establishment of quorum, but will not be counted in the election of directors.

      Under the Company’s By-Laws, the Board is to consist of a number fixed by the Board, and is not to be less than eight nor more than fifteen members. Currently, the authorized number of Board members is set at ten, divided among three classes, although such number will automatically reduce to eight effective upon the election of directors at the Annual Meeting.

      The persons named as proxies on the enclosed proxy card (the “Proxy Committee”) intend to vote (unless authority to do so is withheld) for the re-election for a three-year term of directors David L. Burner, Joseph A. Steger and Steven N. Isaacs. The three nominees have consented to being named as such and to serve if elected.

      In the unexpected event that, prior to the election, any one or more of the nominees shall be unable to serve, the Proxy Committee will vote for the election of such substitute nominees as the Board may propose and in no event may proxies be voted for more than three directors.

THE BOARD RECOMMENDS

THAT YOU VOTE FOR THE BOARD’S NOMINEES.

DIRECTORS AND DIRECTOR NOMINEES

      The following information is furnished with respect to each nominee for election as a director and for each other person whose term of office as a director will continue after the Annual Meeting, other than Mr. Hammerly, whose term on the Board expires at the Annual Meeting and who will not stand for re-election, and Mr. Pichler, whose resignation, effective as of the election of directors at the Annual Meeting, has been accepted by the Board:

DARRYL F. ALLEN Director since 1993 Age 60	Member: Audit Committee Finance Committee Special Refinancing Committee Term expires 2006

Mr. Allen is the retired Chairman, President and Chief Executive Officer of Aeroquip-Vickers, Inc., Maumee, Ohio, a world-wide manufacturer and distributor of engineered components and systems for markets which include industrial, automotive, aerospace and defense. Director of Fifth Third Bancorp.

RONALD D. BROWN Director since 1999 Age 50	Member: Executive Committee Term expires 2006

Mr. Brown is Chairman, President and Chief Executive Officer of the Company. He has served as Chairman and Chief Executive Officer since June 1, 2001. Prior thereto, he was President and Chief Operating Officer from September 20, 1999, Vice President-Finance and Administration and Chief Financial Officer from 1997. Director of A.O. Smith Corporation.

DAVID L. BURNER Director since 1998 Age 64	Member: Audit Committee Finance Committee Term expires 2005; Nominee for three-year term

Mr. Burner is the retired Chairman and Chief Executive Officer of Goodrich Corporation, Charlotte, North Carolina, a provider of aircraft systems and services. He served in that capacity from July, 1997 to October, 2003. He was Chief Executive Officer from December, 1996, to July, 1997, and President from December, 1995, to January, 1997. Prior to 1997 he was an Executive Vice President of The BFGoodrich Company and the President & Chief Operating Officer of BFGoodrich Aerospace. Director of Progress Energy, Inc., Briggs & Stratton Corporation, Lance, Inc., and Engelhard Corporation. Mr. Burner is currently a director whose term expires in 2005 and has been nominated for re-election into the class of directors whose terms expire in 2007.

BARBARA HACKMAN FRANKLIN Director since 1996 Age 63	Member: Finance Committee Nominating and Corporate Governance Committee Term expires 2005

Ms. Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises, Washington, D.C., an international consulting and investment firm, and has served in that capacity since January, 1995. Prior thereto, she was an independent director, consultant and lecturer (1993-1995), and in 1992 she served as the 29th U.S. Secretary of Commerce. Director of Aetna, Inc., The DOW Chemical Company, MedImmune, Inc., and GenVec, Inc.

HARRY A. HAMMERLY Director since 1992 Age 70	Member: Audit Committee Special Refinancing Committee Term expires 2004

Mr. Hammerly had served for more than five years, until his retirement in 1995, as Executive Vice President of 3M Company, St. Paul, Minnesota, a world-wide manufacturer serving industrial, commercial, health care and consumer markets.

STEVEN N. ISAACS Director since April 5, 2004 Age 40	Nominee for three-year term

Mr. Isaacs is the Chairman and Managing Officer of Glencore Finance AG, an investment subsidiary of Glencore International AG, and a director of Mopani Copper Mines Limited (Zambia). Mr. Isaacs was appointed as a director effective on April 5, 2004. Mr. Isaacs was selected for appointment as a director and selected for nomination for re-election by Glencore Finance AG and Mizuho International plc as holders of the Series A Notes pursuant to the Note Purchase Agreement.

JAMES E. PERRELLA Director since 1993 Age 68	Member: Personnel and Compensation Committee Nominating and Corporate Governance Committee Term expires 2006

Mr. Perrella is the retired Chairman of Ingersoll-Rand Company, Woodcliff Lake, New Jersey, a world-wide manufacturer of machinery and equipment for automotive, construction, energy and general industries. From 1993 to 1999, he was also President and Chief Executive Officer of Ingersoll-Rand Company. Director of Becton, Dickinson and Company, Arvin Meritor, Inc., and Bombardier, Inc.

JOSEPH A. PICHLER Director since 1996 Age 64	Member: Executive Committee Personnel and Compensation Committee Nominating and Corporate Governance Committee Term expires 2005

Mr. Pichler is, and has been for more than the past five years, Chairman of the Board of The Kroger Co., Cincinnati, Ohio, a food retailer and manufacturer. Director of Federated Department Stores, Inc. and The Kroger Co. Mr. Pichler’s resignation from the Board, effective as of the election of directors at the Annual Meeting, has been accepted by the Board.

Dr. JOSEPH A. STEGER Director since 1985 Age 67	Member: Executive Committee Personnel and Compensation Committee Nominating and Corporate Governance Committee Term expires 2004; Nominee for three-year term

Dr. Steger had served for more than five years, until his retirement in 2003, as President of the University of Cincinnati, and now serves as President Emeritus. Director of Provident Financial Group, Inc.

CHARLES F. C. TURNER Director since 2002 Age 43	Member: Finance Committee Special Refinancing Committee Term expires 2005

Mr. Turner has been President, Develin Corporation, a real estate management firm, since 2003. Prior to his election to the Board in 2002, he had served in various capacities at the Company, his last position being Group Director of Information Technology for the Company’s Plastics Technologies Group.

GOVERNANCE OF THE COMPANY

Corporate Governance Practices

      The Board, its committees and the Company’s management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The following governance practices provide the framework in which to so act:

•	The Board and the Audit, Finance, Nominating and Corporate Governance, and Personnel and Compensation Committees each perform annual self evaluations.

•	All members of the Audit Committee, the Nominating and Corporate Governance Committee, and the Personnel and Compensation Committee are independent, as defined by the SEC and the New York Stock Exchange (the “NYSE”).

•	All but one of the directors are non-employee directors.

•	The Board has a policy requiring that a director submit his or her resignation from the Board upon a change in such director’s principal professional occupation, but in any event no later than his or her seventieth birthday unless otherwise approved by the Board.

•	The Company practices full and timely disclosure of material information. The Company provides detailed quarterly and annual financial information on its website at www.milacron.com. The Chief Executive Officer and Chief Financial Officer of the Company certify quarterly and annual financial reports filed with the SEC.

•	The Company has adopted a comprehensive Code of Conduct for all employees and a Code of Ethics for senior financial officers. The Code of Conduct and Code of Ethics can be found on the Company’s website.

•	A confidential telephone hotline for anonymous reporting of complaints and concerns has been in place since 1994.

•	The Board has adopted a set of Corporate Governance Guidelines which, together with the Company’s certificate of incorporation, by-laws and charters of the various committees, provide the foundation of the Company’s governance. The Corporate Governance Guidelines can be found on the Company’s website.

•	At each of its regularly scheduled meetings, the Board meets in executive sessions without management present. The chairperson of the Nominating and Corporate Governance Committee is the presiding director at these executive sessions.

•	Shareholders desiring to communicate with the Board or with any specified individual director(s) may send such correspondence to the attention of Hugh C. O’Donnell, Secretary, Milacron Inc., 2090 Florence Avenue, Cincinnati, Ohio 45206. All such correspondence to the Board or a director should be sealed in a separate envelope and clearly marked “Confidential.” The Secretary will directly forward the communication unopened to the presiding director or non-management directors, as appropriate.

•	The Board considers attendance by directors at the Company’s annual shareholder meetings to be an important governance practice, though no formal attendance policy exists. Nine directors attended the Company’s 2003 annual meeting of shareholders.

Board Meetings and Committees

      The Board held eleven meetings in 2003. Average attendance by directors at the aggregate of the total number of Board and committee meetings was 97%. No director attended fewer than 79% of the aggregate of the total number of meetings of the Board and all committees on which he or she served.

      The Company is committed to a Board with a majority of independent directors, as defined under NYSE rules. The Board has reviewed the independence of its members, applying the NYSE rules and considering any other commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships between the directors and the Company. The Board has determined that Ms. Franklin and Messrs. Allen, Burner, Hammerly, Perrella, Pichler, and Steger meet the NYSE independence requirements. Mr. Brown is considered a management director by virtue of his position as an executive officer of the Company. With respect to Messrs. Isaacs and Turner, the Board determined that they each are a non-management director but neither is independent due to (i) in the case of Mr. Isaacs, his relationship with Glencore Finance AG, a significant investor in, and creditor of, the Company, and (ii) in the case of Mr. Turner, his former employment with the Company.

      The Board has established six committees: Executive Committee, Audit Committee, Personnel and Compensation Committee, Nominating and Corporate Governance Committee, Finance Committee, and Special Refinancing Committee. The Executive Committee is composed of three members, two non-employee directors and one employee director. The Committee meets only on call and may exercise, in the intervals between meetings of the Board, powers of the Board in the management of the business and affairs of the Company. The Committee held no meetings in 2003.

Audit Committee

      The Audit Committee is composed of three non-employee directors. The Board has determined that each of Harry A. Hammerly, David L. Burner, and Darryl F. Allen, being all the members of the Audit Committee, (i) meets the independence requirements of the SEC and the NYSE, (ii) is financially literate within the meaning of the NYSE rules, and (iii) qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and the sufficiency of auditing relative thereto. The Committee is the Board’s principal agent for evaluating the quality of internal audit, the independence and qualifications of the Company’s independent auditors, the integrity of management, the Company’s compliance with legal and regulatory requirements, and the adequacy of disclosures to shareholders. The Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Committee pre-approves all non-audit services performed by the independent auditor. The Committee meets with members of management, the independent auditors and the internal auditors, both together and privately, to review the quarterly and annual financial statements, audit coverage and results, the adequacy of internal accounting controls, and the quality of financial reporting. The duties and responsibilities of the Audit Committee are set forth in its charter, which has been approved by the Board and is available on the Company’s website. A copy of the Audit Committee Charter is attached as Exhibit D to this proxy statement. The Committee held five meetings in 2003.

      The foregoing description of the Audit Committee and the “Report of the Audit Committee” included as part of this proxy statement shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Personnel and Compensation Committee

      The Personnel and Compensation Committee is composed of three non-employee directors. Each member of the Committee is independent, as defined by the SEC and the NYSE. The Committee reviews and approves the compensation of all corporate officers, including the Chairman and CEO, and reviews and recommends management incentive programs. The Committee annually reviews and approves a management succession plan to assure orderly transition. The Committee has sole authority regarding retention, fees, and termination of any outside consulting firm assisting in the evaluation of director, CEO, or senior executive compensation. The duties and responsibilities of the Personnel and Compensation Committee are set forth in its charter, which has been approved by the Board and is available on the Company’s website. The Committee held seven meetings in 2003. The Report of the Personnel and Compensation Committee is included as a part of this proxy.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee is composed of four non-employee directors. Each member of the Committee is independent, as defined by the SEC and NYSE. The Committee assists the Board by identifying qualified candidates for election to the Board, and develops, recommends and annually reviews criteria for the selection of directors and corporate governance guidelines for the Company. The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which has been approved by the Board and is available on the Company’s website. The Committee held six meetings in 2003. The Report of the Nominating and Corporate Governance Committee is included as part of this proxy.

      The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders, directors, officers, third party search firms, and other sources for nominations as a director. The Committee considers the needs of the Board and evaluates each recommended candidate in light of, among other things, the candidate’s qualifications which are identified in the Corporate Governance Guidelines and the Criteria for Selecting Candidates for the Board of Directors, both of which can be found on the Company’s website at www.milacron.com. In summary, all shareholder recommended candidates should possess the highest personal and professional ethics and integrity as well as substantial and broad senior management experience and/or expertise. Recommended candidates must be willing to devote sufficient time to carrying out his/her duties and responsibilities effectively, free of any conflict of interest, and financially literate. Finally, the Company believes it appropriate for certain key members of the Company’s management to participate as members of the Board, while recognizing that a majority of independent directors must be maintained at all times. All candidates will be reviewed in the same manner, regardless of the source of recommendation.

      A shareholder recommendation of a candidate for director should be sent by mail to the Chairperson, Nominating and Corporate Governance Committee, c/o Corporate Secretary, Milacron Inc., 2090 Florence Avenue, Cincinnati, Ohio 45206-2425. Shareholder recommendations must be received no later than the date for submission of shareholder proposals generally.

      The recommendation letter must, at a minimum, provide the shareholder’s name; address; number and class of shares owned; the candidate’s biographical information, including name, residential and business address, telephone number, age, education, accomplishments, employment history (including positions held and current position), and current and former directorships; and the shareholder’s opinion as to whether the recommended candidate meets the definitions of “independent,” “financially literate,” and “financial expert” under the NYSE and SEC rules. The recommendation letter must also provide information that would be required to be disclosed in the solicitation of proxies for election of directors under federal securities laws. The shareholder must include the recommended candidate’s statement that he/she meets the requirements and those identified on the Company’s website; is willing to complete the questionnaire required of all officers and directors; will provide such other information as the Committee may reasonably request, and consents to serve on the Board if elected.

Finance Committee

      The Finance Committee is composed of four non-employee directors. The Finance Committee reviews management recommendations relating to the capital structure, acquisitions and divestitures, allocation of assets and risk management, and oversees management’s fiduciary responsibility for the Company’s defined benefit and defined contribution plans. The duties and responsibilities of the Finance Committee are set forth in its charter, which has been approved by the Board and is available on the Company’s website. The Committee held four meetings in 2003.

Special Refinancing Committee

      The Special Refinancing Committee was formed by the Board effective July 29, 2003, for the purpose of working closely with management and outside financial and legal advisors in connection with the Company’s financial restructuring efforts. The Committee, composed of three non-employee directors, held eight meetings in 2003 and eight meetings in 2004 and was dissolved by the Board effective April 1, 2004.

Compensation and Benefits

      The Company compensates non-employee directors by payment of an annual retainer of $35,000. All or a portion of this retainer may be deferred into a Company stock and/or cash account under the terms of the Company’s Plan for the Deferral of Directors’ Compensation, subject to the requirement that a minimum of $10,000 annually be payable in Company stock and credited to a deferred stock account under the plan. The Company also compensates non-employee directors by payment of a fee of $1,500 for each Board and committee meeting attended. Chairpersons of the Audit Committee, Finance Committee, Nominating and Corporate Governance Committee, Personnel and Compensation Committee and Special Refinancing Committee also receive an annual retainer of $2,000. In addition, the directors may elect to be covered by $100,000 of group term life insurance.

      Awards of restricted shares and stock options to directors are provided for in the 1997 Long-Term Incentive Plan. Ms. Franklin and Messrs. Burner, Hammerly, Perrella, Pichler, Steger, and Turner each received a stock option grant of 2,000 shares under the plan in January, 2003. Mr. Allen declined his stock option grant.

      The Retirement Plan for Non-Employee Directors was closed on February 6, 1998, with respect to all non-employee directors beginning their first term on the Board after said date. The non-employee directors who were not beginning their first term after February 6, 1998, were given the election to continue to participate in the Retirement Plan for Non-Employee Directors or receive the current value of their projected benefit in a lump sum credited to a deferred stock account under the Company’s Plan for the Deferral of Directors’ Compensation. The Retirement Plan for Non-Employee Directors has a six-year vesting requirement with monthly benefits paid for life. For non-employee directors with ten or more years of vested service, the benefit under the Retirement Plan for Non-Employee Directors is equal to one hundred percent of the director’s base retainer as of the last day of service. A reduced benefit is payable to non-employee directors with less than ten years of vested service.

Shareholder Meetings: Conducting Business And Notice

      At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board or by any shareholder who is entitled to vote with respect thereto and who has given timely notice thereof in writing to the Secretary of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was first mailed. Notice requirements for shareholder proposals at the 2005 Annual Meeting are provided under the heading “Shareholder Proposals for the 2005 Annual Meeting of Shareholders” in this Proxy Statement.

Director Selection by Holders of Series A Notes

      Pursuant to the Note Purchase Agreement, the Company has agreed to use commercially reasonable efforts to cause a number of persons selected by holders of Series A Notes (and/or any Common Stock into which such Series A Notes have been converted), acting together, to be appointed or elected to a number of directorships on the board in proportion to the percentage of fully diluted Common Stock represented by their outstanding Series A Notes (on an as-converted basis and/or represented by any Common Stock into which such Series A Notes have been converted). The appointment of Mr. Isaacs to the Board and his nomination for re-election to a three-year term on the Board have been made pursuant to the Note Purchase Agreement. The holders of the Series A Notes have informed the Company that they intend to select two additional persons for appointment to the Board after the Annual Meeting. At such time, the Company intends to increase the size of the Board to accommodate the appointment of such additional persons to the Board and so that at least a majority of the directors on the Board will be “independent” under the rules of the New York Stock Exchange.

PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth information, unless otherwise indicated, as of March 25, 2004, concerning the beneficial owners of more than five percent of the Company’s outstanding shares of Common Stock and Existing Preferred Stock. Unless otherwise noted, the individuals or entities named in the table have sole voting and investment power.

Common Stock

		Percent of Class
Beneficial Owner	Shares	Outstanding

Glencore Finance AG(1) Baarermattstrasse 3 CH-6341 Baar Switzerland	10,500,000	23.2
Mizuho International plc(1) Bracken House One Friday Street London EC4M 9JA United Kingdom	4,500,000	11.4
Putnam, LLC d/b/a Putnam Investments(2) One Post Office Square Boston, MA 02109	3,378,794	9.7
Dimensional Fund Advisors, Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,466,953	7.1
U.S. Trust Corp., United States Trust Company of New York and U.S. Trust Company, N.A.(4)	2,466,139	7.1
114 W. 47th Street New York, NY 10036
Boston Safe Deposit and Trust Company c/o Mellon Bank N.A 525 William Penn Place, Suite 3148 Pittsburgh, PA 15259	2,288,883	6.6
Trustee — Milacron Employee Benefit Plans

Existing Preferred Stock

		Percent of Class
Beneficial Owner	Shares	Outstanding

Boston Safe Deposit and Trust Company c/o Mellon Bank N.A 525 William Penn Place, Suite 3148 Pittsburgh, PA 15259	11,126	18.54

Trustee — Milacron Employee Benefit Plans

Empire & Co. Box 328A Exchange Place Station 69 Montgomery Street Jersey City, NJ 07303-0328	7,154	11.92
JPMorgan Chase Bank c/o JP Morgan Investor Services 14201 Dallas Parkway, 12th Floor Dallas, TX 75254	7,004	11.67
Bank of New York One Wall Street New York, NY 10286	4,403	7.33
Milacron Geier Foundation 2090 Florence Avenue, Cincinnati, OH 45206 (R. D. Brown, H. A. Hammerly, and J. A. Pichler, Trustees)	3,913	6.52

(1)	As reported in Schedule 13D dated March 22, 2004 filed with the SEC jointly on behalf of Glencore Finance AG and its affiliates Glencore International AG and Glencore Holding AG and Mizuho International plc and its affiliate Mizuho Securities Co., Ltd. to report shares of Common Stock as to which they may acquire beneficial ownership upon conversion of the Company’s 20% Secured Step-Up Series A Notes due 2007 held by them. The percentages of class outstanding shown for each of Glencore and Mizuho represents the quotient of the number of shares underlying such person’s holdings of Series A Notes divided by the sum of the total number of shares of Common Stock outstanding on March 25, 2004 plus the number of shares underlying such person’s holdings of Series A Notes.

(2)	As reported in an Amendment to Schedule 13G dated February 9, 2004 filed with the SEC by Putnam, LLC (“Putnam”), a subsidiary of Marsh & McLennan Companies, Inc. (“MMc”), on behalf of MMc, on its own behalf and on behalf of its two registered investment advisory subsidiaries, Putnam Investment Management, LLC (advisor to the Putnam family of mutual funds) and The Putnam Advisory Company, LLC (advisor to Putnam’s institutional clients), with respect to 1,916,864 shares of Common Stock as to which Putnam and Putnam Investment Management, LLC reported shared dispositive power and with respect to 1,461,930 shares of Common Stock as to which Putnam and The Putnam Advisory Company, LLC reported shared dispositive power. Putnam and The Putnam Advisory Company, LLC also reported shared voting power with respect to 1,110,440 of the shares of Common Stock as to which they reported shared dispositive power.

(3)	As reported in an Amendment to Schedule 13G dated February 6, 2004 filed with the SEC by Dimensional Fund Advisors Inc., a registered investment advisor, with respect to shares of Common Stock held by funds as to which it serves as investment advisor or manager.

(4)	As reported in Schedule 13G dated February 17, 2004 filed with the SEC by U.S. Trust Corp., United States Trust Company of New York and U.S. Trust Company, N.A. with respect to 2,446,139 shares of Common Stock as to which they also report shared dispositive power.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of Common Stock and Existing Preferred Stock as of March 25, 2004, for each of the directors and for each of the executive officers named in the Summary Compensation Table. No director or named executive officer owns more than one percent of the class shown, except as set forth in the footnotes below.

		Existing
Name	Common Stock(1)	Preferred Stock

Darryl F. Allen(2)	14,500	0
Ronald D. Brown(3)	406,874	0
David L. Burner(2)	8,500	0
Barbara Hackman Franklin(2)	15,105	0
Harry A. Hammerly(2)(3)	23,946	0
Steven N. Isaacs(4)	10,500,000	0
James E. Perrella(2)	18,000	0
Joseph A. Pichler(2)(3)	16,200	0
Joseph A. Steger(2)	15,146	0
Charles F. C. Turner(2)	4,370	342
Ross A. Anderson	45,344	0
Harold J. Faig	141,995	0
John C. Francy	53,111	0
Robert P. Lienesch	152,492	0
Hugh C. O’Donnell	120,140	0
All directors and executive officers as a Group(5)	11,535,723	342

(1)	The amounts shown include (a) the following shares that may be acquired within 60 days pursuant to outstanding option grants: Mr. Anderson 6,937 shares, Mr. Brown 161,500 shares, Mr. Faig 107,000 shares, Mr. Francy 8,750 shares, Mr. Lienesch 70,250 shares, Mr. O’Donnell 52,750 shares, 12,000 shares each for Messrs. Hammerly, Perrella, and Steger, 11,500 shares for Mr. Allen, 10,000 shares each for Ms. Franklin and Mr. Pichler, 6,000 shares for Mr. Burner, 1,500 shares for Mr. Turner, and 482,187 shares for all directors and executive officers as a group; (b) 10,500,000 shares as to which Glencore Finance AG may acquire beneficial ownership upon conversion of the Series A Notes and of which Mr. Isaacs would have the right to direct dispositions and voting (Mr. Isaacs has disclaimed beneficial ownership to the 4,500,000 shares underlying the Series A Notes held by Mizuho International plc purchased in the same transaction as the Series A Notes held by Glencore); (c) the following shares allocated to participant accounts under the Milacron Retirement Savings Plan, according to information furnished by the Plan Trustee: Mr. Anderson 1,213 shares, Mr. Brown 1,778 shares, Mr. Francy 761 shares, Mr. Lienesch 2,551 shares, Mr. O’Donnell 1,696 shares, and 7,999 shares for all directors and executive officers as a group; and (d) the following shares held by certain members of the individuals’ families as to which beneficial ownership is disclaimed: Mr. Brown 100 shares, and Mr. Turner 25 shares. The amounts shown do not include credits of stock units under the Company’s deferred compensation plan as follows: Mr. Brown 7,075 units, and Mr. Lienesch 5,054 units. On April 21, 2003, Messrs. Anderson, Brown, Faig, Francy, Lienesch and O’Donnell voluntarily waived all right and interest to options to purchase 8,600 shares, 174,800 shares, 141,000 shares, 8,000 shares, 86,600 shares and 18,100 shares, respectively, none of which were in-the-money options. These waivers were made without any promise of future options being offered to these officers. The purpose of these waivers was to allow the Company to make future grants to participants under the

Company’s long-term incentive plans without increasing shareholder dilution, by making the shares related to the waivers available for such future grants.

(2)	The amounts shown do not include credits of stock units under the Company’s deferred compensation plan for non-employee directors as follows: Mr. Allen 48,225 units, Mr. Burner 33,803 units, Ms. Franklin 6,350 units, Mr. Hammerly 5,616 units, Mr. Perrella 46,277 units, Mr. Pichler 5,804 units, Mr. Steger 12,538 units, and Mr. Turner 3,941 units.

(3)	The amounts shown do not include 3,913 shares of Existing Preferred Stock held by the Milacron Geier Foundation (of which Messrs. Brown, Hammerly, and Pichler are Trustees), as to which shares beneficial ownership is disclaimed.

(4)	The amount shown, which is 23.2% of the outstanding Common Stock (this percentage represents the quotient of the number of shares underlying Glencore’s holdings of Series A Notes divided by the sum of the total number of shares of Common Stock outstanding on March 25, 2004 plus the number of shares underlying Glencore’s holdings of Series A Notes), represents the shares as to which Glencore may acquire beneficial ownership upon conversion of the Series A Notes and of which Mr. Isaacs would have the right to direct dispositions and voting (Mr. Isaacs has disclaimed beneficial ownership to the 4,500,000 shares underlying the Series A Notes held by Mizuho purchased in the same transaction as the Series A Notes held by Glencore).

(5)	Directors’ and executive officers’ beneficial ownership as a group is 25.18% of the outstanding Common Stock (15 persons) (this percentage represents the quotient of the number of shares beneficially owned by all directors and executive officers as a group, including the number of shares underlying Glencore’s holdings of Series A Notes and the shares that may be acquired within 60 days pursuant to outstanding option grants as described in (a) of note (1), divided by the sum of the total number of shares of Common Stock outstanding on March 25, 2004 plus the number of shares underlying Glencore’s holdings of Series A Notes plus the shares that may be acquired within 60 days pursuant to outstanding option grants as described in (a) of note (1)) and 0.57% of the outstanding Existing Preferred Stock (1 person). On April 21, 2003, all six executive officers of the Company (including Messrs. Anderson, Brown, Faig, Francy, Lienesch and O’Donnell) voluntarily waived all right and interest to options to purchase 437,100 shares of Common Stock, none of which were in-the-money options. These waivers were made without any promise of future options being offered to these officers. The purpose of these waivers was to allow the Company to make future grants to participants under the Company’s long-term incentive plans without increasing shareholder dilution, by making the shares related to the waivers available for such future grants.

Certain Relationships and Related Transactions

      During the year 2003 and through March 15, 2004, the Company had outstanding loans in excess of $60,000.00 to one executive officer under the Company’s Employee Stock Loan Program for the purposes of exercising stock options and purchasing stock, and for paying related withholding taxes due as a result of such actions or the lapse of restrictions on restricted stock, all under the Company’s Long-Term Incentive Plans. Mr. Brown had loans with interest rates ranging from 5.17% to 7.38%, with the largest aggregate amount of indebtedness outstanding at any time during such period being $167,709.04, and the principal balance of all such loans outstanding at the end of the period being $142,730.23. In 2002 the Company discontinued the Employee Stock Loan Program, allowing for the repayment of existing loans in accordance with their respective terms. Pursuant to the Employee Stock Loan Program, the loans are to be repaid on terms of regular payments of not more than 10 years unless the related stock is divested by the employee prior to such time, in which case all amounts owing become payable. The interest rate for each loan was the Applicable Federal Rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the day on which the loan was made.

      On March 12, 2004, the Company sold $70 million in aggregate principal amount of the Company’s new exchangeable debt securities to Glencore Finance AG, of which Mr. Isaacs, a director and nominee for a three-year term, is the Chairman and Managing Officer. Mr. Isaacs was selected for nomination as a director by Glencore Finance AG and Mizuho International plc as holders of the Company’s 20% Secured Step-Up Series A Notes due 2007 pursuant to the Note Purchase Agreement. For more information on this transaction, see “CHAPTER I — REFINANCING PROPOSALS” in this Proxy Statement.

Retirement Benefits

      The calculation of estimated annual retirement benefits under the Company’s regular retirement plan (the “Retirement Plan”) is based upon years of service and average earnings for the five consecutive years of highest compensation during such service. Earnings include all cash compensation, including amounts received or accrued under the Short-Term Management Incentive Program, but exclude benefits or payments received under long-term incentive plans or any other employee benefit plan. The Retirement Plan is non-contributory and limits the individual annual benefit to the maximum level permitted under existing law. The credited years of service under the Retirement Plan for the executive officers named in the Summary Compensation Table set forth below are: 14 for Mr. Anderson, 23 for Mr. Brown, 15 for Mr. Francy, 24 for Mr. Lienesch, and 16 for Mr. O’Donnell. Mr. Faig, former president and COO retired September 30, 2003 with 35 years of credited service under the Retirement Plan. Directors who are not officers or employees of the Company are not eligible to participate in the Retirement Plan.

      The table below shows examples of pension benefits which are computed on a straight life annuity basis before deduction of the offset provided by the Retirement Plan, which depends on length of service and is up to one-half of the primary Social Security benefit:

	Estimated Annual Pension for
Highest Consecutive	Representative Years of Credited Service
Five-Year
Average Compensation	10	15		20		25		30		35 or more

$100,000	$15,000	$22,500		$30,000		$37,500		$45,000		$52,500
$250,000	$37,500	$56,250		$75,000		$93,750		$112,500		$131,250
$500,000	$75,000	$112,500		$150,000		$187,500	(*)	$225,000	(*)	$262,500	(*)
$750,000	$112,500	$168,750	(*)	$225,000	(*)	$281,250	(*)	$337,500	(*)	$393,750	(*)
$1,000,000	$150,000	$225,000	(*)	$300,000	(*)	$375,000	(*)	$450,000	(*)	$525,000	(*)

(*)	Under existing law, payments of annual benefits in excess of $165,000 may not be made by the Retirement Plan but may be paid directly by the Company, as described in the following paragraph.

In an effort to attract and retain experienced executives, the Board approved a program wherein certain officers are guaranteed annual pensions of not less than 52.5% and not more than 60% of their highest average pay in a consecutive three-year period. Such pensions include the amount payable under the Retirement Plan and are not subject to the maximum limitation imposed on qualified plans such as the Retirement Plan.

Executive Severance Agreements

      The Company has entered into Executive Severance Agreements (the “Severance Agreements”) with Messrs. Anderson, Brown, Francy, Lienesch, and O’Donnell as well as certain other executives (the “Executives”). The Severance Agreements continue through December 31, 2004, and provide that they are to be automatically extended in one year increments (unless notice by the Company is otherwise given) and, in any event, shall continue in effect for a period of two years beyond the term if a Change in Control (as defined below) of the Company occurs.

      Generally, a “Change in Control” of the Company will be deemed to have occurred if: (i) anyone acquires 20% or more of the outstanding voting stock of the Company; (ii) the persons serving as directors of the Company as of the date of the agreement, and replacements or additions subsequently approved by at least 60% of the incumbent Board, cease to make up a majority of the Board; (iii) a merger, consolidation, or reorganization occurs after which the holders of the Company’s outstanding stock immediately preceding such transaction own less than 66 2/3% of the surviving corporation; (iv) the Company disposes of all or substantially all of its assets; or (v) the shareholders of the Company approve a plan of liquidation or dissolution of the Company. The Severance Agreements were amended effective February 10, 2004 to provide that a financial restructuring or recapitalization of the Company in 2004 would not trigger certain benefits otherwise payable upon a Change in Control.

      The Severance Agreements provide that the Executives are entitled to certain benefits following a Change in Control of the Company, including: (i) the vesting of all equity-based awards, and (ii) cash payments equal to the value of each Executive’s target annual incentive award and any earned but unpaid annual bonus. In the event of a qualifying termination of an Executive following a Change in Control, an Executive is entitled to additional benefits, including: (i) a portion of the Executive’s target annual incentive award then in effect; (ii) a cash payment equal to the value of all outstanding long-term incentive awards, assuming maximum performance, (iii) a cash payment of three or two times (depending upon whether or not a Tier I or Tier II Severance Agreement applies) the sum of the Executive’s base salary and highest bonus award; (iv) special supplemental retirement benefits determined as if the Executive had three or two years additional credited service under the Company’s retirement plans; and (v) continuation of all life, disability and accident insurance, and medical plan coverage for a period of three or two years. Due to the February 10, 2004 amendments of the Severance Agreements, awards granted on or after February 10, 2004 will not accelerate and Executives will not be entitled to any cash payments equal to their target annual incentive awards or payment of any earned but unpaid annual bonuses as a result of a restructuring that occurs in 2004. Further, if any of these payments would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, the Company will “gross-up” the Executive’s compensation for all such excise taxes.

      On the recommendation of independent advisors to the Personnel & Compensation Committee of the Board of Directors, in an effort to retain key employees during the uncertainty created by the refinancing process, the Company has established a Temporary Enhanced Severance Plan effective November 1, 2003 and extending through December 31, 2005 for certain key employees, including the executive officers named in the Summary Compensation Table. Should a participant experience a qualifying termination during this period he/she would be entitled to certain benefits including severance and outplacement assistance. The benefits provided under this plan would not be cumulative to any other severance benefits in which a participant is entitled. In the event a participant would receive benefits under another company severance plan, then the payments under this plan would be reduced by a like amount.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long-Term Compensation

						Awards		Payouts

					Other		Shares		All
					Annual		Underlying		Other
Name					Comp.	Restricted	Stock	LTIP	Comp.
Principal Position	Year	Salary ($)	Bonus ($)		($)	Stock ($)(2)	Options (#)	Payouts ($)	($)

R. D. Brown	2003	600,000	0		2,238	465,040	0	0	0
Chairman, President and	2002	562,585	196,230		10,984	621,450	100,000	0	0
Chief Executive Officer	2001	488,338	0		17,146	282,140	100,000	0	0

H. J. Faig	2003	352,920	0		73,183	18,480	0	0	0
President and	2002	369,950	85,084		17,266	276,200	88,000	0	0
Chief Operating Officer(3)	2001	363,670	0		15,803	101,700	44,000	0	0

R. P. Lienesch	2003	270,000	0		52,194 (7)	139,088	0	0	0
Vice President — Finance	2002	253,800	60,861		11,777	248,580	58,000	0	0
and Chief Financial Officer	2001	255,670	0		11,720	61,020	29,000	0	0

H. C. O’Donnell	2003	230,004	11,500	(6)	6,335	137,240	0	0	0
Vice President, General	2002	216,207	51,846		3,267	165,720	44,000	0	0
Counsel and Secretary	2001	217,670	0		4,332	40,680	22,000	0	0

Ross A. Anderson	2003	157,764	1,315	(6)	31	96,992	0	0	0
Controller(4)	2002	132,411	32,107		—	0	7,875	0	0

John C. Francy	2003	142,608	7,130	(6)	1,461	96,992	0	0	0
Treasurer(5)	2002	134,058	37,992		2,035	96,670	10,000	0	0
	2001	114,916	0		1,860	40,680	5,000	0	0

(1)	Includes amounts earned in fiscal year.

(2)	Performance Share Awards: On February 9, 2001, July 26, 2001, February 12, 2002, and February 11, 2003, the Personnel and Compensation Committee of the Board of Directors awarded performance share grants in the form of restricted stock under the 1997 Long-Term Incentive Plan. This restricted stock will vest only if certain performance targets are met during the three-year performance period. Mr. Brown was awarded 15,000 shares in 2001 (7,000 shares on February 9, 2001 and 8,000 shares on July 26, 2001), 15,000 shares in 2002 and 12,000 shares in 2003; Mr. Faig was awarded 5,000 shares in each of 2001 and 2002 and 4,000 shares in 2003; Mr. Lienesch was awarded 3,000 shares in each of 2001 and 2002 and 2,400 shares in 2003; Mr. O’Donnell was awarded 2,000 shares in each of 2001, 2002 and 2003; Mr. Anderson was awarded no shares in each of 2001 and 2002 and 1,600 shares in 2003; Mr. Francy was awarded 2,000 shares in each of 2001 and 2002 and 1,600 shares in 2003.

In accordance with the terms of the Long-Term Incentive Plan, upon his retirement on September 30, 2003, Mr. Faig forfeited performance share grants as follows: from the 5,000 shares awarded him in 2001, 421 shares were forfeited; from the 5,000 shares awarded him in 2002, 2,087 shares were forfeited; and all 4,000 shares awarded him in 2003 were forfeited.

The performance share grants awarded in 2001 were to vest only if the compounded annual growth rate of the Company’s basic earnings per common share over the three-year performance period commencing January 1, 2001 was at least 10%. If the compounded annual growth rate of basic earnings per common share over the performance period was at least 12%, the awards were to be increased by a cash payment equal to 50% of the value of the associated performance share grant at the end of the performance period, and the cash payment was to be increased to 100% of the value of the associated performance share grant if that compounded annual growth rate was at least 15%. On February 9, 2004, all of the performance share grants awarded in 2001 were forfeited because the targeted annual growth rate in earnings per share was not attained.

The performance share grants awarded in 2002 will vest only if the Company’s basic earnings per common share over the three-year performance period commencing January 1, 2002 are at least $1.00. These grants will be increased by a cash payment equal to 50% of the value of the associated performance share grant at the end of the performance period if basic earnings per share over the performance period are at least $1.35, and the cash payment will be increased to 100% of the value of the associated performance share grant if those basic earnings per share are at least $1.75.

The performance share grants awarded in 2003 will vest only if the Company’s basic earnings per common share over the three-year performance period commencing January 1, 2003 are at least $0.75. These grants will be increased by a cash payment equal to 50% of the value of the associated performance share grant at the end of the performance period if basic earnings per share over the performance period are at least $1.15, and the cash payment will be increased to 100% of the value of the associated performance share grant if those basic earnings per share are at least $1.50.

Restricted Stock Awards: On February 9, 2001, February 12, 2002 and November 6, 2003, the Personnel and Compensation Committee also awarded restricted stock under the 1994 and 1997 Long-Term Incentive Plans which vests at the end of 3 years (2 years in the case of 50% of each grant made in 2003) if the executive is still employed by the Company or has retired from the Company, but is not subject to other performance targets, as follows: Mr. Brown, 30,000 shares in 2002 and 160,000 shares in 2003; Mr. Faig, 15,000 shares in 2002; Mr. Lienesch, 15,000 shares in 2002 and 50,000 shares in 2003; Mr. O’Donnell, 10,000 shares in 2002 and 50,000 shares in 2003; Mr. Anderson, 1,000 shares in 2001 and 35,000 shares in 2003; and Mr. Francy, 5,000 shares in 2002 and 35,000 shares in 2003.

The values of the awards under the Long-Term Incentive Plans shown in the table are based on the closing prices of $20.34 and $17.47 (for the February 9, 2001 and July 26, 2001 awards, respectively), $13.81 (for the February 12, 2002 awards), and $4.62 and $2.56 (for the February 11, 2003 and November 6, 2003 awards, respectively).

Dividends are paid on all restricted stock granted under the Long-Term Incentive Plans at the same time and the same rate as dividends are paid to the shareholders on unrestricted stock.

In the event of a change in control of the Company, all outstanding performance and restricted share awards will immediately vest, and payments will be made with respect to the performance shares as if maximum performance targets were attained.

NOTE: The total number of shares of restricted stock held, subject to vesting restrictions, by the listed officers and the aggregate market value at the end of the Company’s fiscal year are as follows: Mr. Brown held 232,000 restricted shares valued at $967,440.00 in the aggregate; Mr. Faig held 22,492 restricted shares valued at $93,791.64 in the aggregate; Mr. Lienesch held 73,400 shares valued at $306,078.00 in the aggregate; Mr. O’Donnell held 66,000 shares valued at $275,220.00 in the aggregate; Mr. Anderson held 37,600 shares valued at $156,792.00 in the aggregate; and Mr. Francy held 45,600 shares valued at $190,152.00 in the aggregate. Aggregate market value is based on the closing price of $4.17 at December 31, 2003.

(3)	Mr. Faig retired on September 30, 2003.

(4)	Mr. Anderson became an executive officer of the Company on October 1, 2002.

(5)	Mr. Francy became an executive officer of the Company on February 9, 2001.

(6)	The Board of Directors approved bonuses to certain officers, at the discretion of the CEO, in recognition of extraordinary job demands required during the Company’s refinancing process.

(7)	Includes $20,834 for supplemental health care benefits received by Mr. Lienesch, which was the only perquisite or other personal benefit received by him that exceeded 25% of the total of all perquisites and other personal benefits received by him.

AGGREGATED OPTION EXERCISES IN LAST YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying		Value(1) of Unexercised,
	Number		Unexercised Options at		In-the-Money Options
	of Shares		Fiscal Year-End (#)(2)		Held at Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

R. D. Brown	0	$0	105,000	155,000	$0	$0
H. J. Faig	0	$0	64,000	108,000	$0	$0
R. P. Lienesch	0	$0	42,000	71,000	$0	$0
H. C. O’Donnell	0	$0	31,500	53,500	$0	$0
R. A. Anderson	0	$0	3,968	7,907	$0	$0
J. C. Francy	0	$0	5,000	10,000	$0	$0

(1)	Based on a fair market value (average of high and new low market prices) of company stock on December 31, 2003, of $4.18.

(2)	As set forth above under the heading “Share Ownership of Directors and Executive Officers”, on April 21, 2003 Messrs. Anderson, Brown, Faig, Francy, Lienesch and O’Donnell voluntarily waived all right and interest to options to purchase 8,600 shares, 174,800 shares, 141,000 shares, 8,000 shares, 86,600 shares and 18,100 shares, respectively, none of which were in-the-money options. These waivers were made without any promise of future options being offered to these officers. The purpose of these waivers was to allow the Company to make future grants to participants under the Company’s long-term incentive plans without increasing shareholder dilution, by making the shares related to the waivers available for such future grants.

PERFORMANCE GRAPH

Comparison of 5-Year Cumulative Total Shareholder Return(1)

Milacron Inc., Russell 2000 Index, S&P SmallCap 600 Indl Machinery Index and S&P 500 Index

(1)	Total Shareholder Return assumes $100.00 invested on December 31, 1998 and reinvestment of dividends on a quarterly basis.

(2)	The S&P 500 Index (which was included in this graph in prior years) is being replaced with the S&P SmallCap 600 Industrial Machinery Index, which now includes the Company and is more reflective of the Company’s market capitalization.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

To Our Shareholders

      The Personnel and Compensation Committee of the Board of Directors (the “Committee”) annually reviews and recommends to the full Board compensation levels for the officers of the Company. The Committee consists entirely of independent, non-employee directors.

      The Committee’s primary objective in establishing compensation opportunities for the Company’s officers is to support the Company’s goal of maximizing the shareholders’ value. To achieve this objective, the Committee believes it is critical to hire, develop, reward, and retain the most competent executives, and to establish total compensation opportunities for executives based upon competitive market conditions and the overall strategy of the Company.

      The Committee reviews the compensation for all corporate officers, including the individuals whose compensation is detailed in this Proxy Statement. This review is designed to ensure consistency throughout the compensation process. The Committee makes all decisions pertaining to the determination of the Company’s executive compensation plans that promote the above objective. The Committee believes that the Company’s current compensation programs support the Company’s business mission and contribute to the Company’s financial success. The Committee considers total compensation when establishing each component of pay.

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain “performance based” compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met. The Committee takes into account Section 162(m) of the Internal Revenue Code while reviewing its policies with respect to the qualifying compensation paid to its executive officers.

Base Salary

      The Committee annually reviews each officer’s base salary. The factors which influence Committee determinations regarding base salary include job performance, level of responsibilities, breadth of knowledge, prior experience, comparable levels of pay among executives at national market competitors, and internal pay equity considerations. Base pay data is compared with survey information compiled by independent compensation consulting firms. In 2003 the Committee retained Towers Perrin to conduct an independent compensation review to assist the Committee in establishing total compensation, including base pay and short and long-term compensation, for the Company’s officers, including the CEO, and other key executives. Increases in salary levels are driven by individual performance. Base salaries are targeted at the market median, after adjusting for company size. Based on this independent review, the Committee determined that the current base salaries of the Company’s officers are within acceptable competitive ranges.

      Due to depressed economic and business conditions, the officers, including the CEO, elected to reduce their base salary by 8% throughout most of 2001 and 2002. Furthermore, after the 8% reduction was restored in October of 2002, the officers’ base salary remained frozen throughout 2003.

Annual Incentive Compensation

      The Company’s officers, including the CEO, are eligible for an annual cash bonus under its 2002 Short-Term Incentive Plan. The corporate and business unit performance measures for bonus payments are based on earning a return on capital in excess of the cost of capital (“EVA”) and meeting or exceeding predetermined Critical Success Factors, and thereby enhancing shareholder value at the corporate and/or business unit levels. The Critical Success Factor for 2003 was a reduction of average working capital as a percentage of sales. The Committee establishes the target performance goals and relative weighting for both the EVA and the Critical Success Factor measurement.

      The 2002 Short-Term Incentive Plan provides a balance between the short-term financial goals and long-term objectives of the Company. Annual incentive compensation is targeted to the market median, after adjusting for company size. No bonus under the 2002 Short-Term Incentive Plan was paid to any of the officers named in the Summary Compensation Table for the 2003 plan year.

Long-Term Incentive Compensation

      The 1997 Long-Term Incentive Plan was approved by shareholders in 1997 and gives the Committee the authority and discretion to award stock options, restricted stock and performance share awards (collectively referred to as “Awards”) to the Company’s key employees. Awards are granted during the life of the Plan and are designed to align the interests of executives with those of the shareholders. Under the 1997 Long-Term Incentive Plan, Awards were granted to the Company’s key employees, including its officers. Stock options have an exercise price equal to the market price of the Common Stock on the date of the grant, and vest over a four-year period commencing on the first anniversary of the date of the grant. Stock options granted on or after February 19, 2002, have a life span of five years from the grant date and those granted prior thereto have a life span of 10 years from the date of the grant. There were no stock options granted in 2003 to any executive officer or employee of the Company. On April 21, 2003, all named executive officers in the Summary Compensation Table voluntarily waived all right and interest to options to purchase 437,100 shares of Common Stock, none of which were in-the-money options. These waivers were made without any promise of future options being offered to these officers. The purpose of these waivers was to allow the Company to make future grants to participants under the Company’s long-term incentive plans without increasing shareholder dilution, by making shares related to the waivers available for such future grants.

      Restricted stock may not be sold or transferred for a period of three years and, as a general rule, the restricted stock is forfeited if the recipient does not remain in the employ of the Company during the entire three-year term.

      Performance share grants are awarded in the form of restricted shares which may be forfeited or increased, with any increase paid in cash, depending on the growth of basic earnings per share of Common Stock during the three-year measurement period. Performance share grants awarded in 2001 for the 2001-2003 Performance Period were forfeited when the basic earnings per share growth target of 10% was not attained. Performance share grants awarded in 2002 for the 2002-2004 Performance Period will vest only if a basic earnings per share target of at least $1.00 is achieved, and will be increased by 50% or 100% if basic earnings per common share of at least $1.35 or $1.75, respectively, is achieved. Performance Share grants awarded in 2003 for the 2003-2005 Performance Period will vest only if a basic earnings per share target of at least $.75 per share is achieved, and will be increased by 50% or 100% if basic earnings per share of $1.15 or $1.50, respectively, is achieved. This approach to long-term incentives was designed to focus executives on the creation of shareholder value over the long term since the full breadth of the compensation package cannot be realized unless basic earnings per common share and the price of Common Stock increase over a number of years.

CEO Compensation

      The compensation of the CEO reflects the same elements as those used in determining the compensation of other corporate officers. The Committee also considers the leadership and effectiveness of the CEO in offering direction and strategic planning for the Company and in dealing with major corporate challenges and opportunities.

      The CEO’s base salary of $600,000 was established upon Mr. Brown’s promotion to Chairman and CEO in June of 2001. Due to depressed economic and business conditions, the CEO elected to reduce his base salary by 8% throughout most of 2001 and 2002 and after restoring the reduction of 8% in October of 2002, kept his base salary frozen throughout 2003.

      In accordance with the terms of the 2002 Short-Term Incentive Plan, no bonus was paid for the 2003 plan year.

      During fiscal 2003, Mr. Brown was granted 12,000 performance shares under the 1997 Long-Term Incentive Plan and 160,000 shares of restricted stock under the 1994 Long-Term Incentive Plan. No stock options were granted in 2003.

      Mr. Brown’s performance share grant is subject to the same performance targets outlined above. The restricted stock grant was made on the basis of market practice as determined by independent consultants, as described above.

The Personnel and Compensation Committee

James E. Perrella, Chairperson
Joseph A. Pichler
Joseph A. Steger

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      The Nominating and Corporate Governance Committee met six times during the year. The Committee approved its charter, in which the Committee is responsible for the nomination of directors and the Company’s corporate governance practices. The Committee took a leadership role in shaping the corporate governance of the Company. It recommended to the Board of Directors corporate governance guidelines and a code of business conduct, and oversaw the development of a financial code of ethics, all of which the Board adopted. The Committee arranged for the dissemination and disclosure of these and other corporate governance documents, including its charter, to employees and shareholders via the Company’s website. The address of the website is www.milacron.com These documents are also available upon request from the corporate secretary. No waivers were sought or granted from the Company’s code of conduct. The Committee is not aware of any situation or circumstances that would require a waiver.

      The Committee reviewed the Board’s committee structure and operations and reported to the Board regarding them. The Committee also conducted an evaluation of its performance and oversaw the evaluation process to ensure that the full Board and each of the other committees performed its own self-evaluation and reported on the same to the Board of Directors.

The Nominating and Corporate
Governance Committee

Joseph A. Steger, Chairperson
Barbara H. Franklin
James E. Perrella
Joseph A. Pichler

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the quarterly financial results prior to inclusion of the same in the Company’s Quarterly Reports on Form 10-Q and reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including those described in Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company (including the matters in the written disclosures required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and considered the compatibility of non-audit services (described under “Independent Auditors” below) with the auditors’ independence.

      The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during 2003.

      In reliance on the reviews and discussion referred to above, the Board approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

      The Committee has re-appointed, subject to shareholder ratification, Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

The Audit Committee

Harry A. Hammerly, Chairperson
Darryl F. Allen
David L. Burner

APPROVAL OF 2004 LONG-TERM INCENTIVE PLAN

Background

      The Board of Directors and the Personnel and Compensation Committee (the “Committee”) have continued to review the Company’s compensation programs and have concluded that it is desirable for the Company’s shareholders to adopt the 2004 Long-Term Incentive Plan (the “LTIP”). The Company’s shareholders have previously approved long-term incentive plans in 1979, 1982, 1984, 1987, 1991, 1994 and 1997. The Board of Directors believes that these programs have proven beneficial to the Company and have advanced its interest in attracting and retaining outstanding management personnel and motivating key employees.

Current Equity Compensation Plan Information

      The following table sets forth information concerning securities to be issued and available for issuance under equity compensation plans previously approved by the shareholders:

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	[c] (excluding securities
Plan Category	warrants and rights [a]	and rights [b]	reflected in column [a])

Equity compensation plans not approved by security holders	—	—	—
Equity compensation plans approved by security holders	3,855,950	19.75	276,737

Total	3,855,950	19.75	276,737

      The conversion of the Series A Notes into shares of Common Stock and the exchange of the Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) and the Series B Notes for Series B Preferred Stock (which will initially be convertible into 50 million shares of Common Stock), will result in a “Change in Control” for purposes of certain awards granted under the 1997 and 1994 Long-Term Incentive Plans. Such Change in Control will result in the immediate vesting of 1,090,310 shares of Common Stock that are currently subject to restricted stock awards and performance share grants under the 1997 and 1994 Long-Term Incentive Plans. Following the Change in Control, a total of 10,031 shares of Common Stock will remain subject to restricted stock awards with a weighted average term of 1.8 years remaining prior to vesting. For a more complete description of the impact of a Change in Control on awards granted under the 1997 and 1994 Long-Term Incentive Plans, see “CHAPTER I — REFINANCING PROPOSALS” in this Proxy Statement.

Summary of the LTIP

      The LTIP is set forth in full as Exhibit E to this proxy statement and is summarized below. The following summary is not intended to be complete and reference should be made to the plan for a complete statement of its terms and provisions.

Plan Limits

      The maximum number of shares of Common Stock that may be issued or transferred (a) upon the exercise of option rights or appreciation rights, (b) in payment of performance shares or performance units that have been earned, (c) as restricted shares, (d) as deferred shares, (e) in payment of dividend equivalents paid with respect to awards made under the LTIP or (f) in payment of other share-based awards may not in the aggregate exceed 7,000,000 shares of Common Stock, which may be shares of original issuance, treasury shares, shares purchased by the Company on the open market, or a combination thereof. These limits are subject to adjustments as provided in the LTIP for stock splits, stock dividends, recapitalizations and other similar events.

      Upon the payment of any option price by the transfer to the Company of Common Stock or upon related satisfaction of tax withholding obligations or any other payment made or benefit realized under the LTIP by the transfer or relinquishment of Common Stock, there will be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company. Upon the payment in cash of a benefit provided by any award under the LTIP, any shares of Common Stock that were covered by such award will again be available for issuance or transfer under the LTIP. If any award terminates, expires or is canceled with respect to any shares of Common Stock, new awards may thereafter be granted covering such Common Stock.

      The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) (“ISOs”) may not exceed 7,000,000 shares of Common Stock. No participant may be granted option rights and appreciation rights, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year. No non-employee director may be granted option rights, appreciation rights, restricted shares or deferred shares, in the aggregate, for more than 10,000 shares of Common Stock during any calendar year.

      The aggregate number of shares of Common Stock subject to an award granted to any one participant in any calendar year as performance shares, restricted shares specifying management objectives or other share-based awards specifying management objectives, may not exceed 500,000 shares of Common Stock. No participant may receive in any one calendar year awards of performance units having an aggregate maximum value as of their respective dates of grant in excess of $2,000,000.

Option Rights

      The Committee may, in its discretion, award option rights to employees. Option rights granted to employees under the LTIP may be option rights that are intended to qualify as ISOs or option rights that are not intended to so qualify or combinations thereof.

      Option rights provide the right to purchase shares of Common Stock at a price not less than their fair market value on the date of grant. No option rights may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment that is necessary before the option rights become exercisable, and may provide for the earlier exercise of such option rights in the event of a change in control of the Company, retirement, death or disability of the optionee, or other similar transaction or event approved by the Committee. Any grant of option rights may specify management objectives (as described below) that must be achieved as a condition to exercise such rights.

Appreciation Rights

      The Committee may, in its discretion, award appreciation rights to employees. Appreciation rights represent the right to receive from the Company an amount, determined by the Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such appreciation rights (not less than the fair market value of a share on the date of grant) and the market value of the Common Stock on the date the appreciation rights are exercised.

      Appreciation rights can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing appreciation rights must have a base price per appreciation right and may not be exercisable more than ten years from the date of grant. Any grant of appreciation rights may specify that the amount payable by the Company on exercise of the appreciation right may be paid in cash, in common stock or in any combination thereof, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. Any grant of appreciation rights may provide for the payment of dividend equivalents in the form of cash or Common Stock paid on a current, deferred or contingent basis. Each grant must specify the period of continuous employment that is necessary before the appreciation rights become exercisable, and may provide for the earlier exercise of such appreciation rights in the event of a change in control of the Company, retirement, death or disability of the employee, or other similar transaction or event approved by the Committee. Any grant of appreciation rights may specify management objectives (as described below) that must be achieved as a condition to exercise such rights.

Performance Shares and Performance Units

      The Committee may, in its discretion, award performance shares and/or performance units to employees. A performance share is the equivalent of one share of Common Stock and a performance unit is the equivalent of $1.00.

      The employee will be given one or more management objectives to meet within a specified period, which may be accelerated under certain circumstances (the “performance period”). A minimum level of acceptable achievement will also be established by the Committee. If by the end of the performance period, the employee has achieved the specified management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the employee has not achieved the management objectives, but has attained or exceeded a predetermined minimum level of acceptable achievement, the employee will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the employee at the time and in the manner determined by the Committee in cash, common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in common stock on a current, deferred or contingent basis.

Restricted Shares

      The Committee may, in its discretion, award restricted shares to employees. Restricted shares constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. The participant has dividend and voting rights on such shares. Restricted shares must be subject to a “substantial risk of forfeiture”, within the meaning of Section 83 of the Internal Revenue Code, for a period to be determined by the Committee on the date of the grant. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Committee on the date of grant for the period during which such forfeiture provisions are to continue. The Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of the Company, retirement, death or disability of the employee, or other similar transaction or event approved by the Committee.

      Any grant of restricted shares may specify management objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified management objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified management objectives.

Deferred Shares

      The Committee may, in its discretion, award deferred shares to employees. Deferred shares constitute an agreement to deliver shares of common stock to the recipient in the future in consideration of the performance of services over a specified period, but subject to the fulfillment of such conditions as the Committee may specify.

      Prior to the delivery of such shares, the employee has no right to transfer any rights under his or her award and no right to vote or receive dividends on the deferred shares. The Committee may authorize the payment of dividend equivalents on the deferred shares, in cash or Common Stock, on a current, deferred or contingent basis. The Committee must fix a deferral period at the time of grant, and may provide for the earlier termination of the deferral period in the event of a change in control of the Company, retirement, death or disability of the employee, or other similar transaction or event approved by the Committee.

Other Awards

      The Committee may, subject to limitations under applicable law, grant to any employee such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of Common Stock. The Committee may also grant cash awards as an element of or supplement to any other award granted under the LTIP.

Non-employee directors

      The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee directors of option rights (that are not intended to qualify as ISOs), appreciation rights, restricted shares, deferred shares, or any combination of the foregoing. Each such grant shall be upon terms and conditions consistent with the above description of such awards.

Management Objectives

      The LTIP requires that the Committee establish “management objectives” for purposes of performance shares and performance units. When so determined by the Committee, option rights, appreciation rights, and restricted shares may also specify management objectives. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. Management objectives applicable to any award to a participant who is, or is determined by the Committee likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code will be limited to specified levels of or growth in one or more of the following criteria: revenues; earnings from operations; earnings before or after interest and taxes; net income; cash flow; earnings per share; working capital; economic value added; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items; return on investment; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Except in the case of a covered employee where such modification would result in the loss of an otherwise available exemption under Section 162(m) of the Internal Revenue Code, if the Committee determines that a change in our business, operations, corporate structure or capital structure of the Company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Committee may modify such management objectives, in whole or in part, as the Committee deems appropriate and equitable.

Change of Control

      “Change of Control” means any of the following events:

(i) A person or group other than a trustee or other fiduciary of securities held under an employee benefit plan of the company or any of its subsidiaries, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company’s then outstanding stock and securities; provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clause (a) of section (iii) of this section;

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board;

(iii) There is consummated a merger, consolidation or other corporate transaction, other than (a) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (b) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or group is or becomes the beneficial owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding stock and securities;

(iv) The sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66 2/3% of the combined voting power of the stock and securities of which is owned by persons in substantially the same proportions as their ownership of the Company’s voting stock immediately prior to such sale; or

(v) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

      Notwithstanding any other provision of the LTIP to the contrary, a “Change in Control” will not occur solely as a result of any change in the combined voting power of the stock and securities of the Company as a result of any securities issued or issuable pursuant to the transactions contemplated by the Note Purchase Agreement, dated as of March 12, 2004, by and among Milacron Inc., Glencore Finance AG and Mizuho International plc, including any securities issued or issuable in exchange for, upon conversion or exercise of, or as a payment of dividends upon, such securities.

Administration

      The Personnel and Compensation Committee of the Board of Directors will administer and interpret the LTIP. In the absence of a Committee or in the event of grants to non-employee directors, the Board of Directors will administer and interpret the LTIP. The interpretation and construction of the Committee will be final, binding and conclusive.

Eligibility

      All salaried employees of the Company and its subsidiaries who have demonstrated significant management potential or who have contributed in substantial measure to the success and performance of the Company, may be selected by the Committee to receive benefits under the LTIP. It is anticipated that approximately 180 employees (including Messrs. R. A. Anderson, R. P. Lienesch, J. C. Francy, H. C. O’Donnell and R. D. Brown) will be eligible to participate under the LTIP during 2004. All non-employee directors are eligible to participate in the LTIP.

Transferability

      Except as otherwise determined by the Committee, option rights, appreciation rights and other awards granted under the LTIP will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the LTIP may provide that any common stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

      The Committee may make or provide for such adjustments in the numbers of shares of common stock covered by outstanding option rights, appreciation rights, performance shares, deferred shares and other share-based awards, in the option price and base price provided in outstanding option and appreciation rights, and in the kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spinoff, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all of the outstanding awards under the LTIP such alternative consideration (or no consideration) as it may in good faith determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Amendments and Miscellaneous

      The LTIP may be amended by the Board of Directors, but any amendment that must be approved by the Company’s shareholders in order to comply with applicable law or rules will not be effective unless and until such approval has been obtained. However, the Board may amend the LTIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.

      Where the Committee has established conditions to the exercisability or retention of certain awards, the LTIP allows the Committee to take action in its sole discretion at or after the date of grant to adjust such conditions in certain circumstances, including in the case of a change in control of the Company or the death, disability or retirement of a participant.

      The Committee may not, without the further approval of the Company’s shareholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. No option right or appreciation right may be cancelled and replaced with awards having a lower option price or base price, respectively, without further approval of our shareholders. The Committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under the LTIP pursuant to such rules, procedures or programs as it may establish for purposes of the LTIP. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      The Committee may condition the grant of any award or combination of awards authorized under the LTIP on the deferral by the participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a subsidiary to the participant. No grant may be made more than 10 years after April 1, 2004, but awards effective at such time will continue in accordance with their terms.

Federal Income Tax Consequences

      The following is a brief summary of certain of the federal income tax consequences of certain transactions under the LTIP. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

      Nonqualified Stock Options. In general, (a) no income will be recognized by an optionee at the time a nonqualified option right is granted; (b) at the time of exercise of a nonqualified option right ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      Incentive Stock Options. No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

      If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

      Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem appreciation right or a free-standing appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

      Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

      Restricted Shares. The recipient of restricted shares generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

      Deferred Shares. Generally, income will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such deferred shares), and the capital gains/loss holding period for such shares also will commence on such date.

      Other Share-Based Awards. The recipient of a share-based award other than an award described above generally will be subject to tax at ordinary income rates on the fair market value of shares of common stock on the date of grant of the share-based award, and the capital gains/loss holding period for such shares also will commence on such date.

Tax Consequences to the Company

      To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (a) the income meets the test of reasonableness, (b) is an ordinary and necessary business expense, (c) is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and (d) is not disallowed by the $1 million limitation on certain executive compensation.

Plan Benefits

      The total benefits to be awarded in the future under the LTIP are not determinable at this time and will depend on performance and other factors.

Vote Needed to Approve the LTIP

      The LTIP needs to be approved by a majority of the votes cast on the proposal to approve the LTIP (with the Common Stock and Existing Preferred Stock voting together as a single class), provided that the total votes cast on the proposal to approve the LTIP must represent over 50% of the voting power of all outstanding stock (Common Stock and Existing Preferred Stock together as a single class). The effectiveness of the proposal to approve the LTIP, if approved, is conditioned upon approval of both Proposal 1(a) and Proposal 2. Should both Proposal 1(a) and Proposal 2 not be approved, shares will not be available for issuance pursuant to the LTIP.

THE BOARD HAS ADOPTED THE 2004 LONG-TERM INCENTIVE PLAN AND

RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE LTIP.

INDEPENDENT AUDITORS

      The Audit Committee has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 2004. While there is no legal requirement that the appointment of auditors be submitted to a vote of the shareholders, the Audit Committee believes that the appointment of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not ratify the appointment, the Audit Committee will reconsider its appointment. Ratification of the appointment will require the affirmative vote of the holders of shares of Common Stock and Existing Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, present in person or by proxy at the Annual Meeting, voting together as a single class. Abstentions as well as broker non-votes will be counted toward the establishment of the quorum. Abstentions will have the same effect as a vote against ratification. Broker non-votes will have no effect on ratification.

      The Audit Committee reviews and approves, prior to the annual audit, the scope, general extent, and fees related to the independent auditors’ audit examination. The Committee also reviews the extent of non-audit services provided by the independent auditors in relation to the objectivity and independence needed in the audit. The Committee pre-approves all non-audit services performed by the independent auditor (this responsibility may be delegated to the Chairperson when appropriate).

      The Company paid the following fees to Ernst & Young LLP in 2003 and 2002:

Audit Fees: Fees for audit services were $1,408,000 in 2003 and $1,306,000 in 2002. Audit fees consist of fees for services related to the annual audit of the company’s consolidated financial statements (including statutory audits of subsidiaries or affiliates of the company), quarterly reviews of Forms 10-Q, issuance of consents, issuance of comfort letters and assistance with review of documents filed with the SEC.

Audit-related Fees: Audit-related fees were $0 in 2003 and $16,000 in 2002. Audit-related fees in 2002 are principally for services related to employee benefit plan audits and other audit-related services.

Tax Fees: Tax fees were $322,000 in 2003 and $318,000 in 2002 for services related to tax compliance, tax return preparation and tax planning.

All Other Fees: Fees for all other services not described above were $13,000 in 2003 and $353,000 in 2002, for miscellaneous performed services in 2003 and services related to assistance on bank covenant issues, divestitures and officer tax and financial planning in 2002.

      A representative of Ernst & Young LLP will attend the annual meeting, will have the opportunity to make a statement, and will be available to answer appropriate questions.

THE BOARD RECOMMENDS THAT THE SELECTION OF

ERNST & YOUNG LLP BE RATIFIED

SHAREHOLDER PROPOSAL

      The Company has been notified that the following shareholder of the Company intends to present the proposal set forth below for consideration at the Annual Meeting. Approval of the proposal will require the affirmative vote of the holders of shares of the Common Stock and the Existing Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, present in person or by proxy at the Annual Meeting, voting together as a single class. Abstentions as well as broker non-votes will be counted toward the establishment of the quorum. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the approval of the proposal.

The Board recommends a vote AGAINST this shareholder proposal

      I, Stephen A. Sawzin, of 43 Fulton Street, Wilmington, Ohio, 45177, being the owner of $2,000.00 or more of Company Stock, held over one year and to be held beyond the meeting date, present the following Proxy Proposal:

      I propose and recommend that the Board of Directors consider reducing the base salaries of all Executive Officers and Directors, as well as discontinuing NQSO’s, ISO’s, Restricted Stock Awards and options or rights, etc. as stated in the 1997 Long Term Incentive Plan, including “Separation Contracts” after termination of any existing programs for Executive Officers, and that the retirement plan for Executive Officers be the same as regular employees as stated in the Company Employee Handbook.

      This proposal is limited to Executive Management and Board of Director compensation.

      Reasons:

•	The SEC Rules of 1934, as amended, “do not allow shareowners participation in the determination of the amount of remuneration of Management or Directors”. It is permissible to ask shareowner approval of suggestions through the proxy ballot to enhance the value of shareowner investment. Were it not so, Management and Directors would have complete say in all matters, and the shareowners might as well not vote at all.

•	The Current 1997 Long Term Incentive Plan as amended in 2000 required a vote of approval of the shareowners. It is therefore appropriate for shareowners to request an amendment.

•	Options, rights, SAR’s, are available elsewhere, and a higher offer would induce current executives to leave, and therefore, current compensation does not necessarily retain and hold qualified persons.

•	The current employee retirement plan is a good plan for employees as stated by the CEO in the 2001 shareholder meeting. If that is so, it is also a good plan for Executive Management and the Directors.

•	Aligning with shareholder value is a repeated ploy to allow Executive Management and Directors to continually increase their take of shareholder assets. Shareholders get no options to purchase stock at discounted lower rates, expecting increased stock values, why should Executive Management?

•	Current management and Directors have destroyed a company that was world renowned in product development and technological innovation. All of that expertise has been sold with no residual rights to that investment made to employees, retirees, and shareowner investors.

•	Under current management there has been no development of new industries or products. They have only bought old companies that produce stagnate products and technologies. Therefore, there appears to be no shareholder confidence in the Company’s Executive Officers as evidence of low shareholder values since 1988.

•	That financially the return on sales of real profit has made no significant advancement given the fact that business sales has more than doubled since 1988, yet, profits as a percent of sales has only increased slightly or remained the same as compared to the history of the company. Therefore, the Executive Officers and Directors have not increased company or shareholder “value”.

      For the above reasons stated, I ask for your yes vote on this shareholder proposal.

Statement in Opposition to the Shareholder Proposal

      The Board of Directors of the Company recommends a vote “AGAINST” this proposal for the following reasons:

      The Board of Directors is of the opinion that maintaining competitive compensation packages of its key employees and directors is in the best interest of the Company and its shareholders as a whole. In 2003, the Board retained Towers Perrin to conduct an independent review of the Company’s senior executives’ total compensation, including base pay as well as short-term and long-term compensation. This review considered comparable positions at companies of similar size. Based on this review, the Board firmly believes that the current total compensation provided to Company executives, including base salaries, severance agreements, retirement plans and incentive-based compensation programs adopted by the Company work together to provide a sound and balanced approach to compensation and the promotion of shareholder interests. Due to the depressed economic and business conditions, the officers elected to reduce their base salaries by 8% throughout most of 2001 and 2002. Furthermore, after the 8% reduction was restored in October of 2002, the officers’ base salary remained frozen throughout 2003.

      This proposal would materially impair the Company’s ability to offer a competitive compensation package. The Company has implemented and maintained the 1997 Long Term Incentive Plan and is proposing the 2004 Long-Term Incentive Plan in order to align the interests of key employees with shareholders and to enable the Company to compete effectively in the marketplace for top managerial talent that is critical to the Company’s success. The Company needs such a package to retain and attract key employees. If adopted, the proposal would impair the Company’s ability to carry on its business operations in an optimal manner.

      Therefore, the Board does not agree that altering the current approach to employee and director compensation will serve the Company’s or the shareholders’ interests.

THE BOARD RECOMMENDS THAT YOU VOTE

AGAINST THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s directors, executive officers, and persons who own more than 10% of the Common Stock (“reporting persons”) to report their initial ownership of the Common Stock and any changes in that ownership to the SEC and the NYSE. All reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they filed. Based on the Company’s review of the reports it has received, the Company believes that all Section 16(a) filing requirements applicable to reporting persons were complied with.

SHAREHOLDER PROPOSALS FOR THE

2005 ANNUAL MEETING OF SHAREHOLDERS

      In order for shareholder proposals for the 2005 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to                     . If any shareholder who intends to propose any other matter to be acted upon at the 2005 Annual Meeting of Shareholders does not inform the Company of such matter by                     , 2005, the persons named as proxies for the 2005 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

FINANCIAL STATEMENTS

      The financial statements of the Company and its consolidated subsidiaries, together with the other information required pursuant to Item 13(a) of Schedule 14A, appearing on pages 12 through 83 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which accompanies this Proxy Statement, are incorporated herein by reference.

OTHER MATTERS

      The Board does not intend to present any other business at the meeting and knows of no other matters which will be presented. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters.

By order of the Board of Directors,

Hugh C. O’Donnell
Vice President, General Counsel and
Secretary

Cincinnati, Ohio

                    , 2004

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY VIA THE TELEPHONE OR INTERNET. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

EXHIBIT A

March 11, 2004

The Board of Directors of

MILACRON INC.
2090 Florence Ave.
Cincinnati, Ohio 45206

Ladies and Gentlemen:

      It is our understanding Milacron Inc. (“Milacron” or the “Company”) is contemplating a recapitalization of the Company (the “Recapitalization”). The Recapitalization will involve (i) a $100 million cash investment in the Company on terms substantially consistent with the terms set forth in the term sheet dated March 5, 2004 (the “Term Sheet”) and (ii) a proposed $140,000,000 senior secured credit facility with Credit Suisse First Boston, as administrative and collateral agent for one or more lenders, and the Company and certain of its subsidiaries as borrowers. The terms of the Recapitalization involve Glencore Finance AG and Mizuho International plc (together, the “New Money Investors”) purchasing the Series A Debt and Series B Debt, which in the case of Series A Debt, shall be convertible or exchangeable into common stock or senior convertible preferred stock (the “Preferred Stock”) to be issued by the Company and, in the case of Series B Debt, shall be exchangeable for the Preferred Stock. The Company will use the proceeds from the Recapitalization, together with existing cash on hand, to repay the $115 million 8.375% Senior Notes due March 15, 2004 (the “U.S. Notes”), to repay amounts outstanding under its revolving credit facility, to repay amounts outstanding under its accounts receivable securitization facility, to pay expenses relating to the Recapitalization and restructuring fees, and to fund working capital needs.

      You have requested our opinion as to the fairness, from a financial point of view, of the Recapitalization as a whole to the shareholders of the Company (the “Opinion”). In arriving at our Opinion, we reviewed the Term Sheet, a certain draft financing agreement dated March 11, 2004, and had meetings and held discussions with certain senior managers and other representatives and advisors of the Company concerning its businesses, operations, prospects, and financial condition, among other subjects. We examined certain publicly available information relating to the Company as well as certain financial forecasts and other information and data for the Company which were provided to or otherwise discussed with us by certain senior managers and other representatives and advisors of the Company. We reviewed the financial terms of the Recapitalization as set forth in the Term Sheet in relation to, among other things, the historical and projected earnings and other operating data for the Company as well as the capitalization and financial condition of the Company. We considered, to the extent publicly available, the financial terms of certain other transactions that we considered relevant in evaluating the Recapitalization and analyzed certain market, financial and other publicly available information relating to businesses of other companies whose operations we considered relevant in evaluating those of the Company. We also evaluated the pro forma financial impact of the Recapitalization. In addition to the foregoing, we have conducted such other inquiries, analyses and investigations and have reviewed and considered other economic, industry and market information and data as we deemed appropriate in arriving at our Opinion.

      In conducting our review and analysis, and as a basis for arriving at our Opinion expressed herein, we utilized valuation methodologies, procedures and considerations deemed relevant and customary under the circumstances. We also have taken into account our assessment of general economic, market and financial conditions, which may or may not prove to be accurate, and our experience in similar transactions as well as our experience in business and securities valuation in general.

      In rendering our Opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us from certain senior managers and other representatives and advisors of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by certain senior managers and other representatives and advisors of the Company that such forecasts and other information and data were reasonably prepared, reflecting the best currently available estimates and judgments of management as to the future financial performance of the Company.

      Our Opinion necessarily is based upon economic, market, financial and other conditions and circumstances as they exist and to the extent they can be evaluated on the date hereof and we assume no responsibility to update or revise our Opinion based upon any events or circumstances occurring after the date hereof. Further, we have assumed there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements and other information and data made available to and furnished to us.

      We have assumed that the final form of the Term Sheet will be substantially identical to the draft provided to and reviewed by us, without material modification of any financial or other terms, conditions, exhibits, appendices or schedules thereto. We also have assumed that the Recapitalization will be consummated in accordance with the terms and conditions set forth in the Term Sheet, without any material amendments or modifications thereto and without the waiver by any party of any of the material conditions to its obligations thereunder. In arriving at our Opinion, we have assumed that all the requisite regulatory approvals and consents required in connection with the Recapitalization will be obtained in a timely manner and will not affect the consummation of the Recapitalization. Further, we have assumed that the Recapitalization will be consummated in a manner that complies in all material respects with any and all applicable laws and regulations of any and all legal or regulatory authorities.

      We have not been involved in the structuring, documentation or negotiation of the Recapitalization and have not, other than the delivery of our Opinion to the Board of Directors of the Company (and our review and analysis undertaken in connection therewith as specified herein) provided any financial advisory or investment banking services to or for the Company related to or in connection with the Recapitalization. We have not been requested to opine as to, and our Opinion therefore does not address, the relative risks or merits of the Recapitalization or any other business strategies or transactional alternatives that might be available to the Company, nor does our Opinion address the underlying business decision of the Company to undertake the Recapitalization, the likelihood of its consummation or its timing.

      In arriving at our Opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of the Company, although we have been furnished with such appraisals or valuations prepared by third-parties, and we have not made and will not make any physical inspection, evaluation or appraisal of any such properties or assets. We express no Opinion regarding the liquidation value or financial solvency of the Company or any of its affiliates. We have undertaken no independent analysis or investigation of any pending or threatened litigation, possible unasserted claims or other contingent liabilities (whether or not reserved) to which the Company or any of its affiliates are a party to or may be subject to, and our Opinion makes no assumption concerning and, therefore, does not consider, the possible assertion of claims, outcomes or damages arising out of or in connection with any such matters.

      We note that our Opinion relates solely to the fairness, from a financial point of view, as to the Recapitalization as a whole, and does not address any specific legal, tax, accounting, financial reporting, business, employee, labor, pension, postretirement benefit, capitalization, creditor, stockholder or management matters, rights, obligations, effects or consequences with respect to the Company in connection with or related to the Recapitalization.

      Our Opinion expressed herein is provided for the information of the Board of Directors of the Company in its evaluation of the Recapitalization, and our Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Recapitalization.

      Valuation Research Corporation, in the normal course of its business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and recapitalizations, reorganizations, sales and dispositions, tax and estate matters, financial reporting matters as well as other purposes.

      Our Opinion expressed herein relates solely to the fairness, from a financial point of view, as of the date hereof, of the Recapitalization to the shareholders of the Company. Our Opinion shall not be relied upon by, published by, quoted by, referred to by, communicated (in whole or in part) to, or otherwise used by, any third parties for any reason whatsoever, nor shall any public references to us be made by the Company or by any person in any manner, without prior written consent and approval of Valuation Research Corporation.

      Based upon and subject to the foregoing, our prior experience, our work as described above and other factors we deemed relevant, we are of the Opinion that, as of the date hereof, the Recapitalization as a whole is fair, from a financial point of view, to the shareholders of the Company.

Very truly yours,

VALUATION RESEARCH CORPORATION

Engagement Number 50001791

March 12, 2004

The Board of Directors of

MILACRON INC.
2090 Florence Ave.
Cincinnati, Ohio 45206

Ladies and Gentlemen:

      On the evening of March 11, 2004 Valuation Research Corporation rendered a Fairness Opinion to the Board of Directors of Milacron Inc. In this opinion we stated that “the Recapitalization as a whole is fair, from a financial point of view, to the shareholders of the Company.”

      You have asked us to clarify this sentence further. As we stated, in person verbally on March 11, 2004, the phrase “to all shareholders”, means all shareholders as of that moment in time. This would include both the common and preferred shareholders existing and holding such securities in Milacron Inc. as of March 11, 2004. Thus, the opinion addresses the fairness of the Recapitalization, from a financial point of view, to the common stockholders of the Company, and the fairness of the Recapitalization, from a financial point of view, to the preferred shareholders of the Company.

      I hope that this provides sufficient clarity to our opinion.

Sincerely,

Neil C. Kelly
Chairman of the Board

EXHIBIT B

COMPOSITE

RESTATED CERTIFICATE OF INCORPORATION

of

MILACRON INC.1

      Milacron Inc., a corporation organized and existing under the laws of the State of Delaware (originally incorporated under the name Cincinnati Milacron Holdings, Inc. on March 18, 1983), hereby certifies as follows:

      FIRST: The name of the corporation (hereinafter referred to as the Company) is Milacron Inc.

      SECOND: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is ~~60,060,000,~~175,060,000, consisting of (1) 60,000 shares of 4% Cumulative Preferred Stock, par value $100 per share (hereinafter referred to as the Preferred Stock), (2) 10,000,000 shares of Serial Preference Stock, par value $~~1.00~~.01 per share (hereinafter referred to as the Serial Preference Stock) and (3) ~~50,000,000~~165,000,000 shares of Common Stock, par value $~~1.00~~.01 per share (hereinafter referred to as the Common Stock).

      The following is a statement of the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred Stock and the Common Stock and the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Serial Preference Stock, which the Board of Directors is herein authorized to fix.

SECTION A: PROVISIONS RELATING TO PREFERRED STOCK

      I. Out of the net assets of the Company legally available for dividends, the holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends in cash at the rate of 4% per annum upon the par value thereof, and no more, payable quarterly on the first days of March, June, September and December in each year (the quarterly periods commencing on the first days of such months, respectively, being herein designated as dividend periods), from March 1, 1983, before (subject to the provisions of paragraphs II and V of this Section A) any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock, and before any dividends shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of Serial Preference Stock (other than the 6% Series B Convertible Preferred Stock, the “Series B Stock”) or Common Stock, and before any Serial Preference Stock (other than the Series B Stock) or Common Stock shall be purchased, redeemed or otherwise acquired by the Company; and such dividends shall be cumulative (whether or not in any dividend period or periods there shall be net assets

[1]	This composite restated certificate of incorporation of Milacron Inc. incorporates and reflects (through blacklined changes) all amendments to the Company’s Certificate of Incorporation if all of the Refinancing Proposals described in the Proxy Statement to which this Exhibit is attached are approved by the Company’s shareholders.

of the Company legally available for the payment of such dividends), so that if at any time dividends upon all the outstanding Preferred Stock at the rate of 4% per annum upon the par value thereof from March 1, 1983, to the end of the then current dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart for such payment, then (subject to the provisions of paragraphs II and V of this Section A) the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared and a sum sufficient for the payment thereof set apart for such payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock, and before any dividends shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, Serial Preference Stock (other than the Series B Stock), or Common Stock, and before any Serial Preference Stock (other than the Series B Stock) or Common Stock shall be purchased, redeemed, or otherwise acquired by the Company.

      II. Out of any remaining net assets of the Company legally available for dividends after or concurrently with making payment of full dividends upon Preferred Stock then outstanding at the rate of 4% per annum upon the par value thereof for all past dividend periods, and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends at said rate on all Preferred Stock then outstanding to the end of the then current dividend period, then, and not otherwise, the holders of Serial Preference Stock (other than the Series B Stock) and Common Stock shall, subject to the provisions hereof, be entitled to receive such dividends as may from time to time be declared by the Board of Directors; provided, however, that if at any time full dividends upon all Preferred Stock then outstanding at the rate of 4% per annum upon the par value thereof shall have been paid for all past dividend periods and declared and set apart for payment for the current dividend period, dividends on the Serial Preference Stock (other than the Series B Stock) and (subject to the provisions of Section B of this Article FOURTH) the Common Stock, payable in the next succeeding dividend period, may be declared by the Board of Directors and, when so declared, may be paid in the next succeeding dividend period, notwithstanding any restriction hereinabove in paragraph I of this Section A or in this paragraph II set forth; and provided further that, so long as any Preferred Stock shall be outstanding, in no event shall any dividends whatsoever, whether in cash, shares or otherwise (other than dividends payable in Serial Preference Stock or Common Stock), be declared or paid upon or set apart for, or any other distribution be ordered to be made in respect of, Serial Preference Stock (other than the Series B Stock) or Common Stock, or any expenditures be made by the Company for the purchase, redemption, retirement or other acquisition of any Serial Preference Stock (other than the Series B Stock) or Common Stock, if at the time such dividend is so declared or such distribution is so ordered or such expenditures are so made:

(1) consolidated net current assets remaining after deducting the amount of such dividend or distribution or expenditure would be less than $100 for each share of Preferred Stock outstanding; or

(2) consolidated net tangible assets remaining after deducting the amount of such dividend or distribution or expenditure would be less than $200 for each share of Preferred Stock outstanding.

      III. The Preferred Stock shall be preferred as to both earnings and assets over the Serial Preference Stock (other than the Series B Stock) and the Common Stock and, in the event of any voluntary or involuntary liquidation or dissolution or winding up of the Company or any sale of all or substantially all of its assets, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, an amount equal to $100 per share, if such liquidation, dissolution, winding up or sale be involuntary, and, if voluntary, an amount equal to $105 per share, in each case plus an amount equal to all dividends accrued or in arrears thereon to the date of distribution, for every share of their holdings of Preferred Stock, before any distribution of assets shall be made to the holders of Serial Preference Stock (other than the Series B Stock) or Common Stock, and the holders of Serial Preference Stock (other than the Series B Stock) and Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share in all the assets of the Company then remaining, in accordance with the provisions of Section B hereof. If upon any such voluntary or involuntary liquidation or dissolution, winding up or sale, the assets thus distributable among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of Preferred Stock of the preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Preferred Stock according to the amounts which they respectively would be entitled to receive if such assets available for distribution as aforesaid were sufficient to permit the payment in full of said sums. No merger or consolidation of the Company with or into another corporation organized under the laws of the State of Delaware or any other state and no merger or consolidation of any such other corporation into the Company, which shall not in fact result in the liquidation of the enterprise and the distribution of assets to shareholders, shall be deemed to be a liquidation, dissolution, or winding up of the Company or sale of aforesaid.

      IV. The term “dividends accrued or in arrears” whenever used in this Section A with reference to the Preferred Stock shall be deemed to mean (whether or not in any dividend period or in any part thereof in respect of which such term is used there shall have been net assets of the Company legally available for the payment of such dividends) that amount which shall be equal to dividends in cash at the rate of 4% per annum upon the par value thereof from March 1, 1983, to the date as of which dividends accrued or in arrears are or are to be determined for such shares (including an amount equal to the dividend at such rate for the elapsed portion of the current dividend period) less the amount of all dividends paid upon such shares, or deemed to have been paid on such shares in accordance with the provisions of the following sentence. In the event of the issuance of additional Preferred Stock (unless such additional shares have been classified into a new series pursuant to paragraph IX of this Section A), all dividends paid on Preferred Stock outstanding prior to the issuance of such additional Preferred Stock and all dividends declared and payable to the holders of Preferred Stock of record on any date prior to such additional issue shall be deemed to have been paid on the additional Preferred Stock so issued.

      V. The Preferred Stock, or any part thereof, at any time outstanding may be redeemed by the Company at its election expressed by resolution of the Board of Directors, at any time or from time to time, upon not less than 30 days nor more than 60 days previous notice to the holders of record of the Preferred Stock to be redeemed, mailed to the holders of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Company, at the redemption price of $105 per share plus all dividends accrued or in arrears thereon to the date fixed in such notice as the date of redemption; provided, however, that less than all Preferred Stock at the time outstanding may be redeemed only after or concurrently with making payment of all dividends accrued or in arrears upon all Preferred Stock then outstanding for all past dividend periods and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on all Preferred Stock then outstanding (other than the shares to be redeemed) to the end of the then current dividend period. If less than all the outstanding Preferred Stock is to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be determined or prescribed by resolution of the Board of Directors, or may be limited to fractional shares, if any, outstanding. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing monies for the payment of the redemption price pursuant to such notice), or, if the Company shall so elect, from and after a date (hereinafter called the date of deposit and which shall be prior to the date fixed as the date of redemption) on which the Company shall provide monies for the payment of the redemption price by depositing the amount thereof for account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business either in the City of Cincinnati in the State of Ohio or in the Borough of Manhattan in the City and State of New York, and having a capital and surplus of at least $5,000,000 pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price as herein provided, shall cease and terminate. After the deposit of such amount with such bank and trust company, the respective holders of record of Preferred Stock to be redeemed shall be entitled to receive the redemption price at any time upon the actual delivery to such bank or trust company of certificates for the shares to be redeemed properly stamped from transfer (if required) and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any monies so deposited which shall remain unclaimed by the holders of Preferred Stock called for redemption at the end of six years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the Company.

      VI. Subject to the provisions of the By-laws of the Company, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, at each meeting of the shareholders each holder of record of Preferred Stock shall be entitled to 24 votes for each such share of Preferred Stock held by him, each holder of record of Common Stock shall be entitled to one vote for each such share of Common Stock held by him, as provided in Section C, and each holder of record of Serial Preference Stock of each series shall be entitled to the number of votes, if any, as he may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B of this Article FOURTH providing for the issuance of such series; provided, however, that anything herein contained to the contrary notwithstanding, the holders of Preferred Stock shall also have the additional rights hereinafter in this paragraph VI set forth, to which additional rights the aforesaid voting rights of the holders of Serial Preference Stock and Common Stock shall be subject. Except as may otherwise be required by law, by this Article FOURTH or by resolutions adopted by the Board of Directors in accordance with the provisions of paragraph II of Section B, the holders of record of Common Stock, Preferred Stock and Serial Preference Stock shall vote together as a single class. If at any time dividends accrued or in arrears upon Preferred Stock then outstanding shall amount to $4 per share or more, a default in preferred dividends, for the purposes of this paragraph VI, shall be deemed to have occurred; and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all dividends accrued or in arrears on all Preferred Stock then outstanding shall have been paid to the end of the last preceding dividend period and the full dividend thereon to the end of the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for such payment. If and whenever a default in preferred dividends shall exist, then at the next annual meeting of shareholders of the Company for the election of directors (unless at the time of such meeting such default in preferred dividends shall no longer exist) and at each other meeting annual or special, for the election of directors, held thereafter and during the existence of such default in preferred dividends, the holders of the outstanding Preferred Stock, voting separately as a class, shall have the right, at each such meeting at which at least 35% of the outstanding Preferred Stock is represented (but not otherwise), to elect one-third of the members of the Board of Directors to be elected, but if the number of directors to be elected when divided by three shall result in a fraction, such fraction shall be disregarded if less than one-half and shall be increased to one if more than one-half. The right to elect one-third of the number of directors to be elected shall be in addition to the right of the holders of the outstanding Preferred Stock to vote with the holders of Serial Preference Stock and Common Stock in the election of the remaining directors of the Company. If, during the existence of a default entitling the holders of Preferred Stock to elect one-third of the directors, any annual meeting of shareholders is not held when and as required by the By-laws of the Company, a special meeting of the shareholders for the purpose of electing directors may be called by the holders of record of at least 10% of the Preferred Stock outstanding. Any director elected by the holders of Preferred Stock, voting as a class pursuant to the aforesaid right, shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term the default in preferred dividends which permitted his election by the holders of Preferred Stock shall cease to exist. If, prior to the end of the term of any director so elected by the holders of Preferred Stock, a vacancy in the office of such director shall occur by reason of the death, resignation, removal or disability of such director, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the By-laws of the Company.

      VII. Anything contained herein or in the By-laws of the Company to the contrary notwithstanding, so long as any Preferred Stock shall be outstanding the Company shall not, without the consent, given by resolution adopted at a meeting duly called for that purpose, or if permitted by law, given in writing, of the holders of at least two-thirds of the Preferred Stock at the time outstanding,

(1) amend, alter or repeal any of the terms and provisions of the outstanding Preferred Stock in any material respect prejudicial to the holders thereof; or

(2) increase the authorized amount of Preferred Stock or authorize any new class of stock (other than the Series B Stock) having preference over, or being on a parity with, the Preferred Stock as to dividends or assets, or create any obligation or security of the Company directly or indirectly convertible into or exchangeable for shares of any class having preference over, or being on a parity with, the Preferred Stock as to dividends or assets; or

(3) sell or transfer all or substantially all of its assets or merge into or consolidate with any other corporation or merge or consolidate any such other corporation (except a wholly-owned subsidiary) into the Company.

      VIII. As used in this Section A:

      The term “funded debt” shall mean any debt maturing by its terms more than one year from the date thereof, and shall include all such debt created, assumed or guaranteed by the Company or any subsidiary. If the terms of any debt shall include an option on the part of the Company or the subsidiary to extend (by way of renewal or otherwise) its maturity on any conditions, the maturity shall be deemed to be the last date to which the maturity may be so extended. The term “consolidated funded debt” shall mean the total funded debt of the Company and its subsidiaries.

      The term “consolidated net tangible assets” shall mean consolidated tangible assets less (i) consolidated funded debt, (ii) consolidated current liabilities, as hereinafter defined, except such portion thereof, if any, as is included in consolidated funded debt, and (iii) deferred credits and all reserves other than reserves deducted from consolidated tangible assets or reserves included in consolidated current liabilities or reserves representing an appropriation of retained earnings.

      The term “consolidated tangible assets” shall mean (i) the fixed assets (namely plant, property, equipment and all other kinds of tangible fixed assets) owned by the Company and its subsidiaries as at December 31, 1944, plus subsequent additions to such fixed assets, in all cases taken at cost to the Company or its subsidiaries and less reserves for depreciation and other proper deductions; (ii) consolidated current assets, as hereinafter defined; and (iii) other investments and receivables and other tangible assets of the Company and its subsidiaries taken at cost less proper reserves, excluding, however, any securities issued by the Company or by any of its subsidiaries. The cost of tangible assets acquired by the Company or any subsidiary after December 31, 1944, for a consideration other than cash shall be the fair value of such assets as determined by the Board of Directors of the Company. In arriving at consolidated tangible assets, the Company may substitute for the value of any or all fixed assets acquired subsequent to December 31, 1944, calculated in accordance with the foregoing provisions of this paragraph, the fair value thereof as determined by an appraisal by such independent engineer or engineers or other independent expert or experts as the Board of Directors of the Company shall employ for the purpose.

      The term “consolidated net current assets” shall mean consolidated current assets, as hereinafter defined, less consolidated current liabilities, as hereinafter defined.

      The term “consolidated current assets” shall mean the following assets of the Company and its subsidiaries:

(1) cash and cash items on hand or in transit or on deposit in any solvent bank or trust company;

(2) shares, bonds and other securities or obligations (other than shares, bonds, securities or obligations of the Company or of any subsidiary) which are readily marketable, taken at the market value thereof;

(3) good and collectible notes, trade acceptances, accounts and bills receivable, determined to be properly current in accordance with principles approved by certified or independent public accountants or auditors as hereinafter in this paragraph VII provided, in each case taken at the face amount thereof, less reserves determined to be sufficient by the Company in accordance with principles approved by said accountants or auditors;

(4) any amount required to be paid during the period of twelve months after the date as of which consolidated current liabilities are being determined, as a purchase fund or sinking fund with respect to any funded debt, less, however, any funded debt which has been reacquired by the Company or a subsidiary and is held by it, or a purchase fund or sinking fund agent, earmarked for the purpose of meeting the amount so required to be paid on account of such purchase fund or sinking fund, taken at the amount at which the Company or the subsidiary issuing the same is entitled, under the instrument under which such funded debt was issued, to receive credit with respect thereto against such purchase fund or sinking fund obligation; and

(5) such other liabilities as may be properly classified as current liabilities under sound accounting practice, as approved by said accountants or auditors.

      The term “subsidiary” shall mean any corporation, association, or business trust, at least a majority of the shares of which at the time outstanding having voting power for the election of a majority of the directors or trustees thereof (except shares having such voting power only upon default in payment of dividends or other defaults) is owned, directly or indirectly, by the Company and/or by one or more other subsidiaries; provided, however, that neither The Factory Power Company, an Ohio corporation, nor any successor thereto nor any subsidiary thereof, shall be deemed to be a subsidiary of the Company for any purpose of this Section A; and provided further that a corporation incorporated under the laws of a jurisdiction other than the United States of any state thereof or the District of Columbia may or may not, as the Company may elect in connection with any determination made pursuant to this paragraph VIII, be deemed to be a subsidiary of the Company for the purposes of such determination.

      The term “wholly-owned subsidiary” shall mean any corporation, association or business trust, all the shares of which at the time outstanding (exclusive of directors’ qualifying shares), except shares having a limited participation as to assets, shall be owned, directly or indirectly, by the Company and/or by one or more other wholly-owned subsidiaries.

      All determinations of funded debt, consolidated funded debt, consolidated net tangible assets, consolidated tangible assets, consolidated net current assets, consolidated current assets and consolidated current liabilities, and of the status of any corporation, association or business trust as a subsidiary or a wholly-owned subsidiary of the Company, shall be made, in accordance with good accounting practice, by such firm of certified or independent public accountants or auditors as shall regularly examine and report on the financial statements of the Company for inclusion in its annual report to shareholders or such firm of certified or independent public accountants or auditors as shall be employed by the Board of Directors for the purpose of such determination. In all such determinations, all material intercompany items shall be eliminated and appropriate adjustments shall be made to adjust for and eliminate minority interests in subsidiaries, all as approved by such accountants or auditors. The determinations of such accountants or auditors shall be final and conclusive.

      IX. The Board of Directors shall have authority, subject to such limitations as may be stated herein, to adopt amendments to this Certificate of Incorporation, in respect of any unissued or treasury Preferred Stock, to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rate, dates of payment of dividends and dates from which they are cumulative, redemption rights and price, liquidation price, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series.

SECTION B. PROVISIONS RELATING TO SERIAL PREFERENCE STOCK

      I. The Serial Preference Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereafter provided.

      II. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article FOURTH, to authorize the issue of one or more series of Serial Preference Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

(1) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(2) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(3) the annual dividend rate, if any, payable on such series expressed in a dollar amount per share, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

(4) whether the shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Company;

(6) whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which any such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or any other class or any other series of this class;

(9) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

(10) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

      III. Except as otherwise provided by such resolution or resolutions, all shares of Serial Preference Stock shall be of equal rank. ~~All shares of any one series of Serial Preference Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.~~

      IV. No holder of Serial Preference Stock shall have any pre-emptive rights to subscribe to stock obligations, warrants, rights to subscribe to stock or other securities of the Company of any class, whether now or hereafter authorized.

SECTION C: PROVISIONS RELATING TO COMMON STOCK

      V. The holders of record of Common Stock shall be entitled to one vote per share for all purposes.

      VI. Subject to the provisions of law and the respective preferences of the Preferred Stock and the Serial Preferred Stock, dividends may be paid on the Common Stock of the Company at such time and in such amounts as the Board of Directors may deem advisable.

      VII. The Board of Directors of the Company is authorized to effect the elimination of shares of its Common Stock purchased or otherwise reacquired by the Company from the authorized capital stock or number of shares of the Company in the manner provided for in the General Corporation Law of Delaware.

      VIII. No holder of Common Stock shall have any pre-emptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of any class, whether now or hereafter authorized.

      IX. Upon this Restated Certificate of Incorporation becoming effective, each issued share of the existing Common Stock of the Company, par value $1.00 per share, shall be changed and converted into one share of new Common Stock of the Company, par value $1.00 per share, having the terms specified in this Article FOURTH.

SECTION D. GENERAL

      Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Company may issue shares of its Preferred Stock and Serial Preference Stock or Common Stock, from time to time, for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Company, shall be deemed fully paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

      FIFTH: Except for any action which may be taken solely upon the vote or consent of holders of the Preferred Stock no action required to be taken or which may be taken at any annual or special meeting of the shareholders of the Company may be taken by written consent without a meeting, except that any such action may be taken without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the shareholders of the Company who would be entitled to notice of a meeting of the shareholders held for such purpose.

      SIXTH: The Board of Directors shall have the power to amend, alter or repeal the By-laws of the Company.

      SEVENTH: (a) The directors shall be divided into three classes, each of which shall be composed, as nearly as may be, of one-third of the directors. The term of office of the directors of the first class is to expire at the annual meeting to be held during the calendar year 1984, the term of office of the directors of the second class is to expire at the annual meeting to be held during the calendar year 1985 and the term of office of the directors of the third class is to expire at the annual meeting to be held during the calendar year 1986. At each annual meeting, commencing with the annual meeting to be held during the calendar year 1984, each of the successors to the directors of the class whose term shall have expired that year shall be elected for a term running until the third annual meeting next succeeding his election and until his successors shall have been duly elected and shall have qualified, except that, upon the filing of any vacancy in the Board of Directors occurring other than by expiration of term of office, a successor shall be elected for the unexpired term. The Board of Directors may determine the class or classes to which directors shall be elected when there is a total number of directors in excess of a number divisible by three. A decrease in the number of directors shall not deprive any director of his office as such before the expiration of his term, but shall become effective until as and when the term or terms of office for directors of the class or classes affected thereby shall expire or a vacancy or vacancies in such class or classes shall occur.

      (b) The provisions of this Article SEVENTH may not be amended, altered or repealed unless such amendment, alteration or repeal, as the case may be, shall have been approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of the outstanding stock of the Company entitled to vote thereon.

      EIGHTH: Election of directors of the Company need not be by ballot unless and to the extent that the By-laws of the Company shall so provide.

      NINTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any shareholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as the consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all shareholders or class of shareholders, of the Company, as the case may be, and also on the Company.

      TENTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

      ELEVENTH: (a) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this

Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      (b) In addition to any requirements of law and any other provisions herein or in the terms of any class or series of capital stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (and not withstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of 2/3 or more of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article.

      This Restated Certificate of Incorporation, which further amends and restates the certificate of incorporation of the Company as heretofore amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

EXHIBIT C

[FORM OF]

CERTIFICATE OF DESIGNATION OF VOTING POWERS,

DESIGNATION, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS,
AND QUALIFICATIONS, LIMITATIONS
AND RESTRICTIONS

of

6.0% SERIES B CONVERTIBLE PREFERRED STOCK

of

MILACRON INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

      Milacron Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the “Board”) at a meeting duly called and held on [                    ], 2004, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

      RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Certificate of Incorporation, a series of Serial Preference Stock (as defined in the Certificate of Incorporation) is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of such series, and qualifications, limitations and restrictions thereof are as follows:

1. Designation and Number of Shares. The shares of such series shall be designated as “6.0% Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be nine hundred thousand (900,000). The Company shall be permitted to issue fractional shares of Series B Preferred Stock that shall entitle the holder thereof, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

2. Ranking. The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank (i) senior to the Existing Preferred Stock, the Common Stock and to any and all other classes and series of capital stock of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the Common Stock as “Junior Securities”); (ii) on a parity with any additional shares of Series B Preferred Stock issued by the Company in the future, and any other class or series of capital stock issued by the Company and approved by the holders of the Series B Preferred Stock as required by

Sections 10(vii) and 10(viii) hereof the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Parity Securities”); and (iii) junior to any class or series of capital stock issued by the Company and approved by the holders of the Series B Preferred Stock as required by Sections 10(vii) and 10(viii) hereof the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Securities”).

3. Dividends.

(i) The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of assets of the Company legally available therefor, cumulative dividends accruing at the rate per annum of $12.00 per share, payable quarterly in arrears on the first days of March, June, September and December in each year, commencing on the first day of [ ], 2004 (each a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”); provided, that (a) if any such Dividend Payment Date is not a Business Day, such payment shall be made on the next succeeding Business Day and (b) accumulated and unpaid dividends for any prior Dividend Period may be paid at any time. Except as provided in Sections 3(ii) and 5(iii) hereof, dividends will be payable in cash.

(ii) If the Company is prohibited on any Dividend Payment Date by the terms of its Financing Agreements from paying dividends in cash, the Company may elect, when, as and if declared by the Board out of assets of the Company legally available therefor, to pay dividends through the issuance of additional shares of Series B Preferred Stock at a rate per annum of $16.00 per share. The number of additional shares of Series B Preferred Stock that are issued to holders of Series B Preferred Stock will be the number obtained by dividing (a) the total dollar amount of cumulative dividends due and payable on the applicable Dividend Payment Date by (b) the Liquidation Preference; provided, that the Company shall not be required to issue fractional shares of Series B Preferred Stock, but in lieu thereof may, if not restricted by its Financing Agreements, elect to pay in cash the portion of any dividend payable in shares of Series B Preferred Stock that would otherwise require the issuance of a fractional share.

(iii) Dividends on the Series B Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the Dividend Period to which they relate.

(iv) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series B Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividends upon, all outstanding shares of Series B Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (a) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities or Parity Securities, except dividends paid ratably on the Series B Preferred Stock and all such Parity Securities on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (b) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (c) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of Junior Securities) by the Company or any of its subsidiaries; and (d) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its subsidiaries. Other than dividends which may, at the option of the Company, be declared (and in such case only if, and to the extent that, any such dividends are declared) pursuant to Section 4(xiv) hereof, holders of the Series B Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

(v) Accrued but unpaid dividends shall not bear interest.

4. Conversion Rights.

(i) A holder of shares of Series B Preferred Stock may convert such shares at any time, unless previously redeemed, at the option of the holder thereof, into shares of Common Stock. For the purposes of conversion, each share of Series B Preferred Stock shall be valued at an amount equal to its Liquidation Preference, which amount shall be divided by the Conversion Price in effect on the applicable Conversion Date (as defined in Section 4(ii) hereof) to determine the number of shares of Common Stock issuable upon conversion. The right to convert shares of Series B Preferred Stock called for redemption pursuant to Section 7 hereof shall terminate at the close of business on the Business Day preceding the Applicable Redemption Date and shall be lost if not exercised prior to that time, unless the Company shall default in payment of the Applicable Redemption Price. Immediately upon conversion, any shares of converted Series B Preferred Stock shall automatically become and be restored to the status of authorized but unissued Series B Preferred Stock, the rights of the holder of any shares of converted Series B Preferred Stock shall cease and the person(s) entitled to receive the Common Stock upon the conversion of such shares of Series B Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

(ii) To convert Series B Preferred Stock, a holder must (a) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or the Transfer Agent, (b) notify the Company at such office that such holder elects to convert Series B Preferred Stock and the number of shares such holder wishes to convert, (c) state in writing the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, and (d) pay any transfer or similar tax, if required. In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to convert, such holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all the requirements in the first section of this Section 4(ii) is the “Conversion Date.” As soon as practical after the applicable Conversion Date, the Company shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the applicable Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Series B Preferred Stock or for dividends on any Common Stock issued upon such conversion. The holder of record of a share of Series B Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Series B Preferred Stock will be entitled to receive such dividends with respect to such share of Series B Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date. No payment or adjustment will be made upon conversion of shares of Series B Preferred Stock for dividends with respect to the Common Stock issued upon such conversion. If a holder of Series B Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total conversion value of all shares of Series B Preferred Stock converted. If the last day on which Series B Preferred Stock may be converted is not a Business Day, Series B Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

(iii) The Company shall not be required to issue any fractional shares of Common Stock upon conversion of Series B Preferred Stock, but in lieu thereof may elect to pay a cash adjustment based upon the closing price of the Common Stock on the Business Day prior to the Conversion Date.

(iv) If a holder converts shares of Series B Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder’s name.

(v) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Series B Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Series B Preferred Stock shall be fully paid and nonassessable.

(vi) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, other than any regularly scheduled dividend on any other preferred stock which does not trigger any anti-dilution provisions in any other security, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for determination of the holders entitled to such dividends and distributions. For the purposes of this Section 4(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(vii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (other than pursuant to the Rights Offering) entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in Section 4(xi) hereof) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall be made upon the issuance of such security. For the purposes of this Section 4(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(ix) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (a) evidences of its indebtedness or (b) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in Section 4(vii) hereof, (y) any dividends or distributions referred to in Sections 4(vi) or 4(viii) hereof, and (z) cash dividends paid from the Company’s retained earnings), then, in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 4(xi) hereof) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes “ex-dividend” in respect of such distribution) less the then fair market value as determined by the Board (whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this Section 4) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date of determination of the holders entitled to such distribution.

(x) The reclassification or change of Common Stock into securities, including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 4(xviii) hereof shall apply) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of holders of Common

Stock entitled to receive such distribution” within the meaning of Section 4(ix) hereof), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of Section 4(viii) hereof).

(xi) For the purpose of any computation under Sections 4(vii) or 4(ix) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days ending the day before the day in question; provided, that, in the case of Section 4(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes “ex-dividend” in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

(xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be.

(xiii) For purposes of this Section 4, “Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 4(xviii) below, shares issuable on conversion of shares of Series B Preferred Stock shall include only shares of the class designated as Common Stock on the Issuance Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

(xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under Section 4(vi), 4(vii) and 4(ix) above if the Company issues or distributes to each holder of Series B Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those Sections which each holder would have been entitled to receive had Series B Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

(xv) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Series B Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the Transfer Agent a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4(xvi) hereof, the certificate shall be conclusive evidence that the adjustment is correct.

(xvi) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to holders of Series B Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 4(vi), 4(vii), 4(viii) and 4(ix) hereof.

(xvii) If:

(a) the Company takes any action which would require an adjustment in the Conversion Price pursuant to Sections 4(vi), 4(vii), 4(viii) or 4(ix) hereof;

(b) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another Person, and stockholders of the Company must approve the transaction; or

(c) there is a liquidation, winding-up or dissolution of the Company;

the Company shall mail to holders of the Series B Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4(xvii).

(xviii) In the case of any consolidation of the Company or the merger of the Company with or into any other Person or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, any share of Series B Preferred Stock then remaining outstanding shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Series B Preferred Stock. If this Section 4(xviii) applies, Sections 4(vi), 4(viii) and 4(x) hereof do not apply.

(xix) The initial Conversion Price shall be subject to a one-time adjustment to $1.75 effective immediately after the open of business on June 30, 2005 if and only if the Consolidated Cash Flow for its fiscal year ending December 31, 2004 is less than $50,000,000. If such one-time adjustment is required to be made, and any other adjustments to the Conversion Price have been made pursuant to this Section 4 prior to such one-time adjustment, in order to effectuate such one-time adjustment the Conversion Price in effect immediately prior to such one-time adjustment shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be 1.75 and the denominator of which shall be 2.00 effective immediately after the open of business on June 30, 2005 and no other adjustment shall be required pursuant to this Section 4(xix).

(xx) In any case in which this Section 4 shall require that an adjustment as a result of any event becomes effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided, that such rescission is permitted by and effective under applicable laws.

5. Mandatory Conversion.

(i) Each share of Series B Preferred Stock not previously converted will automatically convert into shares of Common Stock on [anniversary of Issuance Date], 2011 or, if a Conversion Date Deferral has occurred in accordance with Section 5(iv) hereof, the New Conversion Date (as defined in Section 5(iv) hereof) (either [anniversary of Issuance Date], 2011 or the New Conversion Date, as applicable, the “Mandatory Conversion Date”). For the purposes of such conversion, each share of Series B Preferred Stock shall be valued at an amount equal to its Liquidation Preference, which amount shall be divided by the Conversion Price in effect on the Mandatory Conversion Date to determine the number of shares of Common Stock issuable upon conversion of such share of Series B Preference Stock, provided, that the Company shall not be required to issue any fractional shares of Common Stock, but in lieu thereof may elect to pay a cash adjustment based upon the Closing Price of the Common Stock on the Business Day prior to the Mandatory Conversion Date. Immediately upon such automatic conversion, each share of Series B Preferred Stock so converted shall automatically become and be restored to the status of authorized but unissued Series B Preferred Stock, dividends on each share of Series B Preferred Stock not previously converted shall cease to accumulate, the rights of the holders of all Series B Preferred Stock shall cease and the persons entitled to receive Common Stock upon such automatic conversion of Series B Preferred Stock shall be treated for all purposes as being the owners of such Common Stock.

(ii) On the Mandatory Conversion Date, each holder of shares of Series B Preferred Stock shall be entitled to receive, in addition to the number of shares of Common Stock determined pursuant to Section 5(i) hereof, an amount equal to accrued and unpaid dividends, if any, on such holder’s shares of Series B Preferred Stock.

(iii) If the Company is prohibited on the Mandatory Conversion Date by the terms of its Financing Agreements from paying accrued and unpaid dividends pursuant to Section 5(ii) hereof in cash, the Company may pay such accrued and unpaid dividends with shares of Common Stock. The number of shares of Common Stock to be issued in payment for such accrued and unpaid dividends will be the number obtained by dividing (x) the total dollar amount of dividends being paid with Common Stock by (y) the Conversion Price in effect on the Mandatory Conversion Date.

(iv) If the Board determines that there are not assets legally available for the payment of dividends in either cash or Common Stock in respect of all accrued and unpaid dividends on the Series B Preferred Stock on [anniversary of Issuance Date], 2011, then the Mandatory Conversion Date shall not occur on such date but shall be deferred (a “Conversion Date Deferral”) and the Company shall provide prompt notice of such Conversion Date Deferral to each holder of shares of Series B Preferred Stock. Subsequent to any Conversion Date Deferral, promptly after any determination by the Board that there are assets legally available for the payment in either cash or Common Stock of all accrued and unpaid dividends, the Board shall declare a new conversion date (the “New Conversion Date”). Upon such declaration, the Company shall provide notice of the New Conversion Date to each holder of shares of Series B Preferred Stock at least 30 days but not more than 60 days before the New Conversion Date. The New Conversion Date shall be the first Dividend Payment Date that is at least 30 days after the delivery of such notice. Notwithstanding any

Conversion Date Deferral, dividends on the Series B Preferred Stock shall continue to accrue until the Mandatory Conversion Date.

(v) The Company shall make such arrangements as it deems appropriate for the issuance of certificates, if any, representing shares of Common Stock and for any payment of cash for accrued and unpaid dividends, if any, or cash in lieu of fractional shares of Common Stock, if any, in exchange for and contingent upon the surrender of certificates representing the shares of Series B Preferred Stock (if such shares are held in certificated form); provided, that the Company shall give the holders of Series B Preferred Stock such notice of any such actions as the Company deems appropriate and upon such surrender such holders of Series B Preferred Stock shall be entitled to receive certificates, if any, representing shares of Common Stock and any payment of cash for accrued and unpaid dividends, if any, or cash in lieu of fractional shares of Common Stock, if any. Amounts payable in cash in respect of the shares of Series B Preferred Stock shall not bear interest.

(vi) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the mandatory conversion. However, the holders shall pay any tax that is due because the shares are issued in a name other than the holder’s name.

6. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Series B Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Series B Preferred Stock held by such holder, plus an amount equal to accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any distribution is made on any Junior Securities. After payment in full of the Liquidation Preference and all accrued dividends, if any, to which holders of Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series B Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

7. Optional Redemption.

(i) Other than pursuant to Section 8 hereof, the Series B Preferred Stock may not be redeemed at the option of the Company before [anniversary of Issuance Date], 2008. During any period set forth in the table below, a number of shares of Series B Preferred Stock equal to the Applicable Redemption Amount (as defined in Section 7(ii) hereof) for such period may be redeemed for cash at the option of the Company at the redemption price per share for such period set forth in the table below, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption (the “Applicable Redemption Price”), upon not less than 30 nor more than 60 days’ prior written notice.

Period	Redemption Price

[anniversary of Issuance Date], 2008 through [day before anniversary of Issuance Date], 2009	$224.00
[anniversary of Issuance Date], 2009 through [day before anniversary of Issuance Date], 2010	$220.00
[anniversary of Issuance Date], 2010 and thereafter	$216.00

To the extent that the right of the Company to redeem Series B Preferred Stock is not exercised with respect to any number of shares during any of the periods set forth in the table above, such right shall not carry over into subsequent periods.

(ii) “Applicable Redemption Amount” means with respect to any period set forth in the table set forth in Section 7(i) hereof, the number of shares equal to 25% of the total number of shares, rounded up to the nearest whole number, of Series B Preferred Stock outstanding at the beginning of such period less the number of shares of Series B Preferred Stock converted pursuant to Section 4 hereof during the portion of such period elapsing prior to the then Applicable Redemption Record Date (as defined in Section 7(iv) hereof) during such period.

(iii) The shares to be redeemed shall be selected pro rata.

(iv) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the “Applicable Redemption Date”) by public announcement and first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock on the date 60 days prior to the Applicable Redemption Date (the “Applicable Redemption Record Date”) at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (a) that such redemption is being made pursuant to the optional redemption provisions hereof; (b) the Applicable Redemption Date; (c) the Applicable Redemption Price; (d) the number of shares of Series B Preferred Stock to be redeemed and the number of shares held by such holder to be redeemed; (e) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (f) that dividends on the shares to be redeemed will cease to accumulate on the Applicable Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(v) If notice has been mailed in accordance with Section 7(iv) hereof and provided that on or before the Applicable Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Applicable Redemption Date, unless the Company defaults in the payment of the Applicable Redemption Price, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(vi) Any deposit of funds in trust with a bank or trust company for the purpose of redeeming Series B Preferred Stock pursuant to this Section 7 shall be irrevocable except that:

(a) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(b) any balance of monies so deposited by the Company and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

(vii) No Series B Preferred Stock may be redeemed except with funds legally available for such purpose.

8. Rights Offering Call Provision.

(i) Up to 150,000 shares of the Series B Preferred Stock may be redeemed for cash, with the proceeds of the Rights Offering, at the option of the Company, on or before the date that is 270 days after the Issuance Date, at a redemption price of $210.00 per share, together with an amount equal to accumulated and unpaid dividends, if any, to the date of redemption (the “Rights Offering Call Price”) upon not less than 5 nor more than 30 days’ prior written notice.

(ii) The shares to be redeemed shall be selected pro rata.

(iii) Notice of any redemption shall be sent by or on behalf of the Company not less than 5 nor more than 30 days prior to the date specified for redemption in such notice (the “Rights Offering Call Date”), by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (a) that such redemption is being made pursuant to the optional redemption provisions hereof; (b) the Rights Offering Call Date; (c) the Rights Offering Call Price; (d) the number of shares of Series B Preferred Stock to be redeemed and the number of shares held by such holder to be redeemed; (e) the place or places where certificates for such shares are to be surrendered for payment of the Rights Offering Call Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (f) that dividends on the shares to be redeemed will cease to accumulate on the Rights Offering Call Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(iv) If notice has been mailed in accordance with Section 8(iii) hereof and provided that on or before the Rights Offering Call Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Rights Offering Call Date, unless the Company defaults in the payment of the Rights Offering Call Price, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Rights Offering Call Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Rights Offering Call Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(v) Any deposit of funds in trust with a bank or trust company for the purpose of redeeming Series B Preferred Stock pursuant to this Section 8 shall be irrevocable except that:

(a) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(b) any balance of monies so deposited by the Company and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of three months from the Rights Offering Call Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

(vi) No Series B Preferred Stock may be redeemed except with funds legally available for such purpose.

9. Special Redemption Rights Upon a Change of Control.

(i) Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock shall have the option, during the period commencing on the date the applicable Change of Control Notice (as defined below) is mailed to holders of the Series B Preferred Stock and ending at the close of business on the 45th day thereafter (the “Special Redemption Date”), to require the Company to redeem all, or any portion, of such holder’s shares of Series B Preferred Stock at the redemption price per share for the period set forth in the table below during which such Special

Redemption Date occurs, together with an amount equal to accumulated and unpaid dividends, if any, to the Special Redemption Date (the “Special Redemption Price”):

Period	Special Redemption Price

[Issuance Date], 2004 through [day before anniversary of Issuance Date], 2005	$240.00
[anniversary of Issuance Date], 2005 through [day before anniversary of Issuance Date], 2006	$236.00
[anniversary of Issuance Date], 2006 through [day before anniversary of Issuance Date], 2007	$232.00
[anniversary of Issuance Date], 2007 through [day before anniversary of Issuance Date], 2008	$228.00
[anniversary of Issuance Date], 2008 through [day before anniversary of Issuance Date], 2009	$224.00
[anniversary of Issuance Date], 2009 through [day before anniversary of Issuance Date], 2010	$220.00
[anniversary of Issuance Date], 2010 and thereafter	$216.00

(ii) Within 30 days following a Change of Control, the Company shall mail to each holder of shares of the Series B Preferred Stock a notice (the “Change of Control Notice”) setting forth the details of the Change of Control and the special redemption rights occasioned thereby. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Special Redemption Date; (b) the Special Redemption Price; (c) the place or places where certificates for shares may be surrendered for payment of the Special Redemption Price, including any procedures applicable to redemption to be accomplished through book-entry transfers; (d) the procedures that the holder of Series B Preferred Stock must follow to exercise such holder’s rights under this Section 9; and (e) that dividends on the shares tendered for redemption will cease to accumulate on the Special Redemption Date.

(iii) To exercise such holder’s special redemption right under this Section 9, a holder must (a) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be redeemed, duly endorsed in a form satisfactory to the Company, at the office of the Company or the Transfer Agent and (b) notify the Company at such office that such holder elects to exercise such holder’s special redemption rights and the number of shares such holder wishes to have redeemed. In the event that a holder fails to notify the Company of the number of shares of Series B Preferred Stock which such holder wishes to have redeemed, such holder shall be deemed to have elected to have redeemed all shares represented by the certificate or certificates surrendered for conversion.

(iv) Exercise by a holder of such holder’s special redemption right following a Change of Control is irrevocable, except that a holder may withdraw its election to exercise such holder’s special redemption right at any time on or before the Special Redemption Date by delivering a written or facsimile transmission notice to the Transfer Agent at the address or facsimile number specified in the Change of Control Notice. Such notice, to be effective, must be received by the Transfer Agent prior to the close of business on the Special Redemption Date. All shares of Series B Preferred Stock tendered for redemption pursuant to the holders’ special redemption rights as described herein and not withdrawn shall be redeemed at the close of business on the Special Redemption Date. From and after the Special Redemption Date, unless the Company defaults in payment of the Special Redemption Price, dividends on the shares of Series B Preferred Stock tendered for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of holders thereof as stockholders of the Company (except the right to receive from the Company the Special Redemption Price) shall cease. As soon as practical after the Special Redemption Date, the Company shall deliver a new certificate representing the unredeemed portion, if any, of the shares of Series B Preferred Stock represented by the certificate or certificates surrendered for redemption.

(v) No Series B Preferred Stock may be redeemed except with funds legally available for such purpose. The Company shall take all action required or permitted under the General Corporation Law of the State of Delaware to permit any such redemption.

10. Voting Rights.

(i) Except as otherwise required by law or by the Certificate of Incorporation or expressly provided herein, the holders of record of shares of the Series B Preferred Stock shall have full voting rights and powers, and shall be entitled to vote on all matters put to a vote or consent of stockholders of the Company, voting together with the holders of the Common Stock and the Existing Preferred Stock as a single class, with each holder of shares of Series B Preferred Stock having the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted in accordance with Section 4 hereof as of the record date for the vote or consent which is being taken.

(ii) Notwithstanding any other provision of this Section 10, in the event that the voting provisions set forth in this Section 10 violate or conflict with the rules or regulations of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed or traded, then the manner of voting and/or number of votes to which each share of Series B Preferred Stock is entitled shall be modified and/or reduced to the extent required to comply with such rule.

(iii) The holders of record of shares of the Series B Preferred Stock shall have the right, voting separately as a class, to elect a number of directors to the Board in proportion to the percentage of fully diluted Common Stock represented by their outstanding Series B Preferred Stock (on an as-converted basis), rounded up to the nearest whole number (such directors, the “Series B Directors”); provided, however, that the number of Series B Directors shall at no time exceed a number equal to two-thirds of the total number of directors on the entire Board, less one. Subject to the provisions of applicable law, the rules or regulations of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed or traded and the fiduciary duties of the members of the Board, at least one Series B Director shall serve on each of the committees of the Board. All Series B Directors shall meet the requirements of the definition of “independent” under the rules of the New York Stock Exchange. In addition, no Series B Director shall be entitled to vote in any vote by the Board in any action by the Board with respect to an exercise of the Company’s option to redeem shares of the Series B Preferred Stock pursuant to Sections 7 or 8 hereof. The Series B Directors shall be elected at meetings called for the purpose of electing directors as described in Section 10(v) hereof. For purposes of this Section 10(iii) and Sections 10(iv), 10(v) and 10(vi), (a) any director selected by the holders of Series A Notes (and/or any Common Stock into which such Series A Notes have been converted) to be appointed or elected to the Board pursuant to the Note Purchase Agreement shall be deemed to be a Series B Director elected by the holders of Series B Preferred Stock pursuant to the terms hereof and shall reduce the aggregate number of directors that otherwise may be elected to the Board by holders of shares of the Series B Preferred Stock pursuant to the first sentence of this Section 10(iii) and

(b) notwithstanding anything to the contrary herein, one officer or employee of each Initial Investor, if elected as a Series B Director, shall not be subject to the requirement that all Series B Directors shall meet the definition of “independent” under the rules of the New York Stock Exchange.

(iv) If an event of default exists with respect to the Company’s then outstanding Indebtedness constituting a failure to pay in excess of $2,000,000 in principal when due or resulting in the acceleration of the due date for a principal amount in excess of $2,000,000, and such event of default is not cured or waived within 45 days (a “Voting Rights Triggering Event”), then the holders of the outstanding shares of Series B Preferred Stock, voting separately as a class, shall, if they are not otherwise electing a majority of the Board pursuant to Section 10(iii) hereof, be entitled to elect that number of additional directors which, together with any Series B Directors then on the Board, will constitute a majority of the Board. Any additional Series B Directors shall be elected at meetings called for the purpose of electing directors as described in Section 10(v) hereof.

(v) At each meeting called for the purpose of electing directors, the holders of Series B Preferred Stock, subject to the next sentence hereof, shall have the right, voting separately as a class, to elect the number of directors then up for election, if any, which, together with any Series B Directors then on the Board and not up for election at such meeting, will constitute the number of directors the holders of the Series B Preferred Stock are entitled to elect pursuant to Sections 10(iii) and 10(iv) hereof; provided, that if the number of directors which the holders of Series B Preferred Stock are so entitled to elect is greater than the number of directors up for election at such meeting, the holders of Series B Preferred Stock, subject to the next sentence hereof, shall have the right, voting separately as a class, to elect all the directors up for election at such meeting. Notwithstanding any other provision in this Section 10, the holders of Series B Preferred Stock shall not have the right to elect any directors which the holders of the Existing Preferred Stock, voting separately as a class, have a right to elect pursuant to Section A(VI) of Article FOURTH of the Certificate of Incorporation.

(vi) If any director so elected by the holders of Series B Preferred Stock shall cease to serve as a director before his or her term shall expire, the resulting vacancy shall be filled for the unexpired term in the manner provided in the by-laws of the Company.

(vii) The Company shall not, without either (A) the affirmative vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates (other than the Initial Investors) not being considered to be outstanding for this purpose) voting separately as one class or (B) the written consent of the holders of all shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its affiliates (other than the Initial Investors) not being considered to be outstanding for this purpose):

(a) authorize or create (by way of reclassification or otherwise) any Parity Securities or Senior Securities;

(b) amend, waive or otherwise alter any provision of this Certificate of Designation (including the provisions of Section 10 hereof) in a manner materially adverse to the interests of the holders of Series B Preferred Stock; or

(c) amend or otherwise alter the bylaws of the Company or the Certificate or Incorporation in a manner materially adverse to the interests of the holders of the Series B Preferred Stock;

(viii) The Company shall not, without either (A) the affirmative vote of holders of at least a majority of the shares of Series B Preferred Stock held by holders of Series B Preferred Stock who own at least 50,000 shares of Series B Preferred Stock and who vote on the matter or (B) the written consent of holders of all of the shares of Series B Preferred Stock held by holders of Series B Preferred Stock who own at least 50,000 shares of Series B Preferred Stock:

(a) issue any Equity Interests, except (1) Common Stock issued upon conversion of Series B Preferred Stock, (2) Common Stock issued pursuant to the Rights Offering, (3) Common Stock issued pursuant to the Patel Agreement and (4) any Equity Interests issued pursuant to a Restricted Payment permitted by Section 10(viii)(b) hereof;

(b) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (1) Restricted Payments in respect of the Series B Preferred Stock, (2) the redemption of all, or any portion, of the Existing Preferred Stock, (3) the issuance of the Contingent Warrants and any Common Stock issued upon the exercise thereof, (4) the declaration and payment of dividends on Junior Securities payable solely in additional shares of Junior Securities, (5) the declaration and payment of dividends on the Existing Preferred Stock, (6) Restricted Payments pursuant to and in accordance with employee stock incentive programs or other employee benefit arrangements or director compensation commitments of the Company and its subsidiaries, (7) Restricted Payments in connection with the Rights Offering, (8) the declaration and payment of dividends on Junior Securities in an amount not to exceed $5,000,000 in any fiscal year, (9) the purchase of fractional shares arising out of stock dividends, splits, combinations or business combinations and (10) other Restricted Payments not to exceed $25,000,000 in the aggregate or $10,000,000 in any fiscal year under this clause (b)(10);

(c) create, incur or assume any Indebtedness, other than (1) Indebtedness existing or committed to on the Issuance Date and extensions, renewals, refinancings and replacements of any such Indebtedness or commitment (whether by the same or any other lender or groups of lenders) that do not increase the outstanding or committed principal amount thereof, (2) Indebtedness of the Company to any subsidiary of the Company, (3) Guarantees by the Company of Indebtedness of any subsidiary of the Company, (4) Indebtedness of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including capital lease obligations, mortgage financings, purchase money obligations and any Indebtedness assumed in connection with the acquisition of such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness, (5) Indebtedness of, or Guarantees of Indebtedness of, any other person existing at the time such other person is merged with or into the Company or any subsidiary of the Company, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into the Company, or becoming a subsidiary of the Company, (6) Indebtedness of the Company as an account party in respect of trade letters of credit, (7) Hedging Obligations, (8) obligations in respect of performance bid and surety bonds and completion guarantees provided in the ordinary course of business, (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (10) other Indebtedness created, incurred or assumed pursuant to this clause (c)(10) in an aggregate principal amount not to exceed $50,000,000 (the categories of Indebtedness described in the foregoing clauses (c)(1) through (c)(10) are referred to collectively as “Permitted Debt”);

(d) change the size of the Board, other than changes resulting from the appointment or election of Board members by holders of the Series B Preferred Stock or the Existing Preferred Stock;

(e) acquire, through acquisition of capital stock or assets, any Person or line of business or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets, other than any transaction involving $50,000,000 or less in value.

For purposes of determining whether any approval of the holders of Series B Preferred Stock is required in connection with the Company’s creation, incurrence or assumption of any Indebtedness, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 10(viii)(c) hereof, the Company shall be entitled to divide and classify such item of Indebtedness on the date of its creation, incurrence or assumption, or later reclassify all or a portion of such item of Indebtedness, in any manner among the categories of Permitted Debt.

11. Reports and Information Rights. The Company shall afford the Initial Investors reasonable access to its books, records, personnel and representatives, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company’s business. Subject to compliance with customary confidentiality obligations and applicable law, the Initial Investors shall also be entitled to receive copies of all confidential financial information and reports prepared for the Company’s lenders promptly upon furnishing such information to such lenders. The information rights of each Initial Investor pursuant to this Section 11 shall terminate on the first date on which such Initial Investor’s aggregate holdings of shares of Series B Preferred Stock is convertible into less than 15% of the total number of shares of Common Stock which would be outstanding on such date assuming the exercise of all outstanding options and warrants (other than those issued under the Company’s stock incentive program) and the conversion of all convertible securities. The information rights of each Initial Investor under this Section 11 are personal to such Initial Investor and shall not be transferable to any other Person and any attempted transfer shall be invalid.

12. Transferability. The transfer of the Series B Preferred Stock by the holders thereof shall not be restricted other than pursuant to the requirements of applicable law; provided, that each Initial Investor shall provide written notice to the Company within three days of any transfer of Series B Preferred Stock by such Initial Investor.

13. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

14. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

15. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no voting powers, preferences or relative, participating, optional or other special rights of Series B Preferred Stock or qualifications, limitations or restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

16. Re-issuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired by the Company by purchase, redemption or exchange shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Series B Preferred Stock, provided, that any issuance of such shares must be in compliance with the terms hereof.

17. Mutilated or Missing Series B Preferred Stock Certificates. If any of the Series B Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series B Preferred Stock certificate, or in lieu of and substitution for the Series B Preferred Stock certificate lost, stolen or destroyed, a new Series B Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series B Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent (if other than the Company).

18. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Applicable Redemption Amount” has the meaning given thereto in Section 7(ii) hereof.

“Applicable Redemption Date” has the meaning given thereto in Section 7(iv) hereof.

“Applicable Redemption Price” has the meaning given thereto in Section 7(i) hereof.

“Applicable Redemption Record Date” has the meaning given thereto in Section 7(iv) hereof.

“Board” has the meaning given thereto in the first paragraph hereof.

“Business Day” means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

“Certificate of Incorporation” has the meaning given thereto in the first paragraph hereof.

“Change of Control” means the occurrence of either of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or both Initial Investors, is or becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of the Company; or

(ii) the merger or consolidation of the Company with or into another Person, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than (a) a transaction in which the surviving Person or transferee is a Person that is controlled by the Company or (b) in the case of a merger or consolidation transaction, a transaction following which holders of the outstanding voting stock of the Company immediately prior to such transaction own directly or indirectly at least a majority of the total voting power of the surviving Person in such transaction and in substantially the same proportion as before the transaction.

“Change of Control Notice” has the meaning given thereto in Section 9(ii) hereof.

“Closing Price” means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Stock on the New York Stock Exchange on that date. If the Common Stock is not then traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for the Common Stock is so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Common Stock” means the Common Stock, par value $[ ] per share, of the Company.

“Company” has the meaning given thereto in the first paragraph hereof.

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Expense; plus

(ii) all income tax expense of the Company and its Consolidated Subsidiaries; plus

(iii) depreciation and amortization expense of the Company and its Consolidated Subsidiaries; plus

(iv) all losses attributable to grinding wheels operations; plus

(v) restructuring charges and related severance and other expenses in an aggregate amount not to exceed $1.5 million; plus

(vi) all other non-cash charges of the Company and its Consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus

(vii) expenses related to debt refinancing; plus

(viii) any payment of fees and expenses under any Receivables Liquidity Facility; plus

(ix) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; minus

(x) all gains attributable to grinding wheel operations;

in each case determined on a consolidated basis for such period in conformity with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Subsidiaries, whether paid in cash or accrued as a liability,

plus, to the extent not included in such total interest expense, and to the extent deducted in determining Consolidated Net Income, without duplication:

(i) the interest component of all payments associated with capital lease obligations; plus

(ii) amortization of debt discount and debt issuance cost; plus

(iii) capitalized interest; plus

(iv) losses and upfront costs on Hedging Obligations; plus

(v) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Consolidated Subsidiary; minus

(vi) interest income for such period;

in each case determined on a consolidated basis for such period in conformity with GAAP.

“Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries, excluding the cumulative effect of a change in accounting principles.

“Consolidated Subsidiaries” means, with respect to the Company, each subsidiary consolidated with the Company in its financial statement prepared in accordance with GAAP.

“Contingent Warrants” means the contingent warrants issued by the Company to the Initial Investors pursuant to the Contingent Warrant Agreement dated as of March 12, 2004 by and among Milacron Inc., Glencore Finance AG and Mizuho International plc, as it may be amended, supplemented or otherwise modified from time to time.

“Conversion Date” has the meaning given thereto in Section 4(ii) hereof.

“Conversion Date Deferral” has the meaning given thereto in Section 5(iv) hereof.

“Conversion Price” shall initially mean $2.00 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4 hereof.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Dividend Payment Date” has the meaning given thereto in Section 3(i) hereof.

“Dividend Period” has the meaning given thereto in Section 3(i) hereof.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Preferred Stock” means the existing 4% Cumulative Preferred Stock, par value $100.00 per share, of the Company.

“Financing Agreements” means any credit agreements, notes, debentures, bonds, guarantees, indentures or other documents or instruments governing Indebtedness of the Company.

“GAAP” means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing the Indebtedness of any Person and any obligations, direct or indirect, contingent or otherwise, of such Person:

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Indebtedness” means, with respect to any Person, indebtedness of such Person (i) for money borrowed or (ii) evidenced by notes, debentures, bonds or other similar instruments.

“Initial Investors” means Glencore Finance AG and Mizuho International plc.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Issuance Date” means the date on which the Series B Preferred Stock is originally issued by the Company.

“Junior Securities” has the meaning given thereto in Section 2 hereof.

“Liquidation Preference” means $200.00 per share.

“Mandatory Conversion Date” has the meaning given thereto in Section 5(i) hereof.

“New Conversion Date” has the meaning given thereto in Section 5(iv) hereof.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of March 12, 2004, by and among the Company and the Initial Investors, as may be amended.

“Parity Securities” has the meaning given thereto in Section 2 hereof.

“Patel Agreement” means the Exchange Agreement dated as of November 27, 2001 among Milacron Inc., Mahendra N. Patel, Nayana M. Patel and Manata Machinery Pvt. Ltd., as supplemented by the Supplementary Agreement thereto dated October 10, 2002 and as may be further amended or supplemented from time to time.

“Permitted Debt” has the meaning given thereto in Section 10(viii)(c) hereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Receivables Liquidity Facility” means the Amended and Restated Receivables Purchase Agreement dated as of January 26, 1996, as amended, among the Company, Cincinnati Milacron Marketing Company, Cincinnati Milacron Commercial Corp., Valenite Inc., DME Company, Market Street Funding Corporation and PNC Bank, National Association, as the same may be amended, extended, renewed, refinanced, replaced, supplemented or modified from time to time or any replacement receivables liquidity facility.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property), with respect to any Equity Interests in the Company, or any payment whether in cash, securities or other property, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Rights Offering” means a rights offering conducted by the Company with respect to Common Stock no later than 270 days following the first issuance of shares of Series B Preferred Stock, pursuant to which each holder of Common Stock (other than any Common Stock received upon conversion of Series B Preferred Stock) shall be entitled to purchase 0.452 newly issued shares of Common Stock per share of Common Stock held by such holder at a purchase price of $2.00 per share.

“Rights Offering Call Date” has the meaning given thereto in Section 8(iii) hereof.

“Rights Offering Call Price” has the meaning given thereto in Section 8(i) hereof.

“Senior Securities” has the meaning given thereto in Section 2 hereof.

“Serial Preference Stock” has the meaning given thereto in the Certificate of Incorporation.

“Series A Notes” means the Company’s 20% Secured Step-Up Series A Notes due 2007 issued pursuant to the Note Purchase Agreement.

“Series B Directors” has the meaning given thereto in Section 10(iii) hereof.

“Series B Preferred Stock” has the meaning given thereto in Section 1 hereof.

“Special Redemption Date” has the meaning given thereto in Section 9(i) hereof.

“Special Redemption Price” has the meaning given thereto in Section 9(i) hereof.

“Trading Day” means any day on which the New York Stock Exchange or other applicable stock exchange or market is open for business.

“Transfer Agent” means Mellon Investor Services LLC unless and until a successor is selected by the Company.

“Voting Rights Triggering Event” has the meaning given thereto in Section 10(iv) hereof.

      IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this [          ] day of [          ] 2004.

MILACRON INC.

By

Name
Title:

ATTEST:

By:

Name:
Title:

EXHIBIT D

MILACRON INC.

Audit Committee Charter

PURPOSE

      The Audit Committee is to serve as a focal point for communication between the Board of Directors, the Director of Internal Audit, the independent auditors, and the Company’s management as their duties relate to financial accounting, reporting, organizational governance, and controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and the sufficiency of auditing relative thereto. It is to be the Board’s principal agent for evaluating the quality of Internal Audit, the independence and qualifications of the Company’s independent auditors, the integrity of management, the Company’s compliance with legal and regulatory requirements, and the adequacy of disclosures to shareholders. The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors.

COMPOSITION

      The Audit Committee shall be comprised of three or more Directors who are appointed annually by the Board and are independent as defined under the applicable regulatory requirements of the Securities and Exchange Commission and the New York Stock Exchange. Director’s fees are the only compensation an Audit Committee member may receive from the company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualifications in conformance with the applicable regulatory requirements of the Securities and Exchange Commission and the New York Stock Exchange. One of the members shall be appointed Committee Chairperson by the Board of Directors. A quorum of the Committee shall consist of at least fifty percent of the members.

AUTHORITY

      The Audit Committee is granted the authority to investigate any activity of the Company, and all employees and Directors are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain outside counsel or persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

MEETINGS

      The Audit Committee is to meet at least four times each year. As necessary or desirable, the Chairperson may request that members of management, the Director of Internal Audit, and representatives of the independent auditors be present at meetings of the Committee.

MINUTES

      The minutes of each meeting are to be prepared and sent to Committee members for approval.

RESPONSIBILITIES AND DUTIES

Independent Auditor

      1. Retain and terminate the company’s independent auditors (subject to shareholder ratification) for the ensuing year.

      2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company. The Committee shall also actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and shall recommend that the Board of Directors take appropriate action to ensure the independence of the auditors.

      3. Set clear hiring policies for employees or former employees of the independent auditors.

      4. At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

      5. Review and approve, prior to the annual audit, the scope, general extent, and fees related to the independent auditors’ audit examination. Review the extent of non-audit services provided by the independent auditors in relation to the objectivity and independence needed in the audit. Pre-approve all non-audit services performed by the independent auditor (this responsibility may be delegated to the Chairperson when appropriate). Review the degree of coordination with Internal Audit coverage and assess overall audit coverage.

      6. Discuss with the independent auditors, the results of their review of the quarterly financial results and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards prior to the filing of the Company’s Quarterly Report on Form 10-Q.

      7. Review with the independent auditors any audit problems or difficulties and management’s response.

Internal Auditor

      8. Review with the Director of Internal Audit the scope, staffing, independence, and audit schedule. The Committee shall review and approve any significant subsequent changes in the audit plan. Review the significant findings, current status, and management’s corrective action as a result of internal audits.

Financial Reporting

      9. Review the Company’s annual financial statements with management and the independent auditors, and recommend to the Board that the statements be included in the Annual Report on Form 10-K. The review is to encompass:

•	The Company’s annual report to shareholders and Form 10-K, and certain other filings made with the Securities and Exchange Commission;

•	Significant transactions that are not a normal part of the Company’s operations;

•	The accounting and reporting policies and practices applied by the Company in preparing its annual and quarterly financial statements, along with the significant changes, if any, during the year. The Committee shall discuss with the independent auditor, the auditor’s judgments about the quality and acceptability of accounting principles applied in the Company’s financial reporting;

•	The process that management uses in formulating sensitive accounting estimates;

•	Any significant adjustments proposed by the independent auditors;

•	Any deficiencies noted by the independent auditors in the internal control structure; and

•	The Report of Independent Auditors.

      10. Report each year, in the Company’s proxy statement, the extent and results of the Audit Committee’s review of the annual financial statements.

      11. Discuss the quarterly financial statements with management and the independent auditor, including the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      12. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Internal Control

      13. Review with the Company’s management, the Director of Internal Audit, and the independent auditors, the Company’s general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls. Discuss policies with respect to risk assessment and risk management. Review any recommendations of Internal Audit and the independent auditors with respect to accounting policies, internal controls, or other matters.

      14. Require disclosure by the Company’s CEO and CFO of (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

      15. Confirm with the Company’s management, the Director of Internal Audit, and the independent auditors that tests of compliance with significant Company policies including the Company’s process of assessing the risk of fraudulent financial reporting and the program established to monitor compliance with conflict of interest and other Code of Conduct guidelines.

      16. Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing, as well as the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

      17. When warranted in the judgment of the Committee, initiate any special investigations of compliance with federal, state, and local laws and regulations.

Other

      18. Meet privately and separately with the Director of Internal Audit, with other company executives, and with the independent auditors at each regularly scheduled meeting. Committee members shall also hold executive sessions (Committee members only) at each regularly scheduled meeting.

      19. Conduct an annual performance evaluation of the Audit Committee.

      20. Review the Audit Committee Charter annually and request Board approval of proposed revisions to the Charter as needed. A copy of the Charter shall be included in the Company’s proxy statement at least once every three years.

      21. Determine that the Company has provided appropriate funding for the payment of compensation to any advisors employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      22. Report to the Board of Directors on the results of performing the foregoing duties and submit to the Board any recommendations the Audit Committee may have.

      23. Review any other relevant matters at the discretion of the Board of Directors or the Committee.

EXHIBIT E

MILACRON INC.

2004 LONG-TERM INCENTIVE PLAN

      1. Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers and other key employees of Milacron Inc. (the “Company”) and its Subsidiaries, to retain qualified individuals to serve as non-employee members of the Board, and to provide such persons with appropriate incentives and rewards for superior performance and contribution. The Plan is effective as of April 1, 2004 (the “Effective Date”), subject to the approval of the Company’s stockholders.

      2. Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

      “Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.

      “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

      “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

      “Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act.

      “Board” means the Board of Directors of the Company.

      “Change in Control” shall mean any of the following events:

(i) A Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the company or any of its Subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company’s then outstanding stock and securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clause (a) of section (iii) of this section;

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a Director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 60% of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board;

(iii) There is consummated a merger, consolidation or other corporate transaction, other than (a) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (b) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding stock and securities;

(iv) The sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66 2/3% of the combined voting power of the stock and securities of which is owned by Persons in substantially the same proportions as their ownership of the Company’s voting stock immediately prior to such sale; or

(v) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding any other provision of this Plan to the contrary, a “Change in Control” shall not occur solely as a result of any change in the combined voting power of the stock and securities of the Company as a result of any securities issued or issuable pursuant to the transactions contemplated by the Note Purchase Agreement, dated as of March 12, 2004, by and among Milacron Inc., Glencore Finance AG and Mizuho International plc, including any securities issued or issuable in exchange for, upon conversion or exercise of, or as a payment of dividends upon, such securities.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the Committee described in Section 16 of the Plan.

      “Common Stock” means the common stock of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

      “Company” has the meaning given such term in Section 1 of the Plan.

      “Covered Employee” means an Employee who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

      “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares or Deferred Shares or any awards granted under Section 10 shall become effective.

      “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

      “Deferred Shares” means an award made pursuant to Section 8 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

      “Director” means a member of the Board of Directors of the Company.

      “Effective Date” has the meaning given such term in Section 1 of the Plan.

      “Employee” means a salaried employee of the Company or any Subsidiary who has demonstrated significant management potential or who has contributed in a substantial measure to the successful performance of the Company, as determined by the Committee.

      “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares or Deferred

Shares or any awards granted under Section 10. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

      “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

      “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

      “Group” means any group as defined in Section 14(d)(2) of the Exchange Act.

      “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision. For purposes of clarity, Incentive Stock Options may only be granted to Employees.

      “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria: revenues; earnings from operations; earnings before or after interest and taxes; net income; cash flow; earnings per share; working capital; economic value added; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items; return on investment; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation or information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of the listed factors. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

      “Market Value per Share” means, as of any particular date, (i) the average of the high and low prices of Common Stock on the date on which it is to be valued hereunder as reported on the New York Stock Exchange, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Stock as determined by the Committee.

      “Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

      “Option Price” means the purchase price payable on exercise of an Option Right.

      “Option Right” means the right to purchase shares of Common Stock from the Company upon the exercise of an option granted pursuant to Section 4 of this Plan.

      “Participant” means an Employee or a Director who receives a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares or Deferred Shares or any awards under Section 10.

      “Performance Period” means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

      “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 6 of this Plan.

      “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

      “Person” means any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.

      “Plan” means this Milacron Inc. 2004 Long-Term Incentive Plan, as amended from time to time.

      “Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

      “Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised, over the per share Option Price or per share Base Price provided for in the related Option Right or Appreciation Right, respectively.

      “Subsidiary” means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law.

      “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

          3. Shares Available Under the Plan.

      a. Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares, (iii) as Deferred Shares, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) in payment of awards granted under Section 10 of the Plan or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 7,000,000 shares of Common Stock. Such shares may be shares of original issuance, treasury shares, shares purchased by the Company on the open market, or a combination of the foregoing.

      b. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of shares of Common Stock available in Section 3(a) above or otherwise specified in the Plan or in any award granted hereunder if the number of shares of Common Stock actually delivered differs from the number of shares of Common Stock previously counted in connection with an award. Shares of Common Stock subject to an award granted under the Plan that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for awards, and Common Stock withheld in payment of the exercise price or taxes relating to an award granted under the Plan and shares of Common Stock equal to the number surrendered in payment of any exercise price or taxes relating to an award under the Plan shall be deemed to constitute Common Stock not delivered to the Participant and shall be deemed to again be available for awards under the Plan. This Section 3(b) shall apply to the number of shares of Common Stock reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

      c. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 7,000,000 shares of Common Stock; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year; (iii) no Director who is not an Employee shall be granted Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares, in the aggregate, for more than 10,000 shares of Common Stock during any calendar year.

      d. Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive awards of (i) Performance Shares, Restricted Shares specifying Management Objectives or awards granted under Section 10 of the Plan specifying Management Objectives, which awards, in the aggregate, cover a maximum of more than 500,000 shares of Common Stock or (ii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

      4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Employees of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a. Each grant shall specify the number of shares of Common Stock to which it pertains, subject to adjustments as provided in Section 12 of this Plan.

b. Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

c. Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee not less than 6 months having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment. To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

d. Grants may be made to the same Employee whether or not any Option Rights previously granted to such Employee remain unexercised.

e. Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, retirement, death or disability of the Optionee or other similar transaction or event as approved by the Committee.

f. Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

g. Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

h. The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

i. No Option Right shall be exercisable more than 10 years from the Date of Grant.

j. Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          5. Appreciation Rights.

      a. The Committee may authorize the granting (i) to any Optionee who is also an Employee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Employee, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Employee to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

      b. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Employee or retain in the Committee the right to elect among those alternatives.

(ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii) Each grant shall specify the period or periods of continuous service by the Employee with the Company or any Subsidiary that is necessary before the Appreciation Right or installments thereof will become exercisable and may provide for the earlier exercise of such Appreciation Rights in the event of a Change in Control, retirement, death or disability of the Employee or other similar transaction or event as approved by the Committee.

(iv) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

(v) Any grant may provide for the payment to the Employee of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

      c. Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

      d. Regarding Free-Standing Appreciation Rights only:

(i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii) Grants may be made to the same Employee regardless of whether any Free-Standing Appreciation Rights previously granted to the Employee remain unexercised; and

(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

      e. Any grant of Appreciation rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

      6. Performance Units and Performance Shares. The Committee may also authorize the granting to Employees of Performance Units and Performance Shares that will become payable (or payable early) to an Employee upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a. Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

b. The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

c. Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

d. Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Employee in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Employee or retain in the Committee the right to elect among those alternatives.

e. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

f. Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

g. The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

      7. Restricted Shares. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a. Each such grant or sale shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

c. Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, retirement, or death or disability of the Employee or other similar transaction or event as approved by the Committee.

d. Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

e. Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

f. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

g. Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. The Restricted Shares may be certificated or uncertificated, as determined by the Committee. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

      8. Deferred Shares. The Committee may also authorize the grant or sale of Deferred Shares to Employees. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

a. Each such grant or sale shall constitute the agreement by the Company to deliver Common Stock to the Employee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Employee that is less than the Market Value per Share at the Date of Grant.

c. Each such grant or sale shall be subject to a Deferral Period as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control, retirement, or death or disability of the Employee or other similar transaction or event as approved by the Committee.

d. During the Deferral Period, the Employee shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

e. Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

      9. Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Directors who are not then Employees of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, or any combination of the foregoing. Each grant of Option Rights, Appreciation Rights, Restricted Shares and Deferred Shares shall be upon terms and conditions consistent with Sections 4, 5, 7 and 8 of this Plan.

      10. Other Awards.

      a. The Committee is authorized, subject to limitations under applicable law, to grant to any Employee such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other awards, notes or other property, as the Committee shall determine.

      b. Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of the Plan.

      c. The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

      11. Transferability.

      a. Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

      b. The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions on transfer.

      12. Adjustments. The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Deferred Shares and share-based awards described in Section 10 of the Plan granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (or no consideration) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

      13. Fractional Shares. The Company shall not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

      14. Withholding Taxes. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time.

      15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

      16. Administration of the Plan.

      a. This Plan shall be administered by the Company’s Personnel and Compensation Committee of the Board. Notwithstanding the foregoing, the Board may perform any function of the Committee hereunder, and the Board shall perform all functions of the Committee with respect to any award for a Director who is not then an Employee, in which case the term “Committee” shall refer to the Board.

      b. The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award, agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Units, Performance Shares or any awards granted under Section 10 of the Plan and any determination by the Committee pursuant to any provision of this Plan or of any such Evidence of Award, agreement, notification or document shall be final, binding and conclusive. No member of the Committee shall be liable for any such action or determination made not in bad faith.

      17. Amendments and Other Matters.

      a. The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board of Directors may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

      b. The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right or Appreciation Right shall be cancelled and replaced with awards having a lower Option Price or Base Price, respectively, without further approval of the stockholders of the Company. This Section 17(b) is intended solely to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

      c. The Committee also may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      d. The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

      e. In case of a Change in Control of the Company, or in the case of a termination of employment of a Participant by reason of death, disability or normal or early retirement, or in the case of hardship of a Participant or other special circumstances, the Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time when a Performance Unit or Performance Share shall be deemed to have been fully earned or the time when a substantial risk of forfeiture or prohibition on transfer of Restricted Shares shall lapse or the time when a Deferral Period shall end. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant’s employment to the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than ten years after the Date of Grant.

      f. This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment at any time.

      g. Subject to Section 19, this Plan shall continue in effect until the date on which all Common Stock available for issuance or transfer under this Plan has been issued or transferred and the Company has no further obligation hereunder.

      h. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

      i. This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

      j. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

      18. Applicable Laws. The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

      19. Termination. No grant shall be made under this Plan more than 10 years after the Effective Date, but all grants effective on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

MILACRON INC.

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                                  MILACRON INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 9, 2004

PROXY

Darryl F. Allen, James E. Perrella, and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held June 9, 2004, and any adjournment or postponement thereof, on all business that may properly come before the meeting. If the undersigned has a beneficial interest in shares held in a 401(k) or IRA plan sponsored by Milacron Inc., this proxy shall constitute a voting instruction form with respect to such plan shares. Voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on Sunday, June 6, 2004 in the manner described herein. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE REFINANCING
PROPOSALS (ITEMS 1(A), 1(B), 1(C) AND 2), "FOR" ALL THE NOMINEES FOR DIRECTOR
LISTED IN ITEM (3), "FOR" ITEM (4), "FOR" ITEM (5) AND "AGAINST" ITEM (6).

               (Continued and to be signed on the reverse side.)

                             YOUR VOTE IS IMPORTANT.

  Please take a moment now to submit a proxy for your shares of Milacron Inc.
         common stock for the upcoming Annual Meeting of Stockholders.

               YOU CAN SUBMIT A PROXY TODAY IN ONE OF THREE WAYS:

1.    BY TELEPHONE -- Please call toll-free at 1-866-235-8882 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your proxy will be confirmed and voted as you directed. (Telephone proxies are available for residents of the U.S. and
      Canada only.)

                                       OR

2.    BY INTERNET -- Please access https://www.proxyvotenow.com/mz, and follow the simple instructions on the screen. Please note you must type an "s"
      after http.

                   CONTROL NUMBER __________________________

  You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet proxy authorizes the named proxies in the same manner as if you had executed a proxy card.

                                       OR

3.    BY MAIL -- If you do not have access to a touch-tone telephone or to the
      Internet, please complete, sign, date and return the proxy card in the envelope provided or mail to: Milacron Inc., c/o Innisfree M&A
      Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

              - TO SUBMIT YOUR PROXY BY MAIL, PLEASE DETACH HERE -

--------------------------------------------------------------------------------

[X]   PLEASE MARK YOUR
      VOTE AS IN THIS
      EXAMPLE

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE REFINANCING PROPOSALS
             (ITEMS 1(A), 1(B), 1(C) AND 2) AND ITEMS 3, 4, AND 5.

REFINANCING PROPOSALS

1.  Amendment of the Restated                    FOR      AGAINST        ABSTAIN
    Certificate of Incorporation to:             [ ]         [ ]           [ ]

      (a)   increase the authorized common
            stock of the Company to
            165,000,000 shares, decrease the
            par value of the common stock
            and the serial preference stock
            to $.01 per share and delete the
            requirement that all shares of
            any series of serial preference
            stock be identical in all
            respects, as described in the
            proxy statement

      (b)   allow a new series of the            [ ]         [ ]           [ ]
            Company's serial preference
            stock (the "Series B Preferred
            Stock") to be senior to the
            Company's 4% Cumulative
            Preferred Stock in right of
            dividends and payment upon
            liquidation and exempt the
            Series B Preferred Stock
            from the Net Asset Test (as
            defined in the proxy
            statement), as described in
            the proxy statement

      (c)   exempt the new Series B              [ ]         [ ]           [ ]
            Preferred Stock from the Net
            Asset Test even if Proposal
            1(b) is not approved by the
            Company's shareholders

2.    Approve the issuance of the new Series     [ ]         [ ]           [ ]
      B Preferred Stock, the Contingent
      Warrants (as defined in the proxy
      statement) and common stock in
      conjunction with a Rights Offering (as
      defined in the proxy statement)

                                               FOR ALL              WITHHOLD
3.    Election of Directors                    nominees             AUTHORITY
                                              (except as             for all
                                               marked to             nominees
                                                  the
                                               contrary)

            Nominees for three year terms:

            01  David L. Burner,                  [ ]                 [ ]
            02  Joseph A. Steger,
            03  Steven N. Isaacs

            (To withhold authority to vote
            for any individual nominee,
            write that nominee's name in the
            space below)

            --------------------------------
                                                 FOR      AGAINST       ABSTAIN

4.    Approval of the 2004 Long-Term             [ ]         [ ]          [ ]
      Incentive Plan

5.    Ratification of Appointment of             [ ]         [ ]          [ ]
      Ernst & Young LLP as independent
      auditors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6

6.    Shareholder proposal on executive and      [ ]         [ ]          [ ]
      director compensation

DATE____________________________________________________ 2004

SIGNATURE____________________________________________________

SIGNATURE____________________________________________________

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy
Statement hereby acknowledged.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.
A proxy for shares held jointly by two or more persons should be signed by all.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FOR
ASSISTANCE IN SUBMITTING YOUR PROXY, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE
M&A INCORPORATED, TOLL-FREE AT 877-825-8631

                         PLEASE SUBMIT YOUR PROXY TODAY!

           SEE REVERSE SIDE FOR THREE EASY WAYS TO SUBMIT YOUR PROXY.

           ----------------------------------------------------------

                     ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year's annual report and proxy materials via the
Internet instead of receiving copies in the mail. To sign up for this optional service, visit https://www.proxyvotenow.com/mz. Please note you must type an "s"
after http.

              - TO SUBMIT YOUR PROXY BY MAIL, PLEASE DETACH HERE -

           ----------------------------------------------------------

                                  MILACRON INC.

                         PROXY FOR PREFERRED STOCK ONLY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 9, 2004

PROXY

Darryl F. Allen, James E. Perrella, and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held June 9, 2004, and any adjournment or postponement thereof, on all business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE REFINANCING
PROPOSALS (ITEMS 1(A), 1(B), 1(C) AND 2), "FOR" ALL THE NOMINEES FOR DIRECTOR
LISTED IN ITEM (3), "FOR" ITEM (4), "FOR" ITEM (5) AND "AGAINST" ITEM (6).

(Continued and to be signed on the reverse side.)

                             YOUR VOTE IS IMPORTANT.

Please take a moment now to submit a proxy for your shares of Milacron Inc.
preferred stock for the upcoming Annual Meeting of Stockholders.

               YOU CAN SUBMIT A PROXY TODAY IN ONE OF THREE WAYS:

1.    BY TELEPHONE -- Please call toll-free at 1-866-235-8882 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your proxy will be confirmed and voted as you directed. (Telephone proxies are available for residents of the U.S. and
      Canada only.)

                                       OR

2.    BY INTERNET -- Please access https://www.proxyvotenow.com/mz, and follow the simple instructions on the screen. Please note you must type an "s"
      after http.

                    CONTROL NUMBER __________________________

  You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet proxy authorizes the named proxies in the same manner as if you had executed a proxy card.

                                       OR

3.    BY MAIL -- If you do not have access to a touch-tone telephone or to the
      Internet, please complete, sign, date and return the proxy card in the envelope provided or mail to: Milacron Inc., c/o Innisfree M&A
      Incorporated, FDR Station, P.O. Box 5154, New York, NY 10150-5154.

              - TO SUBMIT YOUR PROXY BY MAIL, PLEASE DETACH HERE -

--------------------------------------------------------------------------------

[X]      PREFERRED
         PLEASE MARK YOUR
         VOTE AS IN THIS
         EXAMPLE

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE REFINANCING PROPOSALS
             (ITEMS 1(A), 1(B), 1(C) AND 2) AND ITEMS 3, 4, AND 5.

REFINANCING PROPOSALS

1.  Amendment of the Restated                    FOR      AGAINST        ABSTAIN

Certificate of Incorporation to:

      (a)   increase the authorized common       [ ]      [ ]            [ ]
            stock of the Company to
            165,000,000 shares, decrease the
            par value of the common stock
            and the serial preference stock
            to $.01 per share and delete the
            requirement that all shares of
            any series of serial preference
            stock be identical in all
            respects, as described in the
            proxy statement.

      (b)   allow a new series of the            [ ]      [ ]            [ ]
            Company's serial preference
            stock (the "Series B Preferred
            Stock") to be senior to the
            Company's 4% Cumulative
            Preferred Stock in right of
            dividends and payment upon
            liquidation and exempt the
            Series B Preferred Stock
            from the Net Asset Test (as
            defined in the proxy
            statement), as described in
            the proxy statement.

      (c)   exempt the new Series B              [ ]      [ ]            [ ]
            Preferred Stock from the Net
            Asset Test even if Proposal 1(b)
            is not approved by the Company's
            shareholders

2.    Approve the issuance of the new Series     [ ]      [ ]            [ ]
      B Preferred Stock, the Contingent
      Warrants (as defined in the proxy
      statement) and common stock in
      conjunction with a Rights Offering (as
      defined in the proxy statement)

                                                  FOR ALL            WITHHOLD
3.    Election of Directors                       nominees           AUTHORITY
                                                 (except as          for all
                                                  marked to          nominees
                                                   the
                                                 contrary)
      Nominees for three year terms:

      01 David L. Burner, 02 Joseph A.           [ ]                 [ ]
      Steger, 03 Steven N. Isaacs

      (To withhold authority to vote for any
      individual nominee, write that
      nominee's name in the space below)

      --------------------------------------

                                                 FOR      AGAINST        ABSTAIN

4.    Approval of the 2004 Long-Term             [ ]      [ ]            [ ]
      Incentive Plan

5.    Ratification of Appointment of Ernst &     [ ]      [ ]            [ ]
      Young LLP as independent auditors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6

6.    Shareholder proposal on executive and      [ ]      [ ]            [ ]
      director compensation

DATE____________________________________________________ 2004

SIGNATURE____________________________________________________

SIGNATURE____________________________________________________

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy
Statement hereby acknowledged.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.
A proxy for shares held jointly by two or more persons should be signed by all.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FOR
ASSISTANCE IN SUBMITTING YOUR PROXY, PLEASE CALL OUR PROXY SOLICITOR, INNISFREE
M&A INCORPORATED, TOLL-FREE AT 877-825-8631

Exhibit 99.1

March 30, 2004

Mr. Ronald D. Brown

Chairman, President and Chief Executive Officer
MILACRON INC.
2090 Florence Ave.
Cincinnati, OH 45206

Dear Mr. Brown:

      As an officer of Valuation Research Corporation (“Valuation Research”), I hereby give our consent to refer to Valuation Research, reproduce our written fairness opinion dated March 11, 2004 and the supplemental letter related to such opinion dated March 12, 2004 (together the “Fairness Opinion”), as well as the description of our involvement, the procedures we performed, the analysis we conducted and the conclusion we reached, in the Milacron, Inc. Proxy statement being filed with the Securities and Exchange Commission.

Sincerely,

Neil C. Kelly, CFA, ASA
Chairman of the Board